                                                                 Exhibit (17)(f)



                                  ARMADA FUNDS

                       STATEMENT OF ADDITIONAL INFORMATION

                                DECEMBER 10, 1999


                        ARMADA INTERNATIONAL EQUITY FUND
                           ARMADA SMALL CAP VALUE FUND
                          ARMADA SMALL CAP GROWTH FUND
                            ARMADA EQUITY GROWTH FUND
                         ARMADA TAX MANAGED EQUITY FUND
                             ARMADA CORE EQUITY FUND
                            ARMADA EQUITY INDEX FUND
                            ARMADA EQUITY INCOME FUND
                         ARMADA BALANCED ALLOCATION FUND
                       ARMADA TOTAL RETURN ADVANTAGE FUND
                                ARMADA BOND FUND
                          ARMADA INTERMEDIATE BOND FUND
                                ARMADA GNMA FUND
                           ARMADA ENHANCED INCOME FUND
                        ARMADA OHIO TAX EXEMPT BOND FUND
                     ARMADA PENNSYLVANIA MUNICIPAL BOND FUND
                      ARMADA NATIONAL TAX EXEMPT BOND FUND
                     ARMADA OHIO MUNICIPAL MONEY MARKET FUND
                ARMADA PENNSYLVANIA TAX EXEMPT MONEY MARKET FUND
                       ARMADA TAX EXEMPT MONEY MARKET FUND
                            ARMADA MONEY MARKET FUND
                       ARMADA GOVERNMENT MONEY MARKET FUND
                        ARMADA TREASURY MONEY MARKET FUND
                           ARMADA MID CAP GROWTH FUND
                           ARMADA LARGE CAP ULTRA FUND
                       ARMADA U.S. GOVERNMENT INCOME FUND
                       ARMADA MICHIGAN MUNICIPAL BOND FUND
                     ARMADA TREASURY PLUS MONEY MARKET FUND




This Statement of Additional Information is not a prospectus but should be read in conjunction with the current Prospectus for the above Funds of Armada Funds (the "Trust"), dated September 28, 1999 for Class I Shares of the Funds, and dated December 10, 1999 for Class A, Class B and Class C Shares of the Funds, as such Prospectuses may be amended or supplemented from time to time. A copy of the Prospectuses may be obtained by calling or writing the Trust at 1-800-622-FUND (3863), One Freedom Valley Drive, Oaks, Pennsylvania 19456.


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                                TABLE OF CONTENTS
                                                                     PAGE






STATEMENT OF ADDITIONAL INFORMATION....................................1
INVESTMENT OBJECTIVE AND POLICIES......................................2
INVESTMENT LIMITATIONS................................................66
NET ASSET VALUE.......................................................69
DIVIDENDS.............................................................70
ADDITIONAL PURCHASE AND REDEMPTION INFORMATION........................70
DESCRIPTION OF SHARES.................................................80
ADDITIONAL INFORMATION CONCERNING TAXES...............................84
TRUSTEES AND OFFICERS.................................................90
ADVISORY, ADMINISTRATION, DISTRIBUTION, CUSTODIAN SERVICES
         AND TRANSFER AGENCY AGREEMENTS...............................95
SHAREHOLDER SERVICES PLANS...........................................106
PORTFOLIO TRANSACTIONS...............................................107
AUDITORS.............................................................109
COUNSEL..............................................................110
YIELD AND PERFORMANCE INFORMATION....................................110
STANDARDIZED YIELD QUOTATIONS........................................119
MISCELLANEOUS........................................................124
FINANCIAL STATEMENTS.................................................155
APPENDIX A...........................................................A-1
APPENDIX B...........................................................B-1


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                       STATEMENT OF ADDITIONAL INFORMATION
                       -----------------------------------

                  This Statement of Additional Information should be read in conjunction with the Prospectuses of Armada Funds (the "Trust") that describes:
International Equity, Small Cap Value, Small Cap Growth, Equity Growth, Tax Managed Equity, Core Equity, Equity Income, Total Return Advantage, Mid Cap Growth, and Large Cap Ultra Funds (collectively, the "Equity Funds"); the Balanced Allocation Fund; the Bond (formerly, the Intermediate Government Fund), Intermediate Bond (formerly, the "Fixed Income Fund"), GNMA, Enhanced Income and Government Income Funds (collectively, the "Fixed Income Funds"); Ohio Municipal Money Market Fund, Pennsylvania Tax Exempt Money Market ("Pennsylvania Tax Exempt Fund"), Tax Exempt Money Market, Money Market, Government Money Market, and Treasury Money Market and Treasury Plus Money Market Funds (collectively, the "Money Market Funds"); Ohio Tax Exempt Bond, Pennsylvania Municipal Bond, Michigan Municipal Bond and National Tax Exempt Bond Funds (collectively "The Funds"). The information contained in this Statement of Additional Information expands upon matters discussed in the Prospectuses. No investment in shares of a Fund should be made without first reading the Prospectus for such Fund.

                  The Trust was organized as a Massachusetts business trust on January 28, 1986. The Trust is a series fund authorized to issue the separate classes or series of shares of beneficial interest.

                  The Pennsylvania Tax Exempt Fund commenced operations on August 8, 1994 as a separate investment portfolio (the "Predecessor Fund") of Inventor Funds, Inc., which was organized as a Maryland corporation. On September 9, 1996, the Predecessor Fund was reorganized as a new portfolio of the Trust. Prior to the reorganization, the Predecessor Fund offered and sold shares of stock that were similar to the Trust's A Shares of beneficial interest.

                  The Bond, GNMA and Pennsylvania Municipal Bond Funds commenced operations on August 10, 1994 as separate investment portfolios (the "Predecessor Intermediate Government Fund," "Predecessor GNMA Fund," and "Predecessor Pennsylvania Tax Exempt Bond Fund," collectively the "Predecessor Funds") of Inventor Funds, Inc. which was organized as a Maryland corporation. On September 9, 1996, the Predecessor Funds were reorganized as new portfolios of Armada. Prior to the reorganization, the Predecessor Funds offered and sold shares of stock that were similar to Armada's Class A Shares of beneficial interest.




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                        INVESTMENT OBJECTIVE AND POLICIES
                        ---------------------------------

ADDITIONAL INFORMATION ON FUND MANAGEMENT

                  Further information on National City Investment Management Company's ("IMC" or the "Adviser") management strategies, techniques, policies and related matters may be included from time to time in advertisements, sales literature, communications to shareholders and other materials. See also, "Yield and Performance Information" below.

                  Attached to this Statement of Additional Information is Appendix A which contains descriptions of the rating symbols used by Standard & Poor's Rating Group ("S&P"), Fitch IBCA, Inc. ("Fitch"), Duff & Phelps Credit Rating Co. ("Duff"), and Moody's Investors Service, Inc. ("Moody's") for securities which may be held by the Funds.

ADDITIONAL INFORMATION ABOUT THE FUNDS
--------------------------------------

                  The following information supplements and should be read in conjunction with the principal strategies and risk disclosure relating to the Funds in the Prospectuses.

ARMADA INTERNATIONAL EQUITY FUND

                  The Fund seeks to achieve its investment objective by investing, under normal market conditions, at least 80% of its total assets in equity securities of foreign issuers. The Fund's assets normally will be invested in the securities of issuers located in at least three foreign countries. Foreign investments may also include debt obligations issued or guaranteed by foreign governments or their agencies, authorities, instrumentalities or political subdivisions, including a foreign state, province or municipality. The Adviser does not presently intend to invest in common stock of domestic companies.

                  The Fund will invest primarily in equity securities, including common and preferred stocks, rights, warrants, securities convertible into common stocks and American Depository Receipts ("ADRs") of companies included in the Morgan Stanley Capital International Europe, Australia, Far East ("EAFE") Index, a broadly diversified international index consisting of more than 1,000 equity securities of companies located in Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, Malaysia, the Netherlands, New Zealand, Norway, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. The Fund, however, is not an "index" fund, and is neither sponsored by nor affiliated with Morgan Stanley Capital International. The Fund does not anticipate making investments in markets where, in the judgment of the Adviser, property rights are not defined and supported by adequate legal infrastructure.

                  More than 25% of the Fund's assets may be invested in the securities of issuers located in the same country. Investment in a particular country of 25% or more of the Fund's total assets will make the Fund's performance more dependent upon the political and economic circumstances of that country than a mutual fund more widely diversified among issuers in


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different countries. Criteria for determining the appropriate distribution of investments among countries may include relative valuation, growth prospects, and fiscal, monetary, and regulatory government policies. See "Additional Information about Portfolio Instruments - Foreign Securities and Currencies" below.

ARMADA SMALL CAP VALUE FUND

                  Under normal conditions, at least 80% of the value of the Fund's total assets will be invested in equity securities of companies with market capitalizations comparable to those of companies in the Russell 2000 Value Index. The Fund will be managed with a value approach, exhibiting aggregate valuation characteristics such as price/earnings, price/book, and price cash/flow ratios which are at a discount to the market averages. Additional factors such as private market value, balance sheet strength, and long term earnings potential are also considered in stock selection. See "Special Risk Factors -- Small Capitalization Stocks" below.

ARMADA SMALL CAP GROWTH FUND

                  The Fund will normally invest at least 80% of its total assets in equity securities of companies with stock market capitalizations comparable to that of companies in the Russell 2000 Growth Index. The Adviser will seek companies with above-average growth prospects. Factors considered in selecting such issuers include participation in a fast growing industry, a strategic niche position in a specialized market, and fundamental value. The Adviser will also consider the relationship between price and book value, and other factors such as trading volume and bid-ask spreads in an effort to allow the Fund to achieve diversification. See "Special Risk Factors -- Small Capitalization Stocks" below.

         Special Risk Factors for Small Capitalization Stocks

                  Securities held by the Small Cap Value and Small Cap Growth Funds generally will be issued by public companies with small capitalizations relative to those which predominate the major market indices, such as the S&P's 500 or the Dow Jones Industrial Average. Securities of these small companies may at times yield greater returns on investment than stocks of larger, more established companies as a result of inefficiencies in the marketplace. Small capitalization companies are generally not as well-known to investors and have less of an investor following than larger companies.

                  However, the positions of small capitalization companies in the market may be more tenuous because they typically are subject to a greater degree of change in earnings and business prospects than larger, more established companies. In addition, securities of small capitalization companies are traded in lower volume than those of larger companies and may be more volatile. As a result, the Funds may be subject to greater price volatility than a fund consisting of large capitalization stocks. By maintaining a broadly diversified portfolio, the sub-adviser will attempt to reduce this volatility.


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ARMADA EQUITY GROWTH FUND

                  Under normal conditions, at least 80% of the Fund's total assets will be invested in a diversified portfolio of common stocks and securities convertible into common stocks with large stock market capitalizations comparable to that of companies in the S&P 500. The Fund's Adviser selects common stocks based on a number of factors, including historical and projected earnings growth, earnings quality and liquidity, each in relation to the market price of the stock. Stocks purchased for the Fund generally will be listed on a national securities exchange or will be unlisted securities with an established over-the-counter market.

ARMADA TAX MANAGED EQUITY FUND

                  The Fund invests primarily in common stocks. The Fund will use several methods to reduce the impact of federal and state income taxes on investment income and realized capital gains distributed by the Fund.

                  The Fund will seek to distribute relatively low levels of taxable investment income by investing in stocks with low dividend yields.

                  The Fund will endeavor to hold taxes on realized capital gains to a minimum by investing primarily in the securities of companies with above average earnings predictability and stability which the Fund expects to hold for several years. The Fund will generally seek to avoid realizing short-term capital gains, and expects to have a relatively low overall portfolio turnover rate. When the Fund sells appreciated securities, it will attempt to select the share lots with the highest cost basis in order to hold realized capital gains to a minimum. The Fund may, when consistent with its overall investment approach, sell depreciated securities to offset realized capital gains.

                  Although the Fund expects to use some or all of the foregoing methods in seeking to reduce the impact of federal and state income taxes on the Fund's dividends and distributions, portfolio management decisions will also be based on non-tax considerations when appropriate. Certain equity and other securities held by the Fund will produce ordinary taxable income on a regular basis. The Fund may also sell a particular security, even though it may realize a short-term capital gain, if the value of that security is believed to have reached its peak or is expected to decline before the Fund would have held it for the long-term holding period. The Fund may also be required to sell securities in order to generate cash to pay expenses or satisfy shareholder redemptions.

                  Accordingly, while the Fund seeks to minimize the effect of taxes on its dividends and distributions, the Fund is not a tax-exempt fund, and may be expected to distribute taxable income and realize capital gains from time to time.

                  The Fund will normally invest at least 80% of its total assets in common stocks and other equity securities. The Fund's Adviser selects common stocks based on a number of factors, including historical and projected long-term earnings growth, earnings quality and


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

liquidity, each in relation to the market price of the stock. Stocks purchased for the Fund generally will be listed on a national securities exchange or will be unlisted securities with an established over-the-counter market. The Fund may invest up to 5% of its net assets in each of the following types of equity securities: preferred stocks; securities convertible into common stocks; rights; and warrants.

                  The Fund's long-term investment horizon is reflected in its low portfolio turnover investment approach. The portfolio turnover rate reflects the frequency with which securities are purchased and sold within the Fund's portfolio. The Fund's annual portfolio turnover is not expected to exceed 25% under normal market conditions. (A rate of turnover of 100% could occur, for example, if all the securities held by the Fund are replaced within a period of one year.) When a Fund sells securities realizing gains, tax laws require that such gains be distributed to investors every year. As a result, such investors are taxed on their pro-rata shares of the gains. By attempting to minimize portfolio turnover, the Fund will generally have a low turnover rate. It is impossible to predict the impact of such a strategy on the realization of gains or losses for the Fund. For example, the Fund may forego the opportunity to realize gains or reduce losses as a result of this policy.

                  The Fund may be appropriate for investors who seek capital appreciation and whose tax status under federal and state regulations increase the importance of such strategies.

ARMADA CORE EQUITY FUND

                  The Fund seeks to achieve its objective by investing in a diversified portfolio of common stocks of issuers with large capitalizations comparable to that of companies in the S&P 500. The Fund normally invests in three types of equity securities: (i) growth securities, defined as common stocks having a five-year annual earnings-per-share growth rate of 10% or more, with no decline in the annual earnings-per-share rate during the last five years; (ii) securities with low price-to-earnings ratios (i.e., at least 20% below the average of the companies included in the S&P 500); and (iii) securities that pay high dividend yields (i.e., at least 20% above such average). The Fund will normally invest 20% to 50% of its total assets in each of these three types of equity securities. The Fund is fully invested at all times.

                  The S&P 500 is an index composed of approximately 500 common stocks, most of which are listed on the New York Stock Exchange (the "NYSE"). The Sub-adviser believes that the S&P 500 is an appropriate benchmark for the Fund because it is diversified, familiar to many investors and widely accepted as a reference for common stock investments.

                  Standard & Poor's Ratings Group is not a sponsor of, or in any way affiliated with, the Fund.

ARMADA EQUITY INDEX FUND

                  The S&P 500 is composed of approximately 500 common stocks, most of which are listed on the NYSE. S&P selects the stocks for the S&P 500 on a statistical basis. As of May


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31, 1999, the stocks in the S&P 500 had an average market capitalization of 94.1 billion and the total market capitalization of all U.S. common stocks was 10.7 trillion. "Market capitalization" of a company is the market price per share of stock multiplied by the number of shares outstanding. The Adviser believes that the S&P 500 is an appropriate benchmark for the Fund because it is diversified, familiar to many investors and widely accepted as a reference for common stock investments.

                  The Fund will normally invest substantially all of its total assets in the stocks that comprise the S&P 500 in approximately the same percentages as the stocks represent in the index. The Fund may also acquire derivative instruments designed to replicate the performance of the S&P 500, such as S&P 500 stock index futures contracts or Standard & Poor's Depository Receipts. The Fund may invest in all the approximately 500 stocks comprising the S&P 500, or it may use a statistical sampling technique by selecting approximately 90% of the stocks listed in the index. The Fund will only purchase a security that is included in the S&P 500 at the time of such purchase. The Fund, may, however, temporarily continue to hold a security that has been deleted from the S&P 500 pending the rebalancing of the Fund's portfolio. The Fund is not required to buy or sell securities solely because the percentage of its assets invested in index stocks changes when the market value of its holdings increases or decreases. In addition, the Fund may omit or remove an index stock from its portfolio if the Adviser believes the stock to be insufficiently liquid or believes the merit of the investment has been substantially impaired by extraordinary events or financial conditions. With respect to the remaining portion of its net assets, the Fund may hold temporary cash balances which may be invested in U.S. government obligations and money market investments. In extraordinary circumstances, the Fund may exclude a stock listed on the index from its holdings or include a similar stock in its place if it believes that doing so will help achieve its investment objective. The Fund also may enter into repurchase agreements, reverse repurchase agreements, and lend its portfolio securities.

                  While there can be no guarantee that the Fund's investment results will precisely match the results of the S&P 500, the Adviser believes that, before deduction of operating expenses, there will be a very high correlation between the returns generated by the Fund and the S&P 500. The Fund will attempt to achieve a correlation between the performance of its asset portfolio and that of the S&P 500 of at least 95% before deduction of operating expenses. A correlation of 100% would indicate perfect correlation, which would be achieved when the Fund's net asset value, including the value of its dividend and capital gains distributions, increases or decreases in exact proportion to changes in the index. The Fund's ability to correlate its performance with the S&P 500, however, may be affected by, among other things, changes in securities markets, the manner in which S&P calculates its index, and the timing of purchases and redemptions. The Adviser monitors the correlation of the performance of the Fund in relation to the index under the supervision of the Board of Trustees. The Fund intends to actively rebalance its portfolio to achieve high correlation of performance with the S&P 500. To reduce transaction costs and minimize shareholders' current capital gains liability, the Fund's investment portfolio will not be automatically rebalanced to reflect changes in the S&P 500. In the unlikely event that a high correlation is not achieved, the Board of Trustees will take appropriate steps based on the reasons for the lower than expected correlation.

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

         The Indexing Approach

                  The Fund is not managed in a traditional sense, that is, by making discretionary judgments based on analysis of economic, financial and market conditions. Under ordinary circumstances, stocks will only be eliminated from or added to the Fund to reflect additions to or deletions from the S&P 500 (including mergers or changes in the composition of the index), to raise cash to meet withdrawals, or to invest cash contributions. Accordingly, sales may result in losses that may not have been realized if the Fund were actively managed and purchases may be made that would not have been made if the Fund were actively managed. Adverse events, such as reported losses, dividend cuts or omissions, legal proceedings and defaults will not normally result in the sale of a common stock. The Fund will remain substantially fully invested in common stocks and equity derivative instruments whether stock prices are rising or falling.

                  The Adviser believes that the indexing approach should involve less portfolio turnover, notwithstanding periodic additions to and deletions from the S&P 500, and thus lower brokerage costs, transfer taxes and operating expenses, than in more traditionally managed funds, although there is no assurance that this will be the case. The costs and other expenses incurred in securities transactions, apart from any difference between the investment results of the Fund and those of the S&P 500, may cause the return of the Fund to be lower than the return of the index.

                  The inclusion of a security in the S&P 500 in no way implies an opinion by S&P as to its attractiveness as an investment. S&P is not a sponsor of, or in any way affiliated with, the Fund.

                  The common stock of National City Corporation, the parent company of the Adviser, is included in the S&P 500. Like the other stocks in the S&P 500, the Fund will invest in the common stock of National City Corporation in approximately the same proportion as the percentage National City Corporation common stock represents in the S&P 500. As of May 31, 1999, National City Corporation common stock represented 1.7% of the index.

ARMADA EQUITY INCOME FUND

                  The Fund will normally invest at least 80% of the value of its total assets in income-producing common stocks and securities convertible into common stocks assigned a rating of Ba/BB or higher by Moody's, S&P, Fitch or Duff. The Fund's Adviser will generally attempt to select securities that provide a higher yield than that of the general market and will generally dispose of securities whose yields approach a market yield or that otherwise fail to satisfy investment criteria.

ARMADA BALANCED ALLOCATION FUND

                  The Fund may invest in any type or class of security. The Fund normally invest in common stocks, fixed income securities, securities convertible into common stocks (i.e., warrants, convertible preferred stock, fixed rate preferred stock, convertible fixed income securities, options and rights) and cash equivalent securities. The Fund intends to invest 50% to


                                      -7-
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70% of its net assets in common stocks and securities convertible into common stocks, 25% to 55% of its net assets in fixed income securities and up to 30% of its net assets in cash and cash equivalents. Of these investments, no more than 20% of the Fund's total assets will be invested in foreign securities.

                  The Fund holds common stocks primarily for the purpose of providing long-term growth of capital. When selecting stocks for the Fund, the Adviser will consider primarily their potential for long-term capital appreciation. The Fund intends to invest predominantly in those companies which are growth-oriented and have exhibited consistent, above-average growth in revenues and earnings.

                  The Fund invests the fixed income portion of its portfolio of investments in a broad range of investment grade debt securities which are rated at the time of purchase within the four highest rating categories assigned by Moody's, S&P, Fitch or Duff (defined under "Ratings Criteria" below). These fixed income securities will consist of bonds, debentures, notes, zero coupon securities, asset-backed securities, state, municipal and industrial revenue bonds, obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities, certificates of deposit, time deposits, high quality commercial paper, bankers' acceptances and variable amount master demand notes. In addition, a portion of the Fund's assets may be invested from time to time in first mortgage loans and participation certificates in pools of mortgages issued or guaranteed by the U.S. government or its agencies or instrumentalities. Some fixed income securities may have warrants or options attached.

ARMADA TOTAL RETURN ADVANTAGE FUND

                  The Fund will normally invest at least 80% of the value of its total assets in debt securities of all types, although up to 20% of the value of its total assets may be invested in preferred stocks and other investments. Under normal market conditions, the Fund maintains an average dollar-weighted portfolio maturity of four to twelve years.

                  Although the Total Return Advantage Fund normally invests substantially all of its assets in investment grade debt securities, it may invest up to 15% of its net assets in non-rated securities and securities rated below investment grade (commonly referred to as "junk bonds"). For a discussion of risk factors relating to such securities, see "Risks Related to Lower Rated Securities Which May Be Purchased by the Total Return Advantage Fund." See "Additional Information about Portfolio Instruments - Risks Related to Lower Rated Securities Which May Be Purchased by the Total Return Advantage Fund."

ARMADA BOND FUND

                  The Fund seeks to achieve its objective by normally investing at least 80% of its total assets in investment grade fixed-income securities. The Fund uses the Lehman Aggregate Bond Index ("Lehman Aggregate") as its performance benchmark. The average maturity of the Fund will be from four to twelve years.


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ARMADA INTERMEDIATE BOND FUND

                  The Fund normally invests at least 80% of the value of its total assets in debt securities of all types, although up to 20% of the value of its total assets may be invested in preferred stocks and other investments. The Fund normally maintains an average dollar-weighted portfolio maturity of three to ten years. The Fund uses the Lehman Intermediate Government/Corporate Bond Index as its performance benchmark.

ARMADA GNMA FUND

         The Fund seeks to achieve its objective by normally investing primarily (at least 80% of its total assets under normal conditions) in mortgage pass-through securities guaranteed by the Government National Mortgage Association (GNMA). Any remaining assets may consist of other investment grade fixed income securities. GNMA was established as an instrumentality of the U.S. government to supervise and finance certain types of activities. Under normal market conditions, the estimated average life of the GNMA Fund's holdings of mortgage pass-through and mortgage-backed securities will range between 3 and 10 years. The Fund employs the Lehman GNMA Index as its performance benchmark.

ARMADA ENHANCED INCOME FUND

                  The Fund will normally invest at least 80% of the value of its total assets in investment grade debt securities of all types. However, up to 20% of the value of its total assets may be invested in preferred stocks and other investments. In making investment decisions, the Fund's adviser will focus on a number of factors, including yield to maturity, maturity, quality and the outlook for specific issuers and market sectors. The Fund normally intends to maintain an average dollar-weighted portfolio maturity for its debt securities of from 1 to 5 years. The two components of total rate of return are current income and change in the value of portfolio securities. The Merrill Lynch 1-3 Year Government/Corporate Bond Index is composed of U.S. Treasury and Agency bonds and U.S. fixed coupon investment grade corporate bonds that mature in one to three years. The average dollar-weighted maturity of the Index is generally from 2-1/2 to 3 years. The Index is unmanaged, and its total rate of return does not reflect the expenses that a mutual fund normally incurs. The Fund's objective refers to a return after deduction of Fund expenses.

ARMADA OHIO TAX EXEMPT BOND FUND

                  The Fund seeks to achieve its objective by investing substantially all of its assets in a portfolio of obligations issued by or on behalf of states, territories and possessions of the United States, the District of Columbia and their political subdivisions, agencies, instrumentalities and authorities, the interest on which, in the opinion of counsel issued on the date of the issuance thereof, is exempt from regular federal income tax (Municipal Securities).

                  The Fund normally will invest at least 80% of the value of its Fund's total assets in Municipal Securities. This policy is fundamental and may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding shares (as defined under "Shareholder Vote" below). In addition, the Fund will normally invest at least 80% of the value of its total assets in Municipal Securities issued by or on behalf of the State of Ohio, political subdivisions thereof, or agencies or instrumentalities of the State or its political subdivisions (Ohio Municipal Securities). Dividends paid by the Fund which are derived from interest properly attributable to Ohio Municipal Securities will be exempt from regular federal income tax and Ohio personal income tax. Dividends derived from interest on Municipal Securities of other governmental issuers will be exempt from regular federal income tax but may be subject to Ohio personal income tax. See "Additional Tax Information Concerning the Ohio Tax Exempt Bond Fund."

ARMADA PENNSYLVANIA MUNICIPAL BOND FUND

                  The Fund seeks to achieve its objective by investing substantially all of its assets in Municipal Securities issued by or on behalf of the Commonwealth of Pennsylvania and its political subdivisions and financing authorities, obligations of the United States, including territories and possessions of the United States, the income from which is, in the opinion of counsel, exempt from regular federal income tax and Pennsylvania state income tax imposed upon non-corporate taxpayers, and securities of money market investment companies that invest primarily in such securities (Pennsylvania Municipal Securities).

                  The Fund will normally be fully invested in Pennsylvania Municipal Securities. This policy is fundamental and may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding shares (as defined under "Shareholder Vote"). Dividends paid by the Fund which are derived from interest properly attributable to Pennsylvania Municipal Securities will be exempt from regular federal income tax and Pennsylvania personal income tax. Dividends derived from interest on Municipal Securities of other governmental issuers will be exempt from regular federal income tax but may be subject to Pennsylvania personal income tax. See "Additional Tax Information concerning the Pennsylvania Municipal Bond Fund."

ARMADA NATIONAL TAX EXEMPT BOND FUND

                  The Fund will normally invest at least 80% of the value of its total assets in Municipal Securities. This policy is fundamental and may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding shares (as defined under "Shareholder Vote").

         Armada Ohio Tax Exempt Bond, Pennsylvania Municipal Bond and National Tax Exempt Bond Funds

                  Although each Fund's average weighted maturity will vary in light of current market and economic conditions, the comparative yields on instruments with different maturities, and other factors, the Ohio Tax Exempt Bond and Pennsylvania Municipal Bond and National Tax Exempt Bond Funds anticipate that they will maintain a dollar-weighted average portfolio maturity of three to ten years.

                  For temporary defensive or liquidity purposes when, in the opinion of the Funds' adviser, Ohio Municipal Securities or Pennsylvania Municipal Securities of sufficient quality, as the case may be, are not readily available, the Ohio Tax Exempt Bond and Pennsylvania Municipal Bond Funds may invest up to 100% of their assets in other Municipal Securities and in taxable securities.

                  All Funds may hold up to 100% of their assets in uninvested cash reserves, pending investment, during temporary defensive periods; however, uninvested cash reserves will not earn income.

                  Each Fund may invest in other investments as described below under "Other Investment Policies" including stand-by commitments, variable and floating rate obligations, certificates of participation, other investment companies, illiquid securities, Taxable Money Market Instruments (as defined below), zero coupon obligations and repurchase agreements and engage in when-issued transactions.

         Special Risk Considerations

         Armada Ohio Tax Exempt Bond, Pennsylvania Municipal Bond, National Tax Exempt Bond Funds

                  The Ohio Tax Exempt and Pennsylvania Tax Exempt Bond Funds are classified as non-diversified under the Investment Company Act of 1940, as amended (the "1940 Act"). Investment return on a non-diversified portfolio typically is dependent upon the performance of a smaller number of securities relative to the number held in a diversified portfolio. Consequently, the change in value of any one security may affect the overall value of a non-diversified portfolio more than it would a diversified portfolio, and thereby subject the market-based net asset value per share of the non-diversified portfolio to greater fluctuations. In addition, a non-diversified portfolio may be more susceptible to economic, political and regulatory developments than a diversified investment portfolio with similar objectives may be.

                  Although (i) all of the Funds may invest 25% or more of their respective net assets in Municipal Securities the interest on which is paid solely from revenues of similar projects, (ii) the Ohio Tax Exempt Bond and National Tax Exempt Bond Funds may invest up to 20% of their respective total assets in private activity bonds (described below) and taxable investments,
(iii) the Pennsylvania Municipal Bond Fund may invest up to 100% of its total assets in Pennsylvania private activity bonds and (iv) the National Tax Exempt Bond Fund may invest 25% or more of its net assets in Municipal Securities whose issues are in the same state, the Funds do not presently intend to do so unless, in the opinion of the adviser, the investment is warranted. To the extent that a Fund's assets are invested in such investments, the Fund will be subject to the peculiar risks presented by the laws and economic conditions relating to such projects and private activity bonds to a greater extent than it would be if its assets were not so invested.

                  See "Municipal Securities," "Special Considerations Regarding Investment in Ohio Municipal Securities," and "Special Considerations Regarding Investment in Pennsylvania Municipal Securities" below.

ARMADA OHIO MUNICIPAL MONEY MARKET FUND

                  The Fund seeks to achieve its objective by investing substantially all of its assets in Municipal Securities (defined below) issued by or on behalf of the State of Ohio, political subdivisions thereof or agencies or instrumentalities of the State or its political subdivisions (Ohio Municipal Securities).

                  The Fund will normally invest at least 80% of the value of its total assets in Ohio Municipal Securities. This policy is fundamental and may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding shares (as defined under "Shareholder Vote"). Dividends paid by the Fund which are derived from interest properly attributable to Ohio Municipal Securities will be exempt from regular federal income tax and Ohio personal income tax. Dividends derived from interest on Municipal Securities of other governmental issuers will be exempt from regular federal income tax but may be subject to Ohio personal income tax. The Fund may invest up to 100% of its assets in Municipal Securities known as private activity bonds (described below) the interest on which is an item of tax preference for purposes of the federal alternative minimum tax ("AMT Paper"). The Fund may also invest up to 100% of its assets in non-Ohio Municipal Securities and in taxable securities, during temporary defensive periods when, in the opinion of the Adviser, Ohio Municipal Securities of sufficient quality are unavailable.

                  The Ohio Municipal Money Market Fund is concentrated in securities issued by the State of Ohio or entities within the State of Ohio, and therefore, investment in the Fund may be riskier than an investment in other types of money market funds.

                  See "Special Risk Considerations of the Ohio Municipal Money Market Fund" below.

ARMADA PENNSYLVANIA TAX EXEMPT MONEY MARKET FUND

                  The Fund seeks to achieve its objective by investing substantially all of its assets in Municipal Securities defined below issued by or on behalf of the Commonwealth of Pennsylvania and its political subdivisions and financing authorities, and obligations of the United States, including territories and possessions of the United States, the income from which, in the opinion of bond counsel, is exempt from regular federal income tax and Pennsylvania income tax imposed upon non-corporate taxpayers (Pennsylvania Municipal Securities).

                  As a matter of fundamental policy, the Fund normally invests its assets so that at least 80% of its annual interest income is not only exempt from regular federal income tax and Pennsylvania personal income taxes, but is not considered a preference item for purposes of the federal alternative minimum tax. However, the Fund may invest up to 100% of its assets in non-Pennsylvania Municipal Securities and in taxable securities, during temporary defensive periods when, in the opinion of the Adviser, Pennsylvania Municipal Securities of sufficient quality are unavailable.

                  The Pennsylvania Tax Exempt Money Market Fund is concentrated in securities issued by the Commonwealth of Pennsylvania or entities within the Commonwealth of Pennsylvania, and therefore, investment in the Fund may be riskier than an investment in other types of money market funds.

                  See "Special Risk Considerations of the Pennsylvania Tax Exempt Money Market Fund" below.

ARMADA TAX EXEMPT MONEY MARKET FUND

                  The Fund seeks to achieve its objective by investing substantially all of its assets in a diversified fund of obligations issued by or on behalf of states, territories and possessions of the United States, the District of Columbia and their political subdivisions, agencies, instrumentalities and authorities, the income from which, in the opinion of bond counsel, is exempt from regular federal income tax ("Municipal Securities").

                  The Fund will normally invest at least 80% of the value of its total assets in Municipal Securities. This policy is fundamental and may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding shares.

                  See "Special Risk Considerations of the Tax Exempt Money Market Fund."

         Special Risk Considerations -- Ohio Municipal Money Market, Pennsylvania Tax Exempt Money Market and the Tax Exempt Money Market Funds

                  Although the Tax Exempt Money Market Fund may invest 25% or more of its net assets in Municipal Securities whose issuers are in the same state and the Ohio Municipal Money Market, Pennsylvania Tax Exempt Money Market and Tax Exempt Money Market Funds may invest 25% or more of their respective net assets in Municipal Securities the interest on which is paid solely from revenues of similar projects, the Funds do not presently intend to do so unless in the opinion of the Adviser the investment is warranted. The Ohio Municipal Money Market Fund may invest up to 100% of its assets in private activity bonds. In addition, although the Pennsylvania Tax Exempt Money Market and Tax Exempt Money Market Funds may invest up to 20% of their respective total assets in private activity bonds (described below) and taxable investments, these Funds do not currently intend to do so unless in the opinion of the Adviser the investment is warranted. To the extent that a Fund's assets are invested in Municipal Securities that are payable from the revenues of similar projects or are issued by issuers located in the same state or are invested in private activity bonds, the Fund will be subject to the peculiar risks presented by the laws and economic conditions relating to such states, projects and bonds to a greater extent than it would be if its assets were not so invested.

ARMADA MONEY MARKET FUND

                  The Fund seeks to achieve its objective by investing in "money market" instruments such as certificates of deposit and other obligations issued by domestic and foreign banks, and commercial paper (including variable and floating rate instruments) rated high quality by an unaffiliated Rating Agency, or determined to be of comparable quality by the Adviser. The Money Market Fund may also invest in obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities, and repurchase agreements issued by financial institutions such as banks and broker-dealers.

ARMADA GOVERNMENT MONEY MARKET FUND

                  The Fund seeks to achieve its objective by investing in obligations issued or guaranteed as to payment of principal and interest by the U.S. government, its agencies or instrumentalities, and repurchase agreements issued by financial institutions such as banks and broker-dealers. The Fund is currently rated by S&P.

ARMADA TREASURY MONEY MARKET FUND

                  The Fund seeks to achieve its objective by investing exclusively in direct obligations of the U.S. Treasury, such as Treasury bills and notes, and investment companies that invest exclusively in such obligations. The Fund is currently rated by S&P.

ARMADA MID CAP GROWTH FUND

                  The Fund normally will invest at least 80% of the value of its total assets in common stocks and securities convertible into common stocks of companies believed by the Adviser to be characterized by sound management and the ability to finance expected long-term growth. The Fund normally will invest at least 80% of the value of its total assets in common stocks and securities convertible into common stocks of companies with market capitalizations comparable to companies in the Russell Mid Cap Growth Index. The Fund may also invest up to 20% of the value of its total assets in preferred stocks, corporate bonds, notes, units of real estate investment trusts, warrants, and short-term obligations (with maturities of 12 months or less) consisting of commercial paper (including variable amount master demand notes), bankers' acceptances, certificates of deposit, repurchase agreements, obligations issued or guaranteed by the U.S. government or, its agencies or instrumentalities, and demand and time deposits of domestic and foreign banks and savings and loan associations. The Fund may also hold securities of other investment companies and depository or custodial receipts representing beneficial interests in any of the foregoing securities.

                  Subject to the foregoing policies, the Fund may also invest up to 25% of its net assets in foreign securities either directly or through the purchase of American Depository Receipts ("ADRs"), European Depository Receipts ("EDRs"), Global Depository Receipts ("GDRs") and other similar global instruments, and may also invest in securities issued by foreign branches of U.S. banks and foreign banks, Canadian commercial paper and in U.S. dollar-denominated commercial paper of a foreign issuer.

                  The Fund anticipates investing in growth-oriented, medium-sized companies. Medium-sized companies are considered to be those with a market capitalization comparable to companies in the Russell Mid Cap Growth Index. Investments will be in companies that have typically exhibited consistent, above-average growth in revenues and earnings, strong management, and sound and improving financial fundamentals. Often, these companies are market or industry leaders, have excellent products and/or services, and exhibit the potential for growth. Primary holdings of the Fund are in companies that participate in long-term growth industries, although these will be supplemented by holdings in non-growth industries that exhibit the desired characteristics.

                  Consistent with the foregoing, the Fund will focus its investments in those companies and types of companies that the Adviser believes will enable the Fund to achieve its investment objective.

ARMADA LARGE CAP ULTRA FUND

                  The Large Cap Ultra Fund normally will invest at least 80% of the value of its total assets in common stocks and securities convertible into common stocks of companies believed by the Investment Adviser to be characterized by sound management and the ability to finance expected long-term growth and with market capitalizations comparable to companies in the Standard & Poor's Barra Growth Index. The Large Cap Ultra Fund may also invest up to 20% of the value of its total assets in preferred stocks, corporate bonds, notes, units of real estate investment trusts, warrants, and short-term obligations (with maturities of 12 months or less) consisting of commercial paper (including variable amount master demand notes), bankers' acceptances, certificates of deposit, repurchase agreements, obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, and demand and time deposits of domestic and foreign banks and savings and loan associations. The Large Cap Ultra Fund may also hold securities of other investment companies and depository or custodial receipts representing beneficial interests in any of the foregoing securities.

                  Subject to the foregoing policies, the Large Cap Ultra Fund may also invest up to 25% of its net assets in foreign securities either directly or through the purchase of American depository receipts ("ADRs") or European depository receipts ("EDRs") and may also invest in securities issued by foreign branches of U.S. banks and foreign banks, CCP, and in U.S. dollar-denominated commercial paper of a foreign issuer.

                  The Large Cap Ultra Fund anticipates investing in growth-oriented companies with large market capitalization, defined as capitalization comparable to companies in the Standard & Poor's Barra Growth Index. The Large Cap Ultra Fund will invest in companies that have typically exhibited consistent, above-average growth in revenues and earnings, strong management, and sound and improving financial fundamentals. Often, these companies are market or industry leaders, have excellent products and/or services, and exhibit the potential for growth. Core holdings of the Large Cap Ultra Fund are in companies that participate in long-term growth industries, although these will be supplemented by holdings in non-growth industries that exhibit the desired characteristics.

                  Consistent with the foregoing, the Large Cap Ultra Fund will focus its investments in those companies and types of companies that the Investment Adviser believes will enable such Fund to achieve its investment objective.

ARMADA U.S. GOVERNMENT INCOME FUND

                  The Fund will normally invest at least 80% of its total assets in obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities, although up to 20% of the value of its total assets may be invested in debt securities and preferred stocks of non-governmental issuers. The Fund also may invest up to 20% of its total assets in mortgage-related securities issued by non-Governmental entities and in other securities described below. The Fund anticipates that it will acquire securities with average remaining maturities of 3 to 10 years.

                  The types of U.S. government obligations, including mortgage-related securities, invested in by the Fund will include obligations issued or guaranteed as to payment of principal and interest by the full faith and credit of the U.S. Treasury, such as Treasury bills, notes and bonds, Stripped Treasury Obligations and government securities.

                  The Fund may also hold short-term obligations (with maturities of 12 months or less) consisting of domestic and foreign commercial paper (including variable amount master demand notes), rated at the time of purchase within the top two rating categories assigned by a Rating Agency or, if unrated, which the Adviser deems present attractive opportunities and are of comparable quality, bankers' acceptances, certificates of deposit and time deposits of domestic and foreign branches of U.S. banks and foreign banks, and repurchase and reverse repurchase agreements. The Fund may also invest in corporate debt securities which are rated at the time of purchase within the top four rating categories assigned by a Rating Agency or, if unrated, which the Adviser deems present attractive opportunities and are of comparable quality.

ARMADA MICHIGAN MUNICIPAL BOND FUND

                  As a fundamental policy, the Fund will normally invest at least 80% of its net assets in a portfolio of securities exempt from Michigan state taxes. The Fund may invest up to 100% of its assets in private activity bonds which may be treated as a special tax preference item under the federal alternative minimum tax.

                  "Michigan Municipal Securities" include debt obligations, consisting of notes, bonds and commercial paper, issued by or on behalf of the State of Michigan, its political subdivisions, municipalities and public authorities, the interest on which is, in the opinion of bond counsel to the issuer, exempt from federal income tax and Michigan state income taxes (but may be treated as a preference item for individuals for purposes of the federal alternative minimum tax) and debt obligations issued by the government of Puerto Rico, the U.S. territories and possessions of Guam, the U.S. Virgin Islands or such other governmental entities whose debt obligations, either by law or treaty, generate interest income which is exempt from federal and Michigan state income taxes.

                  The Fund normally will be invested in long-term Michigan Municipal Securities and the average weighted maturity of such investments will be 2 to 10 years, although the Fund may invest in Michigan Municipal Securities of any maturity and the Adviser may extend or shorten the average weighted maturity of its portfolio depending upon anticipated changes in interest rates or other relevant market factors. In addition, the average weighted rating of the Fund's portfolio may vary depending upon the availability of suitable Michigan Municipal Securities or other relevant market factors.

                  The Fund invests in Michigan Municipal Securities which are rated at the time of purchase within the four highest rating categories assigned by a Rating Agency or, in the case of notes, tax-exempt commercial paper or variable rate demand obligations, rated within the two highest rating categories assigned by a Rating Agency. The Fund may also purchase Michigan Municipal Securities which are unrated at the time of purchase but are determined to be of comparable quality by the Adviser pursuant to guidelines approved by the Trust's Board of Trustees. The applicable Michigan Municipal Securities ratings are described in Appendix A.

                  Interest income from certain types of municipal securities may be subject to federal alternative minimum tax. The Fund will not treat these bonds as "Michigan Municipal Securities" for purposes of measuring compliance with the 80% and 65% tests described above. To the extent the Fund invests in these bonds, individual shareholders, depending on their own tax status, may be subject to alternative minimum tax on that part of the Fund's distributions derived from these bonds.

                  The Fund may invest in taxable obligations if, for example, suitable tax-exempt obligations are unavailable or if acquisition of U.S. government or other taxable securities is deemed appropriate for temporary defensive purposes as determined by the Adviser to be warranted due to market conditions. Such taxable obligations consist of government securities, certificates of deposit, time deposits and bankers' acceptances of selected banks, commercial paper meeting the Fund's quality standards for tax-exempt commercial paper (as described above), and such taxable obligations as may be subject to repurchase agreements. These obligations are described further in the Statement of Additional Information. Under such circumstances and during the period of such investment, the Fund may not achieve its stated investment objective.

                  Because the Fund invests primarily in securities issued by the State of Michigan and its political subdivisions, municipalities and public authorities, the Fund's performance is closely tied to the general economic conditions within the state as a whole and to the economic conditions within particular industries and geographic areas represented or located within the state. However, the Fund attempts to diversify, to the extent the Adviser deems appropriate, among issuers and geographic areas in the State of Michigan.

                  The Fund is classified as a "non-diversified" investment company, which means that the amount of assets of the Fund that may be invested in the securities of a single issuer is not limited by the 1940 Act. Nevertheless, the Fund intends to conduct its operations so as to qualify as a "regulated investment company" for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). The Code requires that, at the end of each quarter of a fund's taxable year, (i) at least 50% of the market value of its total assets be invested in cash, U.S. government securities, securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the fund's total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets be invested in the securities of any one issuer (other than U.S. government securities or the securities of other regulated investment companies). Since a relatively high percentage of the Fund's assets may be invested in the obligations of a limited number of issuers, some of which may be within the same economic sector, the Fund's portfolio securities may be more susceptible to any single economic, political or regulatory occurrence than the portfolio securities of a diversified investment company.

                  See "Special Considerations Regarding Investment in Michigan Municipal Securities" below.

ARMADA TREASURY PLUS MONEY MARKET FUND

                  The Fund will only purchase "eligible securities" that present minimal credit risks as determined by the Adviser pursuant to guidelines established by the Trust's Board of Trustees. Eligible securities generally include (i) U.S. government obligations, (ii) securities that are rated (at the time of purchase) by nationally recognized statistical rating organizations ("Rating Agencies") in the two highest rating categories for such securities, and (iii) certain securities that are not so rated but are of comparable quality to rated securities as determined by the Adviser. A description of ratings is also contained in the Statement of Additional Information.

                  The Fund's assets have remaining maturities of 397 calendar days or less (except for certain variable and floating rate instruments and securities underlying certain repurchase agreements) as defined by the SEC, and the Fund's dollar-weighted average portfolio maturity may not exceed 90 days.

         RATINGS CRITERIA
         ----------------

                  The Balanced Allocation and Michigan Municipal Bonds Fund may invest in investment grade debt securities which are rated at the time of purchase within the four highest ratings groups assigned by Moody's (Aaa, Aa, A and Baa), S&P (AAA, AA, A and BBB), Fitch (AAA, AA, A and BBB) or Duff (AAA, AA, A and BBB), or, if unrated, which are determined by the Adviser to be of comparable quality pursuant to guidelines approved by the Trust's Board of Trustees. Debt securities rated in the lowest investment grade debt category (Baa by Moody's or BBB by S&P, Fitch or Duff) have speculative characteristics; changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade securities.

                  In the event that, subsequent to its purchase by a Fund, a rated security ceases to be rated or its rating is reduced below investment grade, the Adviser will consider whether the

Fund should continue to hold the security. The Adviser expects, however, to sell promptly any securities that are non-investment grade as a result of such events that exceed 5% of a Fund's net assets where the Adviser has determined that such sale is in the best interest of the particular Fund.

SHAREHOLDER VOTE
----------------

                  As used in this Statement of Additional Information, a "vote of the holders of a majority of the outstanding shares" of the Trust or a particular investment fund means, with respect to the approval of an investment advisory agreement, a distribution plan or a change in a fundamental investment policy, the affirmative vote of the lesser of (a) 50% or more of the outstanding shares of the Trust or such fund or (b) 67% or more of the shares of the Trust or such fund present at a meeting if more than 50% of the outstanding shares of the Trust or such fund are represented at the meeting in person or by proxy.

ADDITIONAL INFORMATION ABOUT PORTFOLIO INSTRUMENTS
--------------------------------------------------

ELIGIBLE SECURITIES
-------------------

                  The Money Market Funds may purchase "eligible securities" that present minimal credit risks as determined by the Adviser pursuant to guidelines established by the Trust's Board of Trustees. Eligible securities generally include: (1) securities that are rated by two or more Rating Agencies (or the only Rating Agency which has issued a rating) in one of the two highest rating categories for short term debt securities; (2) securities that have no short term rating, if the issuer has other outstanding short term obligations that are comparable in priority and security as determined by the Adviser ("Comparable Obligations") and that have been rated in accordance with (1) above; (3) securities that have no short term rating, but are determined to be of comparable quality to a security satisfying (1) or (2) above, and the issuer does not have Comparable Obligations rated by a Rating Agency; and (4) securities with credit supports that meet specified rating criteria similar to the foregoing and other criteria in accordance with applicable Securities and Exchange Commission ("SEC") regulations. Securities issued by a money market fund and securities issued by the U.S. Government may constitute eligible securities if permitted under applicable SEC regulations and Trust procedures. The Board of Trustees will approve or ratify any purchases by the Money Market Funds of securities that are rated by only one Rating Agency or that qualify under (3) above as long as required by applicable regulations or Trust procedures.

VARIABLE AND FLOATING RATE INSTRUMENTS
--------------------------------------

                  Each Fund (other than the Equity Index, Treasury Money Market and Treasury Plus Money Market Funds) may purchase variable and floating rate obligations (including variable amount master demand notes) which are unsecured instruments that permit the indebtedness thereunder to vary and provide for periodic adjustments in the interest rate. Because variable and floating rate obligations are direct lending arrangements between the Fund and the issuer, they are not normally traded although certain variable and floating rate obligations, such as Student Loan Marketing Association variable rate obligations, may have a more active secondary market because they are issued or guaranteed by the U.S. Government or its agencies or instrumentalities. Even though there may be no active secondary market in such instruments, a Fund may demand payment of principal and accrued interest at a time specified in the instrument or may resell them to a third party. Such obligations may be backed by bank letters of credit or guarantees issued by banks, other financial institutions or the U.S. Government, its agencies or instrumentalities. The quality of any letter of credit or guarantee will be rated high quality or, if unrated, will be determined to be of comparable quality by the Adviser. In the event an issuer of a variable or floating rate obligation defaulted on its payment obligation, a Fund might be unable to dispose of the instrument because of the absence of a secondary market and could, for this or other reasons, suffer a loss to the extent of the default.

                  The Funds may purchase variable rate and floating rate obligations. The Adviser will consider the earning power, cash flows and other liquidity ratios of the issuers and guarantors of such notes and will continuously monitor their financial status to meet payment on demand. In determining average weighted portfolio maturity, a variable or floating rate instrument issued or guaranteed by the U.S. government or an agency or instrumentality thereof will be deemed to have a maturity equal to the period remaining until the obligation's next interest rate adjustment. Other variable and floating rate obligations will be deemed to have a maturity equal to the longer or shorter of the periods remaining to the next interest rate adjustment or the demand notice period in accordance with applicable regulations or Trust procedures.

                  Variable and floating rate obligations held by a Fund may have maturities of more than 397 days, provided: (a) (i) the Fund is entitled to payment of principal and accrued interest upon not more than 30 days' notice or at specified intervals not exceeding one year (upon not more than 30 days' notice) and (ii) the rate of interest on such instrument is adjusted automatically at periodic intervals which normally will not exceed 31 days, but may extend up to one year, or (b) if the obligation is an asset-backed security, and if permitted under Trust procedures and applicable regulations, the security has a feature permitting the holder unconditionally to receive principal and interest within 13 months of making demand.

GUARANTEED INVESTMENT CONTRACTS
-------------------------------

                  The International Equity, Small Cap Value, Small Cap Growth, Equity Growth, Tax Managed Equity, Core Equity, Equity Income, Balanced Allocation, Total Return Advantage, Intermediate Bond and Enhanced Income Funds and the Money Market Funds may make limited investments in "GICs" issued by U.S. insurance companies. When investing in "GICs" a Fund makes cash contributions to a deposit fund or an insurance company's general account. The insurance company then credits to that Fund monthly a guaranteed minimum interest which is based on an index. The GICs provide that this guaranteed interest will not be less than a certain minimum rate. The insurance company may assess periodic charges against a GIC for expense and service costs allocable to it, and the charges will be deducted from the value of the deposit fund. A Fund will purchase a GIC only when its Adviser or Sub-Adviser has determined, under guidelines established by the Board of Trustees, that the GIC presents minimal credit risks to the Fund and is of comparable quality to instruments that are rated high quality by one or more rating agencies. For the Money Market Fund, the Fund's investments in GICs will not exceed 10% of the Fund's net assets. In addition, because each Fund may not receive the principal amount of a GIC from the insurance company on seven days' notice or less, the GIC is considered an illiquid investment, and, together with other instruments in the Fund which are not readily marketable, will not exceed 15%, 10% in the case of the Money Market Fund of the Fund's net assets.

                  The term of a GIC will be one year or less. In determining average weighted portfolio maturity, a GIC will be deemed to have a maturity equal to the period of time remaining until the next readjustment of the guaranteed interest rate.

BANK OBLIGATIONS AND COMMERCIAL PAPER
-------------------------------------

                  The Ohio Municipal Money Market, Pennsylvania Tax Exempt Money Market, Money Market, Mid Cap Growth and Michigan Municipal Bond Funds may invest in bank obligations. Bank obligations include bankers' acceptances generally having a maturity of six months or less and negotiable certificates of deposit. Bank obligations also include U.S. dollar denominated bankers' acceptances and certificates of deposit. Investment in bank obligations is limited to the obligations of financial institutions having more than $1 billion in total assets at the time of purchase. For purposes of the Money Market Fund's investment policy with respect to bank obligations, the assets of a bank or savings institution will be deemed to include the assets of its domestic and foreign branches.

                  Investments by the Ohio Municipal, Pennsylvania Tax Exempt Fund, Mid Cap Growth and Michigan Tax Exempt Bond Funds in commercial paper and other short term promissory notes issued by corporations, municipalities and other entities (including variable and floating rate instruments) must be rated at the time of purchase "A-2" or better by S&P, "Prime-2" or better by Moody's, "F-2" or better by Fitch, "Duff 2" or better by Duff, or if not rated, determined by the adviser to be of comparable quality pursuant to guidelines approved by the Trust's Board of Trustees. Investments may also include corporate notes. In addition, the Mid Cap Growth Fund may invest in Canadian commercial paper, which is U.S. dollar denominated commercial paper issued by a Canadian corporation or a Canadian counterpart of a U.S. corporation.

REPURCHASE AGREEMENTS
---------------------

                  Securities held by the International Equity, Small Cap Growth, Tax Managed Equity, Core Equity, Equity Index, Balanced Allocation, Total Return Advantage, Bond, Intermediate Bond, GNMA, Enhanced Income, Ohio Municipal Money Market, Pennsylvania Tax-Exempt Money Market, Money Market, Government Money Market, Treasury Plus Money Market, Mid Cap Growth, U.S. Government Income and Michigan Municipal Bond Funds may be subject to repurchase agreements. Under the terms of a repurchase agreement, a Fund purchases securities from financial institutions such as banks and broker-dealers which the Fund's Adviser or Sub Adviser deems creditworthy under guidelines approved by the Board of Trustees, subject to the seller's agreement to repurchase such securities at a mutually agreed-upon date and price. The repurchase price generally equals the price paid by the Fund plus interest negotiated on the basis of current short term rates, which may be more or less than the rate on the underlying portfolio securities.

                  The seller under a repurchase agreement will be required to maintain the value of collateral held pursuant to the agreement at not less than the repurchase price (including accrued interest). If the seller were to default on its repurchase obligation or become insolvent, the Fund holding such obligation would suffer a loss to the extent that the proceeds from a sale of the underlying portfolio securities were less than the repurchase price under the agreement, or to the extent that the disposition of such securities by the Fund were delayed pending court action. Although there is no controlling legal precedent confirming that a Fund would be entitled, as against a claim by such seller or its receiver or trustee in bankruptcy, to retain the underlying securities, the Board of Trustees of the Trust believes that, under the regular procedures normally in effect for custody of a Fund's securities subject to repurchase agreements and under federal laws, a court of competent jurisdiction would rule in favor of the Trust if presented with the question. Securities subject to repurchase agreements will be held by the Trust's custodian or another qualified custodian or in the Federal Reserve/Treasury book-entry system. Repurchase agreements are considered to be loans by a Fund under the 1940 Act.

                  With respect to the Ohio Municipal Money Market, Pennsylvania Tax Exempt Money Market, Tax Exempt Money Market, Money Market, Government Money Market and Treasury Plus Money Market Funds, although the securities subject to repurchase agreements may bear maturities exceeding 397 days, the Funds presently intend to enter only into repurchase agreements which terminate within seven days after notice by the Funds. If a Fund were to enter into repurchase agreements which provide for a notice period greater than seven days in the future, the Fund would do so only if such investment, together with other illiquid securities, did not exceed 10% of the Fund's net assets.

REVERSE REPURCHASE AGREEMENTS
-----------------------------

                  The International Equity, Small Cap Value, Small Cap Growth, Equity Growth, Tax Managed Equity, Core Equity, Equity Index, Equity Income, Balanced Allocation, Total Return Advantage, Ohio Municipal Money Market, Pennsylvania Tax Exempt Money Market, Money Market, Government Money Market and Mid Cap Growth Funds may enter into reverse repurchase agreements in accordance with its investment restrictions. Pursuant to such agreements, a Fund would sell portfolio securities to financial institutions such as banks and broker-dealers, and agree to repurchase them at a mutually agreed-upon date and price. A Fund intends to enter into reverse repurchase agreements only to avoid otherwise selling securities during unfavorable market conditions to meet redemptions. At the time a Fund enters into a reverse repurchase agreement, it will place in a segregated custodial account assets such as U.S. Government securities or other liquid, high grade debt securities consistent with the Fund's investment restrictions having a value at least equal to the repurchase price (including accrued interest), and will subsequently monitor the account to ensure that such equivalent value is maintained. Whenever the Ohio Municipal Money Market, Pennsylvania Tax-Exempt Money Market, Money Market and Government Money Market Funds enter into a reverse repurchase agreement as described in the Prospectuses, it will place in a segregated custodial account liquid assets at least equal to the repurchase price marked to market daily (including accrued interest) and will subsequently monitor the account to ensure such equivalent value is maintained. Reverse repurchase agreements involve the risk that the market value of the securities sold by a Fund may decline below the price at which it is obligated to repurchase the securities. Reverse repurchase agreements are considered to be borrowings by the Fund under the 1940 Act.

LENDING OF PORTFOLIO SECURITIES

                  The International Equity, Small Cap Value, Small Cap Growth, Equity Growth, Tax Managed Equity, Core Equity, Equity Index, Equity Income, Balanced Allocation, Total Return Advantage, Bond, Intermediate Bond, GNMA, Enhanced Income, Money Market, Government Money Market, Treasury Plus Money Market, Mid Cap Growth and U.S. Government Income Funds may lend securities to broker-dealers, banks or other institutional borrowers pursuant to agreements requiring that the loans be continuously secured by cash, securities of the U.S. government or its agencies, or any combination of cash and such securities, as collateral equal to 100% of the market value at all times of the securities lent. Such loans will not be made if, as a result, the aggregate amount of all outstanding securities loans for a Fund exceed one-third of the value of its total assets taken at fair market value. Collateral must be valued daily by the Fund's Adviser or Sub-adviser and the borrower will be required to provide additional collateral should the market value of the loaned securities increase. During the time portfolio securities are on loan, the borrower pays the Fund involved any dividends or interest paid on such securities. Loans are subject to termination by the Fund or the borrower at any time. While a Fund does not have the right to vote securities on loan, it intends to terminate the loan and regain the right to vote if this is considered important with respect to the investment. A Fund will only enter into loan arrangements with broker-dealers, banks or other institutions which its Adviser or Sub-adviser has determined are creditworthy under guidelines established by the Trust's Board of Trustees.

                  A Fund will continue to receive interest on the securities lent while simultaneously earning interest on the investment of the cash collateral in U.S. government securities. However, a Fund will normally pay lending fees to such broker-dealers and related expenses from the interest earned on invested collateral. There may be risks of delay in receiving additional collateral or risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. However, loans are made only to borrowers deemed by the Adviser to be of good standing and when, in the judgment of the adviser, the consideration which can be earned currently from such securities loans justifies the attendant risk. Any loan may be terminated by either party upon reasonable notice to the other party.

ILLIQUID SECURITIES
-------------------

                  The International Equity, Small Cap Value, Small Cap Growth, Equity Growth, Tax Managed Equity, Core Equity, Equity Index, Equity Income, Total Return Advantage, Bond, Intermediate Bond, GNMA, Enhanced Income, Ohio Tax Exempt Bond, Pennsylvania Municipal Bond, National Tax Exempt Bond, Mid Cap Growth, U.S. Government Income and Michigan Municipal Bond Funds will not invest more than 15% of their respective net assets in securities that are illiquid. The Money Market Funds will not knowingly invest more than 10% of the value of their respective net assets in securities that are illiquid. Illiquid securities would generally include repurchase agreements and GICs with notice/termination dates in excess of seven days and certain securities which are subject to trading restrictions because they are not registered under the Securities Act of 1933, as amended (the "1933 Act").

                  Each Fund may purchase securities which are not registered under the 1933 Act but which can be sold to "qualified institutional buyers" in accordance with Rule 144A under the 1933 Act. Any such security will not be considered illiquid so long as it is determined by the Board of Trustees or the Fund's Adviser or Sub-adviser, acting under guidelines approved and monitored by the Board, that an adequate trading market exists for that security. This investment practice could have the effect of increasing the level of illiquidity in a Fund during any period that qualified institutional buyers become uninterested in purchasing these restricted securities.

TAXABLE MONEY MARKET INSTRUMENTS
--------------------------------

                  The Ohio Tax Exempt Bond, Pennsylvania Municipal, National Tax Exempt Bond and Michigan Municipal Bond Funds may invest, from time to time, a portion of its assets for temporary defensive or liquidity purposes in short-term money market instruments, the income from which is subject to federal income tax ("Taxable Money Market Instruments"). Taxable Money Market Instruments may include: obligations of the U.S. government and its agencies and instrumentalities; debt securities (including commercial paper) of issuers having, at the time of purchase, a quality rating within the highest rating category of S&P, Fitch, Duff, or Moody's; certificates of deposit; bankers' acceptances; and repurchase agreements with respect to such obligations.

FOREIGN SECURITIES AND CURRENCIES
---------------------------------

                  The International Equity, Small Cap Value, Small Cap Growth, Equity Growth, Tax Managed Equity, Core Equity, Equity Income, Balanced Allocation and Mid Cap Growth Funds may invest up to 20% (100% in the case of the International Equity Fund) of its total assets at the time of purchase in securities issued by foreign entities and ADRs, EDRs and GDRs (defined below).

                  The Total Return Advantage, Intermediate Bond, Enhanced Income and U.S. Government Income Funds may also invest in securities issued by foreign issuers either directly or indirectly through investments in American, European or Global Depository Receipts (see

"American, European and Global Depository Receipts" below). Such securities may or may not be listed on foreign or domestic stock exchanges.

                  Investments in foreign securities involve certain inherent risks, such as political or economic instability of the issuer or the country of issue, the difficulty of predicting international trade patterns, changes in exchange rates of foreign currencies and the possibility of adverse changes in investment or exchange control regulations. There may be less publicly available information about a foreign company than about a domestic company. Foreign companies generally are not subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to domestic companies. Further, foreign stock markets are generally not as developed or efficient as those in the U.S., and in most foreign markets, volume and liquidity are less than in the U.S. Fixed commissions on foreign stock exchanges are generally higher than the negotiated commissions on U.S. exchanges, and there is generally less government supervision and regulation of foreign stock exchanges, brokers and companies than in the U.S.

                  With respect to certain foreign countries, there is a possibility of expropriation or confiscatory taxation, limitations on the removal of funds or other assets, or diplomatic developments that could affect investment within those countries. Because of these and other factors, securities of foreign companies acquired by the Fund may be subject to greater fluctuation in price than securities of domestic companies.

                  Since the Funds will invest substantially in securities denominated in or quoted in currencies other than the U.S. dollar, changes in currency exchange rates (as well as changes in market values) will affect the value in U.S. dollars of securities held by the Fund. Foreign exchange rates are influenced by trade and investment flows, policy decisions of governments, and investor sentiment about these and other issues. In addition, costs are incurred in connection with conversions between various currencies.

                  The conversion of the eleven member states of the European Union to a common currency, the "euro," is scheduled to occur on January 1, 1999. As a result of the conversion, securities issued by the member states will be subject to certain risks, including competitive implications of increased price transparency of European Union markets (including labor markets) resulting from adoption of a common currency and issuers' plans for pricing their own products and services in euro; an issuer's ability to make any required information technology updates on a timely basis, and costs associated with the conversion (including costs of dual currency operations through January 1, 2002); currency exchange rate risk and derivatives exposure (including the disappearance of price sources, such as certain interest rate indices) and continuity of material contracts and potential tax consequences. Other risks include whether the payment and operational systems of banks and other financial institutions will be ready by the scheduled launch date; the creation of suitable clearing and settlement payment systems for the new currency; the legal treatment of certain outstanding financial contracts after January 1, 1999 that refer to existing currencies rather than the euro; the establishment and maintenance of exchange rates for currencies being converted into the euro; the fluctuation of the euro relative to non-euro currencies during the transition period from January 1, 1999 to December 31, 2000 and beyond; whether the interest rate, tax and labor regimes of participating European countries will converge over time; and whether the conversion of the currencies of other EU countries such as the United Kingdom, Denmark and Greece into the euro and the possible admission of other non-EU countries such as Poland, Latvia and Lithuania as members of the EU may have an impact on the euro.

                  These or other factors, including political and economic risks, could cause market disruptions before or after the introduction of the euro, and could adversely affect the value of securities and foreign currencies held by the Funds. Commissions on transactions in foreign securities may be higher than those for similar transactions on domestic stock markets. In addition, clearance and settlement procedures may be different in foreign countries and, in certain markets, such procedures have been unable to keep pace with the volume of securities transactions, thus making it difficult to conduct such transactions.

                  The expense ratio of a Fund can be expected to be higher than that of funds investing in domestic securities. The costs of investing abroad are generally higher for several reasons, including the cost of investment research, increased costs of custody for foreign securities, higher commissions paid for comparable transactions involving foreign securities, and costs arising from delays in settlements of transactions involving foreign securities.

                  Interest and dividends payable on the Fund's foreign portfolio securities may be subject to foreign withholding taxes. To the extent such taxes are not offset by tax credits or deductions allowed to investors under U.S. federal income tax provisions, they may reduce the return to the Fund's shareholders.

                  The Funds may invest in ADRs. Some of the Funds may also invest in SPDRs, EDRs, GDRs and other similar global instruments. The Mid Cap Growth Fund may also invest in MidCap SPDRs. ADRs are receipts issued in registered form by a U.S. bank or trust company evidencing ownership of underlying securities issued by a foreign issuer. ADRs may be listed on a national securities exchange or may be traded in the over-the-counter markets. ADR prices are denominated in U.S. dollars although the underlying securities may be denominated in a foreign currency. SPDRs are receipts designed to replicate the performance of the S&P 500. MidCap SPDRs represent ownership in the MidCap SPDR Trust, a unit investment trust which holds a portfolio of common stocks that closely tracks the price performance and dividend yield of the S&P MidCap 400 Index. EDRs, which are sometimes referred to as Continental Depository Receipts, are receipts issued in Europe typically by non-U.S. banks or trust companies and foreign branches of U.S. banks that evidence ownership of foreign or U.S. securities. EDRs are designed for use in European exchange and over-the-counter markets. GDRs are receipts structured similarly to EDRs and are marketed globally. GDRs are designed for trading in non-U.S. securities markets. Investments in ADRs, EDRs and GDRs involve risks similar to those accompanying direct investments in foreign securities, but those that are traded in the over-the-counter market which do not have an active or substantial secondary market will be considered illiquid and, therefore, will be subject to a Fund's limitation with respect to illiquid securities.

                  The principal difference between sponsored and unsponsored ADR, EDR and GDR programs is that unsponsored ones are organized independently and without the cooperation of the issuer of the underlying securities. Consequently, available information concerning the issuer may not be as current as for sponsored ADRs, EDRs and GDRs, and the prices of unsponsored ADRs, EDRs and GDRs may be more volatile.

FOREIGN GOVERNMENT OBLIGATIONS
------------------------------

                  The International Equity, Balanced Allocation, Mid Cap Growth and U.S. Government Income Funds may purchase debt obligations issued or guaranteed by governments (including states, provinces or municipalities) of countries other than the United States, or by their agencies, authorities or instrumentalities. The percentage of assets invested in securities of a particular country or denominated in a particular currency will vary in accordance with the Adviser's or Sub-Adviser's assessment of gross domestic product in relation to aggregate debt, current account surplus or deficit, the trend of the current account, reserves available to defend the currency, and the monetary and fiscal policies of the government.

FOREIGN CURRENCY TRANSACTIONS
-----------------------------

                  In order to protect against a possible loss on investments resulting from a decline or appreciation in the value of a particular foreign currency against the U.S. dollar or another foreign currency or for other reasons, the International Equity, Equity Income, Balanced Allocation, Total Return Advantage, Enhanced Income, Mid Cap Growth and U.S. Government Income Funds are authorized to enter into forward currency exchange contracts. These contracts involve an obligation to purchase or sell a specified currency at a future date at a price set at the time of the contract. Forward currency contracts do not eliminate fluctuations in the values of portfolio securities but rather allow the Funds to establish a rate of exchange for a future point in time.

                  When entering into a contract for the purchase or sale of a security, these Funds may enter into a forward foreign currency exchange contract for the amount of the purchase or sale price to protect against variations, between the date the security is purchased or sold and the date on which payment is made or received, in the value of the foreign currency relative to the U.S. dollar or other foreign currency.

                  When the Adviser or Sub-Adviser anticipates that a particular foreign currency may decline substantially relative to the U.S. dollar or other leading currencies, in order to reduce risk, the Fund may enter into a forward contract to sell, for a fixed amount, the amount of foreign currency approximating the value of some or all of the Fund's securities denominated in such foreign currency. Similarly, when the obligations held by the Fund create a short position in a foreign currency, the Fund may enter into a forward contract to buy, for a fixed amount, an amount of foreign currency approximating the short position. With respect to any forward foreign currency contract, it will not generally be possible to match precisely the amount covered by that contract and the value of the securities involved due to the changes in the values of such securities resulting from market movements between the date the forward contract is entered into and the date it matures. In addition, while forward contracts may offer protection from losses resulting from declines or appreciation in the value of a particular foreign currency, they also limit potential gains which might result from changes in the value of such currency. A Fund will also incur costs in connection with forward foreign currency exchange contracts and conversions of foreign currencies and U.S. dollars.

                  A separate account consisting of liquid assets, such as cash, U.S. Government securities or other liquid high grade debt obligations equal to the amount of the International Equity, Equity Income, Balanced Allocation, Total Return Advantage and Enhanced Income Funds' assets that could be required to consummate forward contracts will be established with the Trust's custodian except to the extent the contracts are otherwise "covered." For the purpose of determining the adequacy of the securities in the account, the deposited securities will be valued at market or fair value. If the market or fair value of such securities declines, additional cash or liquid securities will be placed in the account daily so that the value of the account will equal the amount of such commitments by the Funds. A forward contract to sell a foreign currency is "covered" if the Fund owns the currency (or securities denominated in the currency) underlying the contract, or holds a forward contract (or call option) permitting the Fund to buy the same currency at a price no higher than the Fund's price to sell the currency. A forward contract to buy a foreign currency is "covered" if the Fund holds a forward contract (or call option) permitting the Funds to sell the same currency at a price as high as or higher than the Fund's price to buy the currency.

EXCHANGE RATE-RELATED SECURITIES
--------------------------------

                  The International Equity, Equity Income, Balanced Allocation, Total Return Advantage and Enhanced Income Funds may invest in debt securities for which the principal due at maturity, while paid in U.S. dollars, is determined by reference to the exchange rate between the U.S. dollar and the currency of one or more foreign countries ("Exchange Rate-Related Securities"). The interest payable on these securities is also denominated in U.S. dollars and is not subject to foreign currency risk and, in most cases, is paid at rates higher than most other similarly rated securities in recognition of the risks associated with these securities. There is the possibility of significant changes in rates of exchange between the U.S. dollar and any foreign currency to which an Exchange Rate-Related Security is linked. In addition, there is no assurance that sufficient trading interest to create a liquid secondary market will exist for a particular Exchange Rate-Related Security due to conditions in the debt and foreign currency markets. Illiquidity in the forward foreign exchange market and the high volatility of the foreign exchange market may, from time to time, combine to make it difficult to sell an Exchange Rate-Related Security prior to maturity without incurring a significant price loss.

CONVERTIBLE SECURITIES
----------------------

                  The Equity Growth, Balanced Allocation and Mid Cap Growth Funds may invest in convertible securities entitling the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the securities mature or are redeemed, converted or exchanged. Prior to conversion, convertible securities have characteristics similar to ordinary debt securities in that they normally provide a stable stream of income with generally higher yields than those of common stock of the same or similar issuers. Convertible securities rank senior to common stock in a corporation's capital structure and therefore generally entail less risk than the corporation's common stock. The value of the convertibility feature depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security.

                  In selecting convertible securities, the Adviser or Sub-Adviser will consider, among other factors, the creditworthiness of the issuers of the securities; the interest or dividend income generated by the securities; the potential for capital appreciation of the securities and the underlying common stocks; the prices of the securities relative to other comparable securities and to the underlying common stocks; whether the securities are entitled to the benefits of sinking funds or other protective conditions; diversification of the Fund's portfolio as to issuers; and the ratings of the securities. Since credit rating agencies may fail to timely change the credit ratings of securities to reflect subsequent events, the Adviser or Sub-Adviser will consider whether such issuers will have sufficient cash flow and profits to meet required principal and interest payments. A Fund may retain a portfolio security whose rating has been changed if the Adviser deems that retention of such security is warranted.

CORPORATE DEBT OBLIGATIONS
--------------------------

                  The Balanced Allocation, Total Return Advantage, Bond, Intermediate Bond, GNMA, Enhanced Income, Mid Cap Growth, U.S. Government Income, Michigan Municipal Bond and the Money Market Funds may invest in corporate debt obligations. In addition to obligations of corporations, corporate debt obligations include securities issued by banks and other financial institutions. Corporate debt obligations are subject to the risk of an issuer's inability to meet principal and interest payments on the obligations.

OTHER DEBT SECURITIES
---------------------

                  The Balanced Allocation, Total Return Advantage, Intermediate Bond and Enhanced Income Funds may also invest in debt securities which may include: equipment lease and trust certificates; collateralized mortgage obligations; state, municipal and private activity bonds; obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities; securities of supranational organizations such as the World Bank; participation certificates in pools of mortgages, including mortgages issued or guaranteed by the U.S. government, its agencies or instrumentalities; asset-backed securities such as mortgage backed securities, Certificates of Automobile Receivables ("CARS") and Certificates of Amortizing Revolving Debts ("CARDS"); private placements; and income participation loans. Some of the securities in which the Fund invests may have warrants or options attached.

                  The Balanced Allocation, Total Return Advantage, Intermediate Bond and Enhanced Income Funds' appreciation may result from an improvement in the credit standing of an issuer whose securities are held or a general decline in the level of interest rates or a combination of both. An increase in the level of interest rates generally reduces the value of the fixed rate debt instruments held by the Fund; conversely, a decline in the level of interest rates generally increases the value of such investments. An increase in the level of interest rates may temporarily reduce the value of the floating rate debt instruments held by the Fund; conversely, a decline in the level of interest rates may temporarily increase the value of those investments.

                  The Balanced Allocation, Total Return Advantage, Intermediate Bond, and Enhanced Income Funds invest only in investment grade debt securities which are rated at the time of purchase within the four highest ratings groups assigned by Moody's (Aaa, Aa, A and Baa), S&P (AAA, AA, A and BBB), Fitch (AAA, AA, A and BBB), or Duff (AAA, AA, A and BBB) or, if unrated, which are determined by the Fund's adviser to be of comparable quality pursuant to guidelines approved by the Trust's Board of Trustees. Debt securities rated in the lowest investment grade debt category (Baa by Moody's or BBB by S&P, Fitch or Duff or IBCA) may have speculative characteristics; changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade securities.

                  In the event that subsequent to its purchase by the Fund, a rated security ceases to be rated or its rating is reduced below investment grade, the adviser will consider whether the Fund should continue to hold the security. The adviser expects, however, to sell promptly any securities that are non-investment grade as a result of such events that exceed 5% of the Fund's net assets where the adviser has determined that such sale is in the best interest of the Fund.

RISKS RELATED TO LOWER RATED SECURITIES WHICH MAY BE PURCHASED BY THE TOTAL
---------------------------------------------------------------------------
RETURN ADVANTAGE FUND
---------------------

                  While any investment carries some risk, certain risks associated with lower rated securities (commonly referred to as "junk bonds") are different than those for investment grade securities. The risk of loss through default is greater because lower rated securities are usually unsecured and are often subordinate to an issuer's other obligations. Additionally, the issuers of these securities frequently have high debt levels and are thus more sensitive to difficult economic conditions, individual corporate developments and rising interest rates. Consequently, the market price of these securities may be quite volatile and may result in wider fluctuations in the Total Return Advantage Fund's net asset value per share.

                  In addition, an economic downturn or increase in interest rates could have a negative impact on both the markets for lower rated securities (resulting in a greater number of bond defaults) and the value of lower rated securities held by the Total Return Advantage Fund. Current laws, such as those requiring federally insured savings and loan associations to remove investments in lower rated securities from their funds, as well as other pending proposals, may also have a material adverse effect on the market for lower rated securities.

                  The economy and interest rates may affect lower rated securities differently than other securities. For example, the prices of lower rated securities are more sensitive to adverse economic changes or individual corporate developments than are the prices of higher rated investments. In addition, during an economic downturn or period in which interest rates are rising significantly, highly leveraged issuers may experience financial difficulties, which, in turn, would adversely affect their ability to service their principal and interest payment obligations, meet projected business goals and obtain additional financing.

                  If an issuer of a security held by the Total Return Advantage Fund defaults, the Fund may incur additional expenses to seek recovery. In addition, periods of economic uncertainty would likely result in increased volatility for the market prices of lower rated securities as well as the Fund's net asset value. In general, both the prices and yields of lower rated securities will fluctuate.

                  In certain circumstances it may be difficult to determine a security's fair value due to a lack of reliable objective information. Such instances occur where there is no established secondary market for the security or the security is lightly traded. As a result, the Total Return Advantage Fund's valuation of a security and the price it is actually able to obtain when it sells the security could differ.

                  Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the value and liquidity of lower rated securities held by the Total Return Advantage Fund, especially in a thinly traded market. Illiquid or restricted securities held by the Fund may involve special registration responsibilities, liabilities and costs, and could involve other liquidity and valuation difficulties.

                  The ratings of Moody's, S&P, Fitch and Duff evaluate the safety of a lower rated security's principal and interest payments, but do not address market value risk. Because the ratings of the rating agencies may not always reflect current conditions and events, in addition to using recognized rating agencies and other sources, the Sub-adviser performs its own analysis of the issuers of lower rated securities purchased by the Fund. Because of this, the Fund's performance may depend more on its own credit analysis than is the case for mutual funds investing in higher rated securities.

                  The Sub-adviser continuously monitors the issuers of lower rated securities held by the Total Return Advantage Fund for their ability to make required principal and interest payments, as well as in an effort to control the liquidity of the Fund so that it can meet redemption requests.

WARRANTS
--------

                  The International Equity, Small Cap Value, Small Cap Growth, Equity Growth, Tax Managed Equity, Core Equity, Equity Income, Balanced Allocation and Mid Cap Growth Funds may invest in warrants. Warrants enable the owner to subscribe to and purchase a specified number of shares of the issuing corporation at a specified price during a specified period of time. The prices of warrants do not necessarily correlate with the prices of the underlying securities. The purchase of warrants involves the risk that the purchaser could lose the purchase value of the warrant if the right to subscribe to additional shares is not exercised prior to the warrant's expiration. Also, the purchase of warrants involves the risk that the effective price paid for the warrant added to the subscription price of the related security may exceed the value of the subscribed security's market price such as when there is no movement in the level of the underlying security.

FUTURES AND RELATED OPTIONS
---------------------------

                  The International Equity, Small Cap Value, Small Cap Growth, Equity Growth, Tax Managed Equity, Core Equity, Equity Index, Equity Income and Mid Cap Growth Funds may invest in stock index futures contracts and options of futures contracts in attempting to hedge against changes in the value of securities that it holds or intends to purchase. The Balanced Allocation Fund may invest in stock index, interest rate, bond index and foreign currency futures contracts and options on these futures contracts. The Total Return Advantage, Bond and Enhanced Income Funds may invest in interest rate and Bond index futures contracts and options on futures contracts and the Bond and GNMA Funds may invest in futures contracts on U.S. Treasury Obligations in order to offset an expected decrease in the value of their respective portfolios that might otherwise result from a market decline. The International Equity, Small Cap Value, Small Cap Growth, Equity Growth, Tax Managed Equity, Equity Index and Equity Income Funds may invest in stock index futures contracts in attempting to hedge against changes in the value of securities that it holds or intends to purchase or to maintain liquidity. The International Equity Fund may also invest in foreign current futures contract and options in anticipation of changes in currency exchange rates. The U.S. Government Income Fund may invest in futures contracts on U.S. Treasury obligations. A Fund might sell a futures contract in order to offset an expected decrease in the value of its portfolio that might otherwise result from a market decline. Each of these Funds may invest in the instruments described either to hedge the value of their respective portfolio securities as a whole, or to protect against declines occurring prior to sales of securities in the value of the securities to be sold. Conversely, a Fund may purchase a futures contract in anticipation of purchases of securities. In addition, each of these Funds may utilize futures contracts in anticipation of changes in the composition of its holdings for hedging purposes or to maintain liquidity.

                  Futures contracts obligate a Fund, at maturity, to take or make delivery of certain securities or the cash value of an index or the cash value of a stated amount of a foreign currency. When interest rates are rising, futures contracts can offset a decline in value of the securities held by a Fund. When rates are falling or prices of securities are rising, these contracts can secure higher yields for securities a Fund intends to purchase.

                  Each of the International Equity, Small Cap Value, Small Cap Growth, Equity Growth, Tax Managed Equity, Equity Index, Equity Income, Balanced Allocation, Total Return Advantage, Bond, GNMA, Enhanced Income, Mid Cap Growth and U.S. Government Income Funds intend to comply with the regulations of the Commodity Futures Trading Commission (CFTC) exempting it from registration as a "commodity pool operator." A Fund's commodities transactions must constitute bona fide hedging or other permissible transactions pursuant to such regulations. In addition, a Fund may not engage in such transactions if the sum of the amount of initial margin deposits and premiums paid for unexpired commodity options, other than for bona fide hedging transactions, would exceed 5% of the liquidation value of its assets, after taking into account unrealized profits and unrealized losses on such contracts it has entered into; provided, however, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the percentage limitation. In connection with a Fund's position in a futures contract or option thereon, it will create a segregated account of liquid assets, such as cash, U.S. government securities or other liquid high grade debt obligations, or will otherwise cover its position in accordance with applicable requirements of the SEC.

                  The International Equity, Small Cap Value, Small Cap Growth, Equity Growth, Tax Managed Equity, Equity Index, Equity Income, Balanced Allocation, Total Return Advantage, Enhanced Income, Mid Cap Growth and U.S. Government Income Funds may purchase and sell call and put options on futures contracts traded on an exchange or board of trade. When a Fund purchases an option on a futures contract, it has the right to assume a position as a purchaser or seller of a futures contract at a specified exercise price at any time during the option period. When a Fund sells an option on a futures contract, it becomes obligated to purchase or sell a futures contract if the option is exercised. In anticipation of a market advance, a Fund may purchase call options on futures contracts as a substitute for the purchase of futures contracts to hedge against a possible increase in the price of securities which the Fund intends to purchase. Similarly, if the value of a Fund's securities is expected to decline, it might purchase put options or sell call options on futures contracts rather than sell futures contracts.

                  The Funds may write covered call options, buy put options, buy call options and sell or "write" secured put options on a national securities exchange and issued by the Options Clearing Corporation for hedging purposes. Such transactions may be effected on a principal basis with primary reporting dealers in U.S. government securities in an amount not exceeding 5% of a Fund's net assets. Such options may relate to particular securities, stock or bond indices, financial instruments or foreign currencies. Purchasing options is a specialized investment technique which entails a substantial risk of a complete loss of the amounts paid as premiums to the writer of the option.

                  A call option for a particular security gives the purchaser of the option the right to buy, and a writer the obligation to sell, the underlying security at the stated exercise price at any time prior to or only at the expiration of the option, regardless of the market price of the security. The premium paid to the writer is the consideration for undertaking the obligations under the option contract. A put option for a particular security gives the purchaser the right to sell the underlying security at the stated exercise price at any time prior to the expiration date of the option, regardless of the market price of the security. In contrast to an option on a particular security, an option on a securities index provides the holder with the right to make or receive a cash settlement upon exercise of the option.

                  Each Fund may purchase and sell put options on portfolio securities at or about the same time that it purchases the underlying security or at a later time. By buying a put, a Fund limits its risk of loss from a decline in the market value of the security until the put expires. Any appreciation in the value of and yield otherwise available from the underlying security, however, will be partially offset by the amount of the premium paid for the put option and any related transaction costs. Call options may be purchased by a Fund in order to acquire the underlying security at a later date at a price that avoids any additional cost that would result from an increase in the market value of the security. A Fund may also purchase call options to increase its return to investors at a time when the call is expected to increase in value due to anticipated appreciation of the underlying security. Prior to its expiration, a purchased put or call option may be sold in a closing sale transaction (a sale by a Fund, prior to the exercise of an option that it has purchased, of an option of the same series), and profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the option plus the related transaction costs.

                  In addition, each Fund may write covered call and secured put options. A covered call option means that a Fund owns or has the right to acquire the underlying security subject to call at all times during the option period. A secured put option means that a Fund maintains in a segregated account with its custodian cash or U.S. government securities in an amount not less than the exercise price of the option at all times during the option period. Such options will be listed on a national securities exchange and issued by the Options Clearing Corporation and may be effected on a principal basis with primary reporting dealers in the U.S.

                  The aggregate value of the securities subject to options written by a Fund will not exceed 25% of the value of its net assets. In order to close out an option position prior to maturity, a Fund may enter into a "closing purchase transaction" by purchasing a call or put option (depending upon the position being closed out) on the same security with the same exercise price and expiration date as the option which it previously wrote.

                  Options trading is a highly specialized activity and carries greater than ordinary investment risk. Purchasing options may result in the complete loss of the amounts paid as premiums to the writer of the option. In writing a covered call option, a Fund gives up the opportunity to profit from an increase in the market price of the underlying security above the exercise price (except to the extent the premium represents such a profit). Moreover, it will not be able to sell the underlying security until the covered call option expires or is exercised or a Fund closes out the option. In writing a secured put option, a Fund assumes the risk that the market value of the security will decline below the exercise price of the option. The use of covered call and secured put options will not be a primary investment technique of a Fund. For a detailed description of these investments and related risks, see Appendix B attached to this

Statement of Additional Information.

         Risk Factors Associated with Futures and Related Options

                  To the extent the Total Return Advantage, Bond, GNMA and Enhanced Income Funds are engaging in a futures transaction as a hedging device, due to the risk of an imperfect correlation between securities in their funds that are the subject of a hedging transaction and the futures contract used as a hedging device, it is possible that the hedge will not be fully effective in that, for example, losses on the portfolio securities may be in excess of gains on the futures contract or losses on the futures contract may be in excess of gains on the portfolio securities that were the subject of the hedge. In futures contracts based on indices, the risk of imperfect correlation increases as the composition of the Funds varies from the composition of the index. In an effort to compensate for the imperfect correlation of movements in the price of the securities being hedged and movements in the price of futures contracts, the Funds may buy or sell futures contracts in a greater or lesser dollar amount than the dollar amount of the securities being hedged if the historical volatility of the futures contract has been less or greater than that of the securities. Such "over hedging" or "under hedging" may adversely affect a Fund's net investment results if market movements are not as anticipated when the hedge is established.

                  Successful use of futures by the Funds also are subject to the Adviser's or Sub-adviser's ability to predict correctly movements in the direction of securities prices, interest rates and other economic factors. For example, if the Funds have hedged against the possibility of a decline in the market adversely affecting the value of securities held in their funds and prices increase instead, the Funds will lose part or all of the benefit of the increased value of securities which they have hedged because they will have offsetting losses in their futures positions. In addition, in such situations, if a Fund has insufficient cash, it may have to sell securities to meet daily variation margin requirements. Such sales of securities may, but will not necessarily, be at increased prices which reflect the rising market. The Funds may have to sell securities at a time when it may be disadvantageous to do so.

                  Although the Total Return Advantage, Bond, GNMA and Enhanced Income Funds intend to enter into futures contracts and the Total Return Advantage and Enhanced Income Funds into options transactions only if there is an active market for such investments, no assurance can be given that a liquid market will exist for any particular contract or transaction at any particular time. See "Illiquid Securities." Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Funds to substantial losses. If it is not possible, or a Fund determines not, to close a futures position in anticipation of adverse price movements, it will be required to make daily cash payments of variation margin. In such circumstances, an increase in the value of the portion of the Fund being hedged, if any, may offset partially or completely losses on the futures contract.

                  The primary risks associated with the use of futures contracts and options are:

                  1. the imperfect correlation between the change in market value of the securities held by a Fund and the price of the futures contract or option;


                  2. possible lack of a liquid secondary market for a futures contract and the resulting inability to close a futures contract when desired;


                  3. losses greater than the amount of the principal invested as initial margin due to unanticipated market movements which are potentially unlimited; and


                  4. the Adviser's or Sub-adviser's, in the case of the Total Return Advantage Fund, ability to predict correctly the direction of securities prices, interest rates and other economic factors.


MORTGAGE-BACKED SECURITIES
--------------------------

                  The Balanced Allocation, Total Return Advantage, Bond, Intermediate Bond, GNMA, Enhanced Income and U.S. Government Income Funds may purchase securities that are secured or backed by mortgages and are issued by entities such as Government National Mortgage Association (GNMA), Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), or private mortgage conduits.

                  Mortgage-backed securities represent an ownership interest in a pool of mortgages, the interest and principal payments on which may be guaranteed by an agency or instrumentality of the U.S. government, although not necessarily by the U.S. government itself. Mortgage-backed securities include CMOs and mortgage pass-through certificates.

                  Mortgage pass-through certificates, which represent interests in pools of mortgage loans, provide the holder with a pro rata interest in the underlying mortgages. One type of such certificate in which the Fund may invest is a GNMA Certificate which is backed as to the timely payment of principal and interest by the full faith and credit of the U.S. government. Another type is a FNMA Certificate, the principal and interest of which are guaranteed only by FNMA itself, not by the full faith and credit of the U.S. government. Another type is a FHLMC Participation Certificate which is guaranteed by FHLMC as to timely payment of principal and interest. However, like a FNMA security it is not guaranteed by the full faith and credit of the U.S. government. Privately issued mortgage backed securities will carry an investment grade rating at the time of purchase by S&P or by Moody's or, if unrated, will be in the adviser's opinion equivalent in credit quality to such rating. Mortgage-backed securities issued by private issuers, whether or not such obligations are subject to guarantees by the private issuer, may entail greater risk than obligations directly or indirectly guaranteed by the U.S. government.

                  The yield and average life characteristics of mortgage-backed securities differ from traditional debt securities. A major difference is that the principal amount of the obligations may be prepaid at any time because the underlying assets (i.e., loans) generally may be prepaid at any time. As a result, if a mortgage-backed security is purchased at a premium, a prepayment rate that is faster than expected will reduce the expected yield to maturity and average life, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity and average life. Conversely, if a mortgage-backed security is purchased at a discount, faster than expected prepayments will increase, while slower than expected prepayments will decrease, the expected yield to maturity and average life. There can be no assurance that the Trust's estimation of the duration of mortgage-backed securities it holds will be accurate or that the duration of such instruments will always remain within the maximum target duration. In calculating the average weighted maturity of the Funds, the maturity of mortgage-backed securities will be based on estimates of average life.

                  Prepayments on mortgage-backed securities generally increase with falling interest rates and decrease with rising interest rates; furthermore, prepayment rates are influenced by a variety of economic and social factors. Like other fixed income securities, when interest rates rise, the value of mortgage-backed securities generally will decline; however, when interest rates decline, the value of mortgage-backed securities may not increase as much as that of other similar duration fixed income securities, and, as noted above, changes in market rates of interest may accelerate or retard prepayments and thus affect maturities.

                  These characteristics may result in a higher level of price volatility for these assets under certain market conditions. In addition, while the market for Mortgage-backed securities is ordinarily quite liquid, in times of financial stress the market for these securities can become restricted.

DOLLAR ROLLS
------------

                  The Balanced Allocation, U.S. Government Income and Michigan Municipal Bond Funds may invest in reverse repurchase agreements in the form of Dollar Rolls. Dollar Rolls are transactions in which securities are sold by the Fund for delivery in the current month and the Fund simultaneously contracts to repurchase substantially similar securities on a specified future date. Any difference between the sale price and the purchase price is netted against the interest income foregone on the securities sold to arrive at an implied borrowing rate. Alternatively, the sale and purchase transactions can be executed at the same price, with the Fund being paid a fee as consideration for entering into the commitment to purchase. Dollar Rolls may be renewed prior to cash settlement and initially may involve only a firm commitment agreement by the Fund to buy a security. If the broker-dealer to which the Fund sells the security becomes insolvent, the Fund's right to repurchase the security may be restricted. Other risks involved in entering into Dollar Rolls include the risk that the value of the security may change adversely over the term of the Dollar Roll and that the security the Fund is required to repurchase may be worth less than the security that the Fund originally held. At the time a Fund enters into a Dollar Roll, it will place in a segregated custodial account assets such as U.S. government securities or other liquid, high grade debt securities consistent with the Fund's investment restrictions having a value equal to the repurchase price (including accrued interest), and will subsequently monitor the account to ensure that such equivalent value is maintained.

SHORT SALES
-----------

                  The Tax Managed Equity, Balanced Allocation, GNMA, Mid Cap Growth, U.S. Government Income and Michigan Municipal Bond Funds may engage in short sales of its securities. Selling securities short involves selling securities the seller does not own (but has borrowed) in anticipation of a decline in the market price of such securities. To deliver the securities to the buyer, the seller must arrange through a broker to borrow the securities and, in so doing, the seller becomes obligated to replace the securities borrowed at their market price at the time of replacement. In a short sale, the proceeds the seller receives from the sale are retained by a broker until the seller replaces the borrowed securities. The seller may have to pay a premium to borrow the securities and must pay any dividends or interest payable on the securities until they are replaced.

ASSET-BACKED SECURITIES
-----------------------

                  As described in the Prospectuses, the Balanced Allocation, Total Return Advantage and the Fixed Income Funds may purchase asset-backed securities, which are securities backed by mortgages, installment contracts, credit card receivables or other assets. Asset-backed securities represent interests in "pools" of assets in which payments of both interest and principal on the securities are made monthly, thus in effect "passing through" monthly payments made by the individual borrowers on the assets that underlie the securities, net of any fees paid to the issuer or guarantor of the securities. The average life of asset-backed securities varies with the maturities of the underlying instruments, and the average life of a mortgage-backed instrument, in particular, is likely to be substantially less than the original maturity of the mortgage pools underlying the securities as a result of mortgage prepayments. For this and other reasons, an asset-backed security's stated maturity may be shortened, and the security's total return may be difficult to predict precisely. Asset-backed securities acquired by the Fund may include collateralized mortgage obligations (CMOs) issued by private companies.

                  In general, the collateral supporting non-mortgage, asset-backed securities is of shorter maturity than mortgage loans and is less likely to experience substantial prepayments. Such securities may also be debt instruments, which are also known as collateralized obligations and are generally issued as the debt of a special purpose entity organized solely for the purpose of owning such assets and issuing such debt. Asset-backed securities are not issued or guaranteed by the U.S. government or its agencies or instrumentalities.

                  Each Fund may invest in securities the timely payment of principal and interest on which are guaranteed by the GNMA a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development. The market value and interest yield of these instruments can vary due to market interest rate fluctuations and early prepayments of underlying mortgages. These securities represent ownership in a pool of federally insured mortgage loans. GNMA certificates consist of underlying mortgages with a maximum maturity of 30 years.

However, due to scheduled and unscheduled principal payments, GNMA certificates have a shorter average maturity and, therefore, less principal volatility than a comparable 30-year bond. Since prepayment rates vary widely, it is not possible to predict accurately the average maturity of a particular GNMA pool. GNMA securities differ from conventional bonds in that principal is paid back to the certificate holders over the life of the loan rather than at maturity. The scheduled monthly interest and principal payments relating to mortgages in the pool are "passed through" to investors. In addition, there may be unscheduled principal payments representing prepayments on the underlying mortgages. Although GNMA certificates may offer yields higher than those available from other types of U.S. Government securities, GNMA certificates may be less effective than other types of securities as a means of "locking in" attractive long-term rates because of the prepayment feature. For instance, when interest rates decline, the value of a GNMA certificate likely will not rise as much as comparable debt securities due to the prepayment feature. In addition, these prepayments can cause the price of a GNMA certificate originally purchased at a premium to decline in price to its par value, which may result in a loss.

                  There are a number of important differences among the agencies and instrumentalities of the U.S. Government that issue mortgage-related securities and among the securities that they issue. Mortgage-related securities guaranteed by the GNMA include GNMA Mortgage Pass-Through Certificates (also known as Ginnie Maes) which are guaranteed as to the timely payment of principal and interest by GNMA and such guarantee is backed by the full faith and credit of the United States. GNMA is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA certificates also are supported by the authority of GNMA to borrow funds from the U.S. Treasury to make payments under its guarantee. Mortgage-backed securities issued by the FNMA include FNMA Guaranteed Mortgage Pass-Through Certificates (also known as "Fannie Maes") which are solely the obligations of the FNMA and are not backed by or entitled to the full faith and credit of the United States, but are supported by the right of the issuer to borrow from the Treasury. FNMA is a government-sponsored organization owned entirely by private stockholders. Fannie Maes are guaranteed as to timely payment of the principal and interest by FNMA. Mortgage-related securities issued by the FHLMC include FHLMC Mortgage Participation Certificates (also known as "Freddie Macs" or "Pcs"). FHLMC is a corporate instrumentality of the United States, created pursuant to an Act of Congress, which is owned entirely by Federal Home Loan Banks. Freddie Macs are not guaranteed by the United States or by any Federal Home Loan Banks and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank. Freddie Macs entitle the holder to timely payment of interest, which is guaranteed by the FHLMC. FHLMC guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. When FHLMC does not guarantee timely payment of principal, FHLMC may remit the amount due on account of its guarantee of ultimate payment of principal at any time after default on an underlying mortgage, but in no event later than one year after it becomes payable.

                  Non-mortgage asset-backed securities involve certain risks that are not presented by mortgage-backed securities. Primarily, these securities may not have the benefit of the same security interest in the underlying collateral. Credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which have given debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have an effective security interest in all of the obligations backing such receivables. Therefore, there is a possibility that recoveries on repossessed collateral may not, in some cases, be able to support payments on these securities.

INTEREST RATE AND TOTAL RETURN SWAPS
------------------------------------

                  The Balanced Allocation, Total Return Advantage, GNMA, Enhanced Income and U.S. Government Income Funds may enter into interest rate swaps for hedging purposes and not for speculation. The Balance Allocation Fund may also use total return swaps for the same purposes. The Fund will typically use interest rate or total return swaps to preserve a return on a particular investment or portion of its portfolio or to shorten the effective duration of its investments. Swaps involve the exchange by the Fund with another party of their respective commitments to pay or receive interest or the total return of a predefined "index," such as an exchange of fixed rate payments for floating rate payments or an exchange of a floating rate payment for the total return on an index.

                  The net amount of the excess, if any, of a Fund's obligations over its entitlements with respect to each interest rate swap will be accrued on a daily basis and an amount of liquid assets, such as cash, U.S. government securities or other liquid high grade debt securities, having an aggregate net asset value at least equal to such accrued excess will be maintained in a segregated account by the Fund's custodian. A Fund will not enter into any interest rate swap unless the unsecured commercial paper, senior debt, or claims paying ability of the other party is rated, with respect to the Enhanced Income and Total Return Advantage Funds, either "A" or "A-1" or better by S&P, Duff or Fitch, or "A" or "P-1" or better by Moody's or, with respect to the GNMA Fund, the claims paying ability of the other party is deemed creditworthy and any such obligation the GNMA Fund may have under such an arrangement will be covered by setting aside liquid high grade securities in a segregated account.

                  The Balanced Allocation, Total Return Advantage, GNMA, and Enhanced Income Fund will only enter into swaps on a net basis, (i.e., the two payment streams are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments). Inasmuch as these transactions are entered into for good faith hedging purposes, the Funds and their respective Adviser or Sub-adviser believe that such obligations do not constitute senior securities as defined in the 1940 Act and, accordingly, will not treat them as being subject to the Fund's borrowing restrictions. The net amount of the excess, if any, of the Fund's obligations over their entitlements with respect to each swap will be accrued on a daily basis and an amount of liquid assets, such as cash, U.S. government securities or other liquid high grade debt securities, having an aggregate net asset value at least equal to such accrued excess will be maintained in a segregated account by the Fund's custodian.

                  If there is a default by the other party to a swap transaction, the Fund involved will have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid in comparison with markets for other similar instruments which are traded in the Interbank market.

ZERO COUPON OBLIGATIONS
-----------------------

                  The Ohio Tax Exempt Bond, U.S. Government Income and Michigan Municipal Bond Funds may invest in zero coupon obligations. Zero coupon obligations are discount debt obligations that do not make periodic interest payments although income is generally imputed to the holder on a current basis. Such obligations may have higher price volatility than those which require the payment of interest periodically. The Adviser will consider the liquidity needs of the Fund when any investment in zero coupon obligations is made.

INCOME PARTICIPATION LOANS
--------------------------

                  The Balanced Allocation, Total Return Advantage, Intermediate Bond, and Enhanced Income Funds may make or acquire participations in privately negotiated loans to borrowers. Frequently, such loans have variable interest rates and may be backed by a bank letter of credit; in other cases they may be unsecured. Such transactions may provide an opportunity to achieve higher yields than those that may be available from other securities offered and sold to the general public.

                  Privately arranged loans, however, will generally not be rated by a credit rating agency and will normally be liquid, if at all, only through a provision requiring repayment following demand by the lender. Such loans made by a Fund may have a demand provision permitting the Fund to require repayment within seven days. Participations in such loans, however, may not have such a demand provision and may not be otherwise marketable. Recovery of an investment in any such loan that is illiquid and payable on demand will depend on the ability of the borrower to meet an obligation for full repayment of principal and payment of accrued interest within the demand period, normally seven days or less (unless the Fund determines that a particular loan issue, unlike most such loans, has a readily available market). As it deems appropriate, the Board of Trustees of the Trust will establish procedures to monitor the credit standing of each such borrower, including its ability to honor contractual payment obligations.

CERTIFICATES OF PARTICIPATION
-----------------------------

                  The Michigan Municipal Bond Fund may purchase Michigan Municipal Securities in the form of "certificates of participation" which represent undivided proportional interests in lease payments by a governmental or nonprofit entity. The Tax-Exempt Funds may also purchase certificates of participation. The municipal leases underlying the certificates of participation in which the Fund invests will be subject to the same quality rating standards applicable to Municipal Securities. Certificates of participation may be purchased from a bank, broker-dealer or other financial institution. The lease payments and other rights under the lease provide for and secure the payments on the certificates.

                  Lease obligations may be limited by law, municipal charter or the duration or nature of the appropriation for the lease and may be subject to periodic appropriation. In particular, lease obligations, may be subject to periodic appropriation. If the entity does not appropriate funds for future lease payments, the entity cannot be compelled to make such payments. Furthermore, a lease may provide that the certificate trustee cannot accelerate lease obligations upon default; in such event, the trustee would only be able to enforce lease payments as they became due. In the event of a default or failure of appropriation, it is unlikely that the trustee would be able to obtain an acceptable substitute source of payment. In addition, certificates of participation are less liquid than other bonds because there is a limited secondary trading market for such obligations.

WHEN-ISSUED SECURITIES
----------------------

                  The International Equity, Small Cap Value, Small Cap Growth, Equity Growth, Tax Managed Equity, Core Equity, Equity Income, Balanced Allocation, Total Return Advantage, Bond, Intermediate Bond, GNMA, Enhanced Income, Ohio Municipal Money Market, Pennsylvania Tax Exempt Money Market, Tax Exempt Money Market, Mid Cap Growth and U.S. Government Income Funds may purchase securities (Municipal Securities in the case of the Ohio Tax Exempt Bond, Pennsylvania Municipal Bond, National Tax Exempt Bond and Michigan Municipal Funds) on a "when-issued" basis (i.e., for delivery beyond the normal settlement date at a stated price and yield). The Funds do not intend to purchase when-issued securities for speculative purposes but only for the purpose of acquiring portfolio securities. In when-issued and delayed delivery transactions, a Fund relies on the seller to complete the transaction; its failure to do so may cause the Fund to miss a price or yield considered to be attractive. One form of when-issued or delayed delivery security that the GNMA and Bond Funds may purchase is a "to be announced" (TBA) mortgage-backed security. A TBA transaction arises when a mortgage-backed security, such as a GNMA pass-through security, is purchased or sold with the specific pools that will constitute that GNMA pass-through security to be announced on a future settlement date.

                  When a Fund agrees to purchase when-issued securities, the custodian sets aside cash or liquid portfolio securities equal to the amount of the commitment in a separate account. Normally, the custodian will set aside portfolio securities to satisfy a purchase commitment, and in such a case a Fund may be required subsequently to place additional assets in the separate account in order to ensure that the value of the account remains equal to the amount of the Fund's commitment, marked to market daily. It is likely that a Fund's net assets will fluctuate to a greater degree when it sets aside portfolio securities to cover such purchase commitments than when it sets aside cash. Because a Fund will set aside cash or liquid assets to satisfy its purchase commitments in the manner described, the Fund's liquidity and ability to manage its portfolio might be affected in the event its commitments to purchase when-issued securities ever exceeded 25% of the value of its total assets.

                  When a Fund engages in when-issued transactions, it relies on the seller to consummate the trade. Failure of the seller to do so may result in the Fund's incurring a loss or missing an opportunity to obtain a price considered to be advantageous. A Fund receives no income from when-issued or delayed settlement securities prior to delivery of such securities.

SHORT-TERM OBLIGATIONS
----------------------

                  The International Equity, Small Cap Value, Small Cap Growth, Equity Growth, Tax Managed Equity, Core Equity, Equity Index, Equity Income, Balanced Allocation, Total Return Advantage, Bond, Intermediate Bond, GNMA, Enhanced Income, and U.S. Government Income Funds may hold temporary cash balances which may be invested in various short-term obligations (with maturities of 18 months or less, 12 months in the case of the U.S. Government Income Fund) such as domestic and foreign commercial paper, bankers' acceptances, certificates of deposit and demand and time deposits of domestic and foreign branches of U.S. banks and foreign banks, U.S. government securities, repurchase agreements, reverse repurchase agreements and (GICs). The Equity Index Fund cannot invest in foreign commercial paper and GICs. A Fund may invest no more than 5% of its net assets in variable and floating rate obligations. During temporary defensive periods, each Fund may hold up to 100% of its total assets in these types of obligations.

                  In the case of repurchase agreements, default or bankruptcy of the seller may expose a Fund to possible loss because of adverse market action or delays connected with the disposition of the underlying obligations. Further, it is uncertain whether a Fund would be entitled, as against a claim by such seller or its receiver or trustee in bankruptcy, to retain the underlying securities. Reverse repurchase agreements involve the risk that the market value of the securities held by a Fund may decline below the price of the securities it is obligated to repurchase.

                  Investments include commercial paper and other short-term promissory notes issued by corporations (including variable and floating rate instruments) must be rated at the time of purchase "A-2" or better by S&P, "Prime-2" or better by Moody's, "F-2" or better by Fitch, "Duff 2" or better by Duff or, determined by the adviser to be of comparable quality pursuant to guidelines approved by the Trust's Board of Trustees. In addition, the International Equity, Small Cap Growth, Tax Managed Equity, Core Equity, Balanced Allocation, Total Return Advantage, Intermediate Bond and Enhanced Income Funds may invest in Canadian Commercial Paper (CCP), which is commercial paper issued by a Canadian corporation or a Canadian counterpart of a U.S. corporation, and in Europaper, which is U.S. dollar denominated commercial paper of a foreign issuer. Each Fund may also acquire zero coupon obligations, which have greater price volatility than coupon obligations and which will not result in the payment of interest until maturity.

                  Bank obligations include bankers' acceptances and negotiable certificates of deposit, and non-negotiable demand and time deposits issued for a definite period of time and earning a specified return by a U.S. bank which is a member of the Federal Reserve System. Bank obligations also include U.S. dollar denominated bankers' acceptances and certificates of deposit and time deposits issued by foreign branches of U.S. banks or foreign banks. Investment in bank obligations is limited to the obligations of financial institutions having more than $1 billion in total assets at the time of purchase. The International Equity, Small Cap Growth, Tax Managed Equity, Core Equity, Balanced Allocation, Total Return Advantage, Intermediate Bond and Enhanced Income Funds may also make interest bearing savings deposits in commercial and savings banks not in excess of 5% of its total assets. Investment in non-negotiable time deposits is limited to no more than 5% of the Fund's total assets at the time of purchase.

                  The Balanced Allocation, Total Return Advantage, Intermediate Bond and Enhanced Income Funds may also make limited investments in (GIC) issued by U.S. insurance companies. When investing in GICs, a Fund makes cash contributions to a deposit fund or an insurance company's general account. The insurance company then credits to that Fund monthly a guaranteed minimum interest which is based on an index. The insurance company may assess periodic charges against a GIC for expense and service costs allocable to it, and the charges will be deducted from the value of the deposit fund. A Fund will purchase a GIC only when its Adviser or Sub-adviser has determined, under guidelines established by the Board of Trustees, that the GIC presents minimal credit risks to the Fund and is of comparable quality to instruments that are rated high quality by one or more rating agencies. In the case of the Balanced Allocation Fund, because the Fund may not receive the principal amount of a GIC from the insurance company on sixty days' notice or less, the GIC is considered an illiquid investment, and, together with other instruments in the Fund which are not readily marketable will not exceed 15% of the Fund's net assets.

                  The Mid Cap Growth Fund may hold temporary cash balances which may be invested in various short-term obligations (with maturities of 12 months or less) such as domestic and foreign commercial paper, bankers' acceptances, certificates of deposit and demand and time deposits of domestic and foreign branches of U.S. banks and foreign banks, U.S. government securities, repurchase agreements, reverse repurchase agreements and GICs.

                  The Balanced Allocation and U.S. Government Income Funds may engage in short-term trading and may sell securities which have been held for periods ranging from several months to less than a day. The object of such short-term trading is to increase the potential for capital appreciation and/or income by making portfolio changes in anticipation of expected movements in interest rates or security prices or in order to take advantage of what the Fund's Adviser believes is a temporary disparity in the normal yield relationship between two securities. Any such trading would increase the Fund's turnover rate and its transaction costs. Higher portfolio turnover may result in increased taxable gains to shareholders (see "Additional Information Concerning Taxes" below) and increased expenses paid by the Fund due to transaction costs. Under normal market conditions, the Balanced Allocation and U.S.
Government Income's portfolio turnover are not expected to exceed 200%.

MONEY MARKET INSTRUMENTS
------------------------

                  The Money Market Fund may invest in "money market" instruments, including bank obligations and commercial paper. The Ohio Municipal Money Market and Pennsylvania Tax Exempt Money Market Funds may also invest, from time to time, a portion of their assets for temporary defensive or other purposes in such taxable money market instruments.

                  Bank obligations include bankers' acceptances, negotiable certificates of deposit, and non-negotiable time deposits issued for a definite period of time and earning a specified return by a U.S. bank which is a member of the Federal Reserve System. Bank obligations also include U.S. dollar denominated bankers' acceptances, certificates of deposit and time deposits issued by foreign branches of U.S. banks or foreign banks. Investment in bank obligations is limited to the obligations of financial institutions having more than $1 billion in total assets at the time of purchase. The Money Market Fund may also make interest bearing savings deposits in commercial and savings banks not in excess of 5% of its total assets. Investment in non-negotiable time deposits is limited to no more than 5% of the Fund's total assets at the time of purchase.

                  Investments in commercial paper and other short-term promissory notes issued by corporations (including variable and floating rate instruments) must be rated at the time of purchase "A-2" or better by S&P, "Prime-2" or better by Moody's, "F-2" or better by Fitch, "Duff 2" or better by Duff or, if not rated, determined by the Adviser to be of comparable quality pursuant to guidelines approved by the Trust's Board of Trustees. Investments may also include corporate notes. In addition, the Money Market Fund may invest in Canadian Commercial Paper ("CCP"), which is U.S. dollar denominated commercial paper issued by a Canadian corporation or a Canadian counterpart of a U.S. corporation, and in Europaper, which is U.S. dollar denominated commercial paper of a foreign issuer. The Money Market Fund may acquire zero coupon obligations, which have greater price volatility than coupon obligations and which will not result in the payment of interest until maturity.

                  Investments in the obligations of foreign branches of U.S. banks, foreign banks and other foreign issuers may subject the Money Market Fund to additional investment risks, including future political and economic developments, the possible imposition of withholding taxes on interest income, possible seizure or nationalization of foreign deposits, the possible establishment of exchange controls, or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest on such obligations. In addition, foreign branches of U.S. banks and foreign banks may be subject to less stringent reserve requirements and to different accounting, auditing, reporting, and recordkeeping standards than those applicable to domestic branches of U.S. banks. The Money Market Fund will invest in the obligations of foreign banks or foreign branches of U.S. banks only when the Adviser believes that the credit risk with respect to the instrument is minimal.

                  The Money Market Fund may also make limited investments in GICs issued by U.S. insurance companies. The Fund will purchase a GIC only when the Adviser has determined, under guidelines established by the Board of Trustees, that the GIC presents minimal credit risks to the Fund and is of comparable quality to instruments that are rated high quality by certain nationally recognized statistical rating organizations.

GOVERNMENT SECURITIES
---------------------

                  The Treasury Money Market and Treasury Plus Money Market Funds may only invest in direct obligations of the U.S. Treasury and investment companies that invest only in such obligations. Examples of the types of U.S. government obligations that may be held by the Balanced Allocation, Total Return Advantage, Bond, Intermediate Bond, GNMA, Enhanced Income, Ohio Municipal Money Market, Pennsylvania Tax Exempt Money Market, Tax Exempt Money Market, Money Market, Government Money Market, Mid Cap Growth, U.S. Government Income, and Michigan Municipal Bond Funds include, in addition to Treasury Bills, the obligations of Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, Government National Mortgage Association, General Services Administration, Student Loan Marketing Association, Central Bank for Cooperatives, Federal Home Loan Mortgage Corporation, Federal Intermediate Credit Banks and Maritime Administration. Some of these obligations are supported by the full faith and credit of the U.S. Treasury, such as obligations issued by the Government National Mortgage Association. Others, such as those of the Export-Import Bank of the United States, are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as those of the Federal National Mortgage Association, are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; and still others, such as those of the Student Loan Marketing Association, are supported only by the credit of the agency or instrumentality issuing the obligation. No assurance can be given that the U.S. Government would provide financial support to U.S. Government-sponsored agencies or instrumentalities if it is not obligated to do so by law. Some of these investments may be variable or floating rate instruments. See "Variable and Floating Rate Obligations." The Ohio Municipal Money Market, Pennsylvania Tax Exempt Money Market, Tax Exempt Money Market, Money Market and Government Money Market Funds will invest in the obligations of such agencies or instrumentalities only when the Adviser believes that their credit risk with respect thereto is minimal.

U.S. TREASURY OBLIGATIONS AND RECEIPTS
--------------------------------------

                  The Balanced Allocation, Total Return Advantage, Bond, Intermediate Bond, GNMA, Enhanced Income, Money Market, Mid Cap Growth, U.S. Government Income and Michigan Municipal Bond Funds may invest in obligations issued or guaranteed by the U.S. government or its agencies. The Fund may invest in U.S. Treasury obligations consisting of bills, notes and bonds issued by the U.S. Treasury, and separately traded interest and principal component parts of such obligations that are transferable through the Federal book-entry system known as STRIPS (Separately Traded Registered Interest and Principal Securities).

                  The Fund may invest in separately traded interest and principal component parts of the U.S. Treasury obligations that are issued by banks or brokerage firms and are created by depositing U.S. Treasury obligations into a special account at a custodian bank. The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates of receipts. The custodian arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register. Receipts include Treasury Receipts (TRs), Treasury Investment Growth Receipts (TIGRs), Liquid Yield Option Notes (LYONs), and Certificates of Accrual on Treasury Securities (CATS). TIGRs, LYONs and CATS are interests in private proprietary accounts while TR's are interests in accounts sponsored by the U.S. Treasury.

                  Securities denominated as TRs, TIGRs, LYONs and CATS are sold as zero coupon securities which means that they are sold at a substantial discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. This discount is accreted over the life of the security, and such accretion will constitute the income earned on the security for both accounting and tax purposes. Because of these features, such securities may be subject to greater interest rate volatility than interest paying investments.

STAND-BY COMMITMENTS
--------------------

                  The Tax-Exempt Funds, Ohio Municipal Money Market, Pennsylvania Tax Exempt Money Market, and Tax Exempt Money Market Funds may acquire stand-by commitments. Under a stand-by commitment, a dealer agrees to purchase at a Fund's option specified Michigan Municipal Securities at a specified price. Stand-by commitments acquired by the Fund must be of high quality as determined by any Rating Agency, or, if not rated, must be of comparable quality as determined by the Adviser. The Fund acquires stand-by commitments solely to facilitate portfolio liquidity and does not intend to exercise its rights thereunder for trading purposes.

DERIVATIVE INSTRUMENTS
----------------------

                  The International Equity, Small Cap Value, Small Cap Growth, Equity Growth, Tax Managed Equity, Core Equity, Equity Index, Equity Income, Balanced Allocation, Total Return Advantage, Bond, Intermediate Bond, GNMA, Enhanced Income, Money Market, Mid Cap Growth, and U.S. Government Income Funds may purchase certain "derivative" instruments. Derivative instruments are instruments that derive value from the performance of underlying securities, interest or currency exchange rates, or indices, and include (but are not limited to) futures contracts, options, forward currency contracts and structured debt obligations (including collateralized mortgage obligations ("CMOs"), various floating rate instruments and other types of securities).

                  Like all investments, derivative instruments involve several basic types of risks which must be managed in order to meet investment objectives. The specific risks presented by derivatives include, to varying degrees, market risk in the form of underperformance of the underlying securities, exchange rates or indices; credit risk that the dealer or other counterparty to the transaction will fail to pay its obligations; volatility and leveraging risk that, if interest or exchange rates change adversely, the value of the derivative instrument will decline more than the securities, rates or indices on which it is based; liquidity risk that the Fund will be unable to sell a derivative instrument when it wants because of lack of market depth or market disruption;

pricing risk that the value of a derivative instrument (such as an option) will not correlate exactly to the value of the underlying securities, rates or indices on which it is based; extension risk that the expected duration of an instrument may increase or decrease; and operations risk that loss will occur as a result of inadequate systems and controls, human error or otherwise. Some derivative instruments are more complex than others, and for those instruments that have been developed recently, data are lacking regarding their actual performance over complete market cycles.

                  The risk to the International Equity, Small Cap Value, Small Cap Growth, Equity Growth, Tax Managed Equity, Core Equity, Equity Index, Equity Income, Mid Cap Growth and U.S. Government Income Funds due to the use of derivatives in the equity portion of the Fund's portfolio of investments will be limited to 33 1/3% of such investments at the time of the derivative transaction.

                  With respect to the fixed income portion of the Fund's investments, the Fund's Adviser has determined that the risk features that must distinguish derivatives from other investment instruments (and which heavily influence the market, volatility and leveraging, liquidity, and pricing risks referred to above) can be described generally as "structural risk." Structural risk refers to the contractual features of an investment that can cause its total return to vary with changes in interest rates or other variables. Structural risk is not unique to derivatives, but because derivatives often are created through the intricate division of the cash flows of the underlying security, they can (but do not necessarily) present a high degree of structural risk. Structural risk can arise from variations in coupon levels, principal, and/or average life.

                  The Adviser has adopted the following internal policies concerning management of the structural risk inherent in derivative instruments in the fixed income portion of the Fund's portfolio. The risk to the Fund due to the use of such derivatives will be limited to the principal invested in such instruments. When the Fund engages in short sales "against the box," risk of loss will be limited to the value of the securities "in the box." The adviser does NOT presently intend to invest in the following types of derivatives which are structured instruments, such as range notes, dual index notes, leveraged or deleveraged bonds, inverse floaters, index amortizing notes and other structured instruments having similar cash flow characteristics.

                  The cash equivalent portion of the Fund's portfolio of investments is managed with an emphasis on safety and high credit quality. This requires that liquidity risk and market risk or interest rate risk, as well as credit risk, be held to minimal levels. The Adviser has determined that many types of floating rate and variable rate instruments, commonly referred to as "derivatives," are considered to be potentially volatile. These derivative instruments are structured in a way that may not allow them to reset to par at an interest rate adjustment date. Accordingly, the Adviser has adopted the following policies with respect to this portion of the Fund's assets.

                  The following types of derivative instruments ARE NOT permitted investments for the cash equivalent portion of the Fund's portfolio of investments:

                  - leveraged or deleveraged floaters (whose interest rate reset provisions are based on a formula that magnifies the effect of changes in interest rates);

                  - range floaters (which do not pay interest if market interest rates move outside of a specified range);

                  - dual index floaters (whose interest rate reset provisions are tied to more than one index so that a change in the relationship between these indices may result in the value of the instrument falling below face value);

                  - inverse floaters (which reset in the opposite direction of their index); and

                  - any other structured instruments having cash flow characteristics that can create potential market volatility similar to the instruments listed above.

Additionally, the cash equivalent portion of the Fund's portfolio will not be invested in instruments indexed to longer than one-year rates, or in instruments whose interest rate reset provisions are tied to an index that materially lags short-term interest rates, such as "COFI floaters."

                  At the present time, the only derivative investments that have been determined to be suitable for the cash equivalent portion of the Fund's portfolio are:

                  - securities based on short-term, fixed-rate contracts; and

                  - floating-rate or variable-rate securities whose interest rates reset based on changes in standard money market rate indices such as U.S. government Treasury bills, London Interbank Offered Rate, published commercial paper rates, or federal funds rates.

                  The risk to the Fund due to the use of derivatives in the cash equivalent portion of its assets will be limited to the principal invested in such instruments.

                  The Adviser will evaluate the risks presented by the derivative instruments purchased by the Fund, and will determine, in connection with day-to-day management of the Fund, how they will be used in furtherance of the Fund's investment objective.

                  The Intermediate Bond Fund may invest in moderate structural risk derivatives containing features which can modestly or moderately alter the timing and/or amount of principal return and/or amount of income return. This would include, for example, investments that are subject to normal prepayment variances experienced in mortgage pass-through securities. Periodic occurrence of this degree of structural risk would not be expected to materially impact overall Fund returns relative to its investment objective.

                  The Intermediate Bond Fund will NOT invest in high structural risk derivatives whose duration (and hence return) can vary widely depending on moves in interest rates or other contractual variables. Generally, these are instruments which are deemed to have a high sensitivity to changes in interest rates, which could materially alter the effective duration or coupon and return of the instruments.

                  The Intermediate Bond Fund may invest in mortgage-backed derivative securities, including CMOs, provided that they are not identified by the advisers as "high risk securities" by certain quantitative tests that are generally accepted standards in the investment industry.

                  Other derivative instruments that are suitable for investment include: asset-backed securities such as those backed by automobile loans or credit card receivables. All such securities, however, must conform to the structural risk standards stated above (i.e. not present high structural risk).

                  The Adviser does NOT presently intend to invest in the following types of derivatives on behalf of the Fund:

-        exchange rate-related securities

-        forward currency exchange contracts

-        interest rate swaps

-        futures contracts and related options

- structured instruments, such as range notes, dual index notes, leveraged or deleveraged bonds, inverse floaters, index amortizing notes and other structured instruments having similar cash flow characteristics

         The Total Return Advantage and Enhanced Income Funds may invest in derivative instruments having either moderate structural risk or high structural risk characteristics (as described above in the section pertaining to the Intermediate Bond Fund). There are no policy restrictions on specific types of derivative instruments in which the Funds are permitted to invest. However, structural risk is controlled by adherence to specific overall Fund parameters. The Funds are managed in accordance with a policy goal that constrains the potential variability of overall Fund duration and total return in relation to specified investment performance benchmarks. Fund exposure to derivative instruments having high structural risk characteristics is targeted at a maximum of 5.0% of each Fund's net assets with no individual position greater than 1.0% of each Fund. Variability in total Fund duration caused by these securities is targeted not to exceed 0.1 years in any one calendar year.

                  The Adviser of the Bond Fund does NOT presently intend to invest in the following types of derivatives which are structured instruments, such as range notes, dual index notes, leveraged or deleveraged bonds, inverse floaters, index amortizing notes and other structured instruments having similar cash flow characteristics.

         The Adviser has adopted the following internal policy concerning management of the structural risk inherent in derivative instruments on behalf of the GNMA Fund:

                  The Adviser does not presently intend to invest in the following types of derivatives on behalf of the GNMA Fund:

-        exchange rate-related securities

-        forward currency exchange contracts

- structured instruments, such as range notes, dual index notes, leveraged or deleveraged bonds, inverse floaters, index amortizing notes and other structured instruments having similar cash flow characteristics

TAX-EXEMPT DERIVATIVES AND OTHER MUNICIPAL SECURITIES
-----------------------------------------------------

                  The Ohio Municipal Money Market, Pennsylvania Tax Exempt Money Market and Tax Exempt Money Market Funds may invest in tax-exempt derivative securities relating to Municipal Securities, including tender option bonds, participations, beneficial interests in trusts and partnership interests. (See generally "Derivative Instruments" above.)

                  Opinions relating to the validity of Municipal Securities and to the exemption of interest thereon from federal income tax are rendered by bond counsel to the respective issuers at the time of issuance, and opinions relating to the validity of and the tax-exempt status of payments received by the Ohio Municipal Money Market, Pennsylvania Tax Exempt Money Market and Tax Exempt Money Market Funds from tax-exempt derivative securities are rendered by counsel to the respective sponsors of such securities. The Funds and the Adviser will rely on such opinions and will not review independently the underlying proceedings relating to the issuance of Municipal Securities, the creation of any tax-exempt derivative securities, or the bases for such opinions.

SECURITIES OF OTHER INVESTMENT COMPANIES
----------------------------------------

                  Subject to 1940 Act limitations and pursuant to applicable SEC requirements, the Funds may invest in securities issued by other investment companies which invest in high quality, short-term debt securities and which determine their net asset value per share based on the amortized cost or penny-rounding method. As a shareholder of another investment company, the Fund would bear, along with other shareholders, its pro rata portion of that company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that the Fund bears directly in connection with its own operations. Investment companies in which the Fund may invest may also impose a sales or distribution charge in connection with the purchase or redemption of their shares and other types of commissions or charges. Such charges will be payable by a Fund and, therefore, will be borne indirectly by its shareholders.

                  Each Fund may invest in securities issued by other investment companies as described in the Prospectus. Each Fund currently intends to limit its investments in securities issued by other investment companies so that, as determined immediately after a purchase of such securities is made: (i) not more than 5% of the value of the Fund's total assets will be invested in the securities of any one investment company; (ii) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group; and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Fund or by the Trust as a whole.

                  With regard to the Tax-Exempt Funds and the Money Market Funds, not more than 10% of the outstanding voting stock of any one investment company will be owned in the aggregate by the Fund and other investment companies advised by the Adviser.

                  In addition, the International Equity Fund may purchase shares of investment companies investing primarily in foreign securities, including "country funds" which have portfolios consisting exclusively of securities of issuers located in one foreign country. Such "country funds" may be either open-end or closed-end investment companies, and may include a portfolio or portfolios of The CountryBaskets Index Fund, Inc. (CountryBaskets), a registered, open-end management investment company that, through its portfolios, seeks to provide investment results that substantially correspond to the price and yield performance of a broad-based index of publicly traded equity securities in a particular country, geographic region or industry sector.

                  The International Equity Fund may also purchase World Equity Benchmark Shares issued by The Foreign Fund, Inc. (WEBS) and similar securities of other issuers. WEBS are shares of an investment company that invests substantially all of its assets in securities included in the Morgan Stanley Capital International indices for specific countries. Because the expense associated with an investment in WEBS can be substantially lower than the expense of small investments directly in the securities comprising the indices it seeks to track, the Adviser believes that investments in WEBS of countries that are included in the EAFE Index can provide a cost-effective means of diversifying the Fund's assets across a broader range of equity securities.

                  WEBS are listed on the American Stock Exchange (AMEX), and were initially offered to the public in 1996. The market prices of WEBS are expected to fluctuate in accordance with both changes in the net asset values of their underlying indices and supply and demand of WEBS on the AMEX. To date, WEBS have traded at relatively modest discounts and premiums to their net asset values. However, WEBS have a limited operating history, and information is lacking regarding the actual performance and trading liquidity of WEBS for extended periods or over complete market cycles. In addition, there is no assurance that the requirements of the AMEX necessary to maintain the listing of WEBS will continue to be met or will remain unchanged.

                  In the event substantial market or other disruptions affecting WEBS or CountryBaskets should occur in the future, the liquidity and value of the International Equity Fund's shares could also be substantially and adversely affected, and the Fund's ability to provide investment results approximating the performance of securities in the EAFE could be impaired. If such disruptions were to occur, the Fund could be required to reconsider the use of WEBS, CountryBaskets or other "country funds" as part of its investment strategy.


MUNICIPAL SECURITIES
--------------------

                  The Ohio Tax Exempt Bond, Pennsylvania Municipal Bond and National Tax Exempt Bond and Michigan Municipal Bond Funds may invest in Municipal Securities. The two principal classifications of Municipal Securities consist of "general obligation" and "revenue" issues. Municipal Bonds include debt obligations issued by governmental entities to obtain funds for various public purposes, including the construction of a wide range of public facilities, the refunding of outstanding obligations, and the extension of loans to public institutions and facilities.

                  Municipal Securities that are payable only from the revenues derived from a particular facility may be adversely affected by federal or state laws, regulations or court decisions which make it more difficult for the particular facility to generate revenues sufficient to pay such interest and principal, including, among others, laws, decisions and regulations which limit the amount of fees, rates or other charges which may be imposed for use of the facility or which increase competition among facilities of that type or which limit or otherwise have the effect of reducing the use of such facilities generally, thereby reducing the revenues generated by the particular facility. Municipal Securities, the payment of interest and principal on which is insured in whole or in part by a governmentally created fund, may be adversely affected by laws or regulations which restrict the aggregate proceeds available for payment of principal and interest in the event of a default on such municipal securities. Similarly, the payment of interest and principal on Municipal Securities may be adversely affected by respective state laws which limit the availability of remedies or the scope of remedies available in the event of a default on such municipal securities. Because of the diverse nature of such laws and regulations and the impossibility of either predicting in which specific Municipal Securities the Funds will invest from time to time or predicting the nature or extent of future judicial interpretations or changes in existing laws or regulations or the future enactment or adoption of additional laws or regulations, it is not presently possible to determine the impact of such laws, regulations and judicial interpretations on the securities in which the Funds may invest and, therefore, on the shares of the Fund.

                  There are, of course, variations in the quality of Municipal Securities both within a particular classification and between classifications, and the yields on Municipal Securities depend upon a variety of factors, including the financial condition of the issuer, the general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue. The ratings of rating agencies represent their opinions as to the quality of Municipal Securities. It should be emphasized, however, that ratings are general and are not absolute standards of quality, and Municipal Securities with the same maturity, interest rate and rating may have different yields while Municipal Securities of the same maturity and interest rate with different ratings may have the same yield. Subsequent to its purchase by a Fund, an issue of Municipal Securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Funds. The Funds' adviser will consider such an event in determining whether they should continue to hold the obligation.

                  The payment of principal and interest on most Municipal Securities purchased by the Funds will depend upon the ability of the issuers to meet their obligations. An issuer's obligations under its Municipal Securities are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Code, and laws, if any, which may be enacted by federal or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations or upon the ability of municipalities to levy taxes. The power or ability of an issuer to meet its obligations for the payment of interest or the principal of its Municipal Securities may be materially adversely affected by litigation or other conditions.

                  Certain Municipal Securities held by the Funds may be insured at the time of issuance as to the timely payment of principal and interest. The insurance policies will usually be obtained by the issuer or original purchaser of the Municipal Securities at the time of their original issuance. In the event that the issuer defaults on interest or principal payments, the insurer of the obligation is required to make payment to the bondholders upon proper notification. There is, however, no guarantee that the insurer will meet its obligations. In addition, such insurance will not protect against market fluctuations caused by changes in interest rates and other factors.

                  Municipal notes in which the Funds may invest include, but are not limited to, general obligation notes, tax anticipation notes (notes sold to finance working capital or capital facilities needs of the issuer in anticipation of receiving taxes on a future date), revenue anticipation notes (notes sold to provide needed cash prior to receipt of expected non-tax revenues from a specific source), bond anticipation notes, certificates of indebtedness, demand notes and construction loan notes.

                  The Funds invest in Municipal Securities which at the time of purchase are rated in one of the four highest rating categories by an NRSRO for bonds and in one of the two highest rating categories by an NRSRO for money market securities.

                  Securities that are unrated at the time of purchase will be determined to be of comparable quality by the Funds' adviser pursuant to guidelines approved by the Trust's Board of Trustees. If the rating of an obligation held by a Fund is reduced below its rating requirements, the Fund will sell the obligation when the adviser believes that it is in the best interests of the Fund to do so. The applicable ratings are more fully described in the Appendix.

Special Considerations Regarding Investment in Ohio Municipal Securities

                  As described in the Prospectus, the Ohio Tax Exempt Bond Fund and the Ohio Municipal Money Market Fund will invest most of its net assets in securities issued by or on behalf of (or in certificates of participation in lease-purchase obligations of) the State of Ohio, political subdivisions of the State, or agencies or instrumentalities of the State or its political subdivisions (Ohio Obligations). The Ohio Tax Exempt Bond Fund is therefore susceptible to general or particular economic, political or regulatory factors that may affect issuers of Ohio Obligations. The following information constitutes only a brief summary of some of the many complex factors that may have an effect. The information does not apply to "conduit" obligations on which the public issuer itself has no financial responsibility. This information is derived from official statements of certain Ohio issuers published in connection with their issuance of securities and from other publicly available information, and is believed to be accurate. No independent verification has been made of any of the following information.

                  Generally, the creditworthiness of Ohio Obligations of local issuers is unrelated to that of obligations of the State itself, and the State has no responsibility to make payments on those local obligations.

                  There may be specific factors that at particular times apply in connection with investment in particular Ohio Obligations or in those obligations of particular Ohio issuers. It is possible that the investment may be in particular Ohio Obligations, or in those of particular issuers, as to which those factors apply. However, the information below is intended only as a general summary, and is not intended as a discussion of any specific factors that may affect any particular obligation or issuer.

                  While diversifying more into the service and other non-manufacturing areas, the Ohio economy continues to rely in part on durable goods manufacturing largely concentrated in motor vehicles and equipment, steel, rubber products and household appliances. As a result, general economic activity, as in many other industrially-developed states, tends to be more cyclical than in some other states and in the nation as a whole. Agriculture is an important segment of the economy, with over half the State's area devoted to farming and approximately 16% of total employment in agribusiness.

                  In prior years, the State's overall unemployment rate was commonly somewhat higher than the national figure. For example, the reported 1990 average monthly State rate was 5.7%, compared to the 5.5% national figure. However, in recent years the State rates were below the national rates (4.3% versus 4.5% in 1998). The unemployment rate and its effects vary among geographic areas of the State.

                  There can be no assurance that future national, regional or state-wide economic difficulties, and the resulting impact on State or local government finances generally, will not adversely affect the market value of Ohio Obligations held in the Ohio Tax Exempt Bond Fund or the ability of particular obligors to make timely payments of debt service on (or lease payments relating to) those Obligations.

                  The State operates on the basis of a fiscal biennium for its appropriations and expenditures, and is precluded by law from ending its July 1 to June 30 fiscal year (FY) or fiscal biennium in a deficit position. Most State operations are financed through the General Revenue Fund (GRF), for which the personal income and sales-use taxes are the major sources. Growth and depletion of GRF ending fund balances show a consistent pattern related to national economic conditions, with the ending FY balance reduced during less favorable and increased during more favorable economic periods. The State has well-established procedures for, and has timely taken, necessary actions to ensure resource/expenditure balances during less favorable economic periods. Those procedures included general and selected reductions in appropriations spending.

                  The 1992-93 biennium presented significant challenges to State finances, successfully addressed. To allow time to resolve certain budget differences an interim appropriations act was enacted effective July 1, 1991; it included GRF debt service and lease rental appropriations for the entire biennium, while continuing most other appropriations for a month. Pursuant to the general appropriations act for the entire biennium, passed on July 11, 1991, $200 million was transferred from the Budget Stabilization Fund (BSF, a cash and budgetary management fund) to the GRF in FY 1992.

                  Based on updated results and forecasts in the course of that FY, both in light of a continuing uncertain nationwide economic situation, there was projected, and then timely addressed, an FY 1992 imbalance in GRF resources and expenditures. In response, the Governor ordered most State agencies to reduce GRF spending in the last six months of FY 1992 by a total of approximately $184 million; the $100.4 million BSF balance and additional amounts from certain other funds were transferred late in the FY to the GRF, and adjustments were made in the timing of certain tax payments.

                  A significant GRF shortfall (approximately $520 million) was then projected for FY 1993. It was addressed by appropriate legislative and administrative actions, including the Governor's ordering $300 million in selected GRF spending reductions and subsequent executive and legislative action (a combination of tax revisions and additional spending reductions). The June 30, 1993 ending GRF fund balance was approximately $111 million, of which, as a first step to replenishment, $21 million was deposited in the BSF.

                  None of the spending reductions were applied to appropriations needed for debt service on or lease rentals relating to any State obligations.

                  The 1994-95 biennium presented a more affirmative financial picture. Based on June 30, 1994 balances, an additional $260 million was deposited in the BSF. The biennium ended June 30, 1995 with a GRF ending fund balance of $928 million, of which $535.2 million was transferred into the BSF. The significant GRF fund balance, after leaving in the GRF an unreserved and undesignated balance of $70 million, was transferred to the BSF and other funds including school assistance funds and, in anticipation of possible federal program changes, a human services stabilization fund.

                  From a higher than forecast 1996-97 mid-biennium GRF fund balance, $100 million was transferred for elementary and secondary school computer network purposes and $30 million to a new State transportation infrastructure fund. Approximately $400.8 million served as a basis for temporary 1996 personal income tax reductions aggregating that amount. The 1996-97 biennium-ending GRF fund balance was $834.9 million. Of that, $250 million went to school building construction and renovation, $94 million to the school computer network, $44.2 million for school textbooks and instructional materials and a distance learning program, and $34 million to the BSF and the $263 million balance to a State income tax reduction fund.

                  The GRF appropriations act for the 1998-99 biennium was passed on June 25, 1997 and promptly signed (after selective vetoes) by the Governor. All necessary GRF appropriations for State debt service and lease rental payments then projected for the biennium were included in that act (and are included in the pending House and Senate-passed appropriation bills for FY 2000-01). Subsequent legislation increased the FY 1999 GRF appropriation level for elementary and secondary education, with the increase funded in part by mandated small percentage reductions in State appropriations for various State agencies and institutions. Expressly exempt from those reductions are all appropriations for debt service, including lease rental payments.

                  The BSF had a June 8, 1999 balance of more than $906 million.

                  The State's incurrence or assumption of debt without a vote of the people is, with limited exceptions, prohibited by current State constitutional provisions. The State may incur debt, limited in amount to $750,000, to cover casual deficits or failures in revenues or to meet expenses not otherwise provided for. The Constitution expressly precludes the State from assuming the debts of any local government or corporation. (An exception is made in both cases for any debt incurred to repel invasion, suppress insurrection or defend the State in war.)

                  By 15 constitutional amendments approved from 1921 to date (the latest adopted in 1995) Ohio voters authorized the incurrence of State debt and the pledge of taxes or excises to its payment. At June 8, 1999, almost $1.14 billion (excluding certain highway bonds payable primarily from highway use receipts) of this debt was outstanding or awaiting delivery. The only such State debt at that date still authorized to be incurred were portions of the highway bonds, and the following: (a) up to $100 million of obligations for coal research and development may be outstanding at any one time ($23.9 million outstanding); (b) $240 million of obligations previously authorized for local infrastructure improvements, no more than $120 million of which may be issued in any calendar year (over $1 billion outstanding) and (c) up to $200 million in general obligation bonds for parks, recreation and natural resources purposes which may be outstanding at any one time ($112.7 million outstanding or awaiting delivery, with no more than $50 million to be issued in any one year).

                  The electors in 1995 approved a constitutional amendment extending the local infrastructure bond program (authorizing an additional $1.2 billion of State full faith and credit obligations to be issued over 10 years for the purpose), and authorizing additional highway bonds (expected to be payable primarily from highway use receipts). The latter supersedes the prior $500 million outstanding authorization, and authorizes not more than $1.2 billion to be outstanding at any time and not more than $220 million to be issued in a fiscal year.

                  The Constitution also authorizes the issuance of State obligations for certain purposes, the owners of which do not have the right to have excises or taxes levied to pay debt service. Those special obligations include obligations issued by the Ohio Public Facilities Commission and the Ohio Building Authority, and certain obligations issued by the State Treasurer, over $5.2 billion of which were outstanding at June 8, 1999.

                  The General Assembly has placed on the November 1999 general election ballot a proposed constitutional amendment relating to State debt. If approved by the voters, it will authorize State general obligation debt to pay costs of facilities for a system of common schools throughout the State and facilities for state supported and assisted institutions of higher education. That, and other debt represented by direct obligations of the State (such as that authorized by the Ohio Public Facilities Commission and Ohio Building Authority, and some authorized by the Treasurer), may not be issued if future FY total debt service on those direct obligations to be paid from the GRF or net lottery proceeds exceeds 5% of total estimated revenues of the State for the GRF and from net State lottery proceeds during the FY of issuance.

                  Aggregate FY 1998 rental payments under various capital lease and lease purchase agreements were approximately $9.1 million. In recent years, State agencies have also participated in transportation and office building projects that may have some local as well as State use and benefit, in connection with which the State enters into lease purchase agreements with terms ranging from 7 to 20 years. Certificates of participation, or special obligation bonds of the State or a local agency, are issued that represent fractionalized interests in or are payable from the State's anticipated payments. The State estimates highest future FY payments under those agreements (as of June 8, 1999) to be approximately $25.8 million (of which $22 million is payable from sources other than the GRF, such as federal highway money distributions). State payments under all those agreements are subject to biennial appropriations, with the lease terms being two years subject to renewal if appropriations are made.

                  A 1990 constitutional amendment authorizes greater State and political subdivision participation (including financing) in the provision of housing. The General Assembly may for that purpose authorize the issuance of State obligations secured by a pledge of all or such portion as it authorizes of State revenues or receipts (but not by a pledge of the State's full faith and credit).

                  A 1994 constitutional amendment pledges the full faith and credit and taxing power of the State to meeting certain guarantees under the State's tuition credit program which provides for purchase of tuition credits, for the benefit of State residents, guaranteed to cover a specified amount when applied to the cost of higher education tuition. (A 1965 constitutional provision that authorized student loan guarantees payable from available State moneys has never been implemented, apart from a "guarantee fund" approach funded essentially from program revenues.)

                  State and local agencies issue obligations that are payable from revenues from or relating to certain facilities (but not from taxes). By judicial interpretation, these obligations are not "debt" within constitutional provisions. In general, payment obligations under lease-purchase agreements of Ohio public agencies (in which certificates of participation may be issued) are limited in duration to the agency's fiscal period, and are renewable only upon appropriations being made available for the subsequent fiscal period.

                  Local school districts in Ohio receive a major portion (state-wide aggregate approximately 46% in recent years) of their operating moneys from State subsidies, but are dependent on local property taxes, and in 123 districts (as of June 8, 1999) from voter-authorized income taxes, for significant portions of their budgets. Litigation, similar to that in other states, has been pending questioning the constitutionality of Ohio's system of school funding. The Ohio Supreme Court has concluded that aspects of the system (including basic operating assistance and the loan program referred to below) are unconstitutional, and ordered the State to provide for and fund a system complying with the Ohio Constitution, staying its order to permit time for responsive corrective actions. After a further hearing, the trial court has decided that steps taken to date by the State to enhance school funding have not met the requirements of the Supreme Court decision; the State has filed a notice of appeal with the Supreme Court, and that Court has issued a stay, pending appeal, of the implementation of the trial court's order. A small number of the State's 612 local school districts have in any year required special assistance to avoid year-end deficits. A program has provided for school district cash need borrowing directly from commercial lenders, with diversion of State subsidy distributions to repayment if needed. Recent borrowings under this program totaled $71.1 million for 29 districts in FY 1995 (including $29.5 million for one), $87.2 million for 20 districts in FY 1996 (including $42.1 million for one), $113.2 million for 12 districts in FY 1997 (including $90 million to one for restructuring its prior loans), and $23.4 million for 10 districts in FY 1998.

                  Ohio's 943 incorporated cities and villages rely primarily on property and municipal income taxes for their operations. With other subdivisions, they also receive local government support and property tax relief moneys distributed by the State.

                  For those few municipalities and school districts that on occasion have faced significant financial problems, there are statutory procedures for a joint State/local commission to monitor the fiscal affairs and for development of a financial plan to eliminate deficits and cure any defaults. (Similar procedures have recently been extended to counties and townships.) Since inception for municipalities in 1979, these "fiscal emergency" procedures have been applied to 26 cities and villages; for 20 of them the fiscal situation was resolved and the procedures terminated (one city is in preliminary "fiscal watch" status). As of June 8, 1999, a school district "fiscal emergency" provision was applied to nine districts, and ten were on preliminary "fiscal watch" status.

                  At present the State itself does not levy ad valorem taxes on real or tangible personal property. Those taxes are levied by political subdivisions and other local taxing districts. The Constitution has since 1934 limited to 1% of true value in money the amount of the aggregate levy (including a levy for unvoted general obligations) of property taxes by all overlapping subdivisions, without a vote of the electors or a municipal charter provision, and statutes limit the amount of that aggregate levy to 10 mills per $1 of assessed valuation (commonly referred to as the "ten-mill limitation"). Voted general obligations of subdivisions are payable from property taxes that are unlimited as to amount or rate.

Special Risk Considerations Regarding Investment in Pennsylvania Securities

                  Potential shareholders should consider the fact that the Pennsylvania Municipal Bond Fund's portfolio consists primarily of securities issued by the Commonwealth of Pennsylvania (the "Commonwealth"), its municipalities and authorities and should realize that the Fund's performance is closely tied to general economic conditions within the Commonwealth as a whole and to economic conditions within particular industries and geographic areas located within the Commonwealth.

                  Although the General Fund of the Commonwealth (the principal operating fund of the Commonwealth) experienced deficits in fiscal 1990 and 1991, tax increases and spending decreases have resulted in surpluses the last six years; as of June 30, 1998, the General Fund had a surplus of $1,364.9 million.

                  Pennsylvania's economy historically has been dependent upon heavy industry, but has diversified recently into various services, particularly into medical and health services, education and financial services. Agricultural industries continue to be an important part of the economy, including not only the production of diversified food and livestock products, but substantial economic activity in agribusiness and food-related industries. Service industries currently employ the greatest share of non-agricultural workers, followed by the categories of trade and manufacturing. Future economic difficulties in any of these industries could have an adverse impact on the finances of the Commonwealth or its municipalities, and could adversely affect the market value of the Bonds in the Pennsylvania Trust or the ability of the respective obligors to make payments of interest and principal due on such Bonds.

                  Certain litigation is pending against the Commonwealth that could adversely affect the ability of the Commonwealth to pay debt service on its obligations including as of June 1, 1999, suits relating to the following matters: (i) In February 1999, a taxpayer filed a petition for review in the Commonwealth Court of Pennsylvania asking the court to declare that Chapter 5 (relating to Sports Facilities Financing) of the Capital Facilities Debt Enabling Act is in violation of the Pennsylvania Constitution. Commonwealth Court denied the taxpayer's motion for a preliminary injunction and the Supreme Court denied an appeal of such denial. The respondents have filed preliminary objections in the nature of a demurrer, requesting the Court dismiss the case with prejudice. Oral arguments before the Commonwealth Court regarding the preliminary objections were scheduled for May 19, 1999, (ii) The American Civil Liberties Union ("ACLU") filed suit in federal court demanding additional funding for child welfare services; the Commonwealth settled a similar suit in the Commonwealth Court of Pennsylvania and is seeking the dismissal of the federal suit, among other things, because of that settlement. After its earlier denial of class certification was reversed by the Third Circuit Court of Appeals, the district court granted class certification to the ACLU, and the parties are proceeding with discovery. In July 1998, a settlement agreement was reached with the City of Philadelphia. The Commonwealth has agreed to pay $100,000 to settle plaintiffs' $1.4 million claim for attorney's fees and to take other actions in exchange for a full and final release and dismissal of the case against the Commonwealth parties. The settlement was approved by the district court on February 1, 1999, and the case was dismissed; (iii) In 1987, the Supreme Court of Pennsylvania held the statutory scheme for county funding of the judicial system to be in conflict with the constitution of the Commonwealth, but it stayed judgment pending enactment by the legislature of funding consistent with the opinion, and the legislature has yet to consider legislation implementing the judgment. In 1992, a new action in mandamus was filed seeking to compel the Commonwealth to comply with the original decision. The Court issued a writ in mandamus and appointed a special master in 1996 to submit a plan for implementation, which it intended to require by January 1, 1998. In January 1997, the Court established a committee, consisting of the special master and representatives of the Executive and Legislative branches, to develop an implementation plan; an implementation plan was filed in July 1997. In April 1998 the General Assembly appropriated approximately $12 million for the funding of county court administrator, under the implementation plan. However, no legislation has been approved for the payment of Commonwealth compensation county court administrators. In May 1998, an action was filed by the Administrative Governing Board of the First Judicial District claiming the city government has failed to provide adequate Funds for the Operation of the courts of the First Judicial District. In November 1998, the First Judicial District Governing Board filed with the Supreme Court a renewed motion for entry of an order providing emergency relief, which requests the City of Philadelphia to provide funds to the First Judicial District Courts, in order to maintain necessary judicial operations throughout the end of the fiscal year. Although the Supreme Court issued no order, the City is apparently continuing its funding of the courts; (iv) Litigation was filed in both state and federal court by an association of rural and small schools and several individual school districts and parents challenging the constitutionality of the Commonwealth's system for funding local school districts -- the federal case has been stayed pending the resolution of the state case; a trial in the state case commenced in January 1997 and has recessed; no briefing schedule or date for oral argument has yet been set; On July 9, 1998 the state court issued an opinion dismissing the petitioners' claim in its entirety. On July 20, 1998 the petitioner filed a timely motion for post-trial relief, taking exception to the state court's findings of fact and conclusions of law. The Supreme Court, after assuming jurisdiction in the case directed that all parties submit briefs on all issues presented in the petitioners' motion for post-trial relief; and (v) In 1995, the Commonwealth, the Governor of Pennsylvania, the City of Philadelphia and the Mayor of Philadelphia were joined as additional respondents in an enforcement action commenced in Commonwealth Court in 1973 by the Pennsylvania Human Relations Commission against the School District of Philadelphia pursuant to the Pennsylvania Human Relations Act. The Commonwealth and the City were joined to determine their liability, if any, to pay additional costs necessary to remedy segregation-related conditions found to exist in Philadelphia public schools. In January 1997, the Pennsylvania Supreme Court ordered the parties to brief certain issues. The Supreme Court heard oral argument on the issues in February 1998 but no decision has been issued,

(vi) In February 1997, five residents of the City of Philadelphia, joined by the City, the School District and others, filed a civil action in the Commonwealth Court for declaratory judgment against the Commonwealth and certain Commonwealth officers and officials that the defendants had failed to provide an adequate quality of education in Philadelphia, as required by the Pennsylvania Constitution. In March 1998, the Commonwealth Court dismissed the case on the grounds that the issues prescribed are not justifiable. An appeal to the Supreme Court of Pennsylvania is pending, (vii) In April 1995, the Commonwealth reached a settlement agreement with Fidelity Bank and certain other banks with respect to the constitutional validity of the Amended Bank Shares Act and related legislation; although this settlement agreement did not require expenditure of Commonwealth funds, the petitions of other banks are currently pending with the Commonwealth Court; In January 1998 a panel of the Commonwealth Court ruled in favor of the Commonwealth, finding no constitutional violation. Royal Bank filed exceptions, which the Commonwealth Court en banc denied. Royal Bank appealed to the Supreme Court and briefing has been completed. The Court has not yet scheduled oral arguments. (viii) Suit has been filed in state court against the State Employees' Retirement Board claiming that the use of gender district actuarial factors to compute benefits received before August 1, 1983 violates the Pennsylvania Constitution (gender-neutral factors have been used since August 1, 1983, the date on which the U.S. Supreme Court held in Arizona Governing Committee v. Norris that the use of such factors violated the Federal Constitution); in 1996, the Commonwealth Court heard oral argument en blanc, and in 1997 denied the plaintiff's motion for judgement on the pleading. The case is currently in discovery. (ix) In March 1997, Rite Aid of Pennsylvania, Inc. filed in the United States District Court for the Eastern District of Pennsylvania, a civil action against the Secretary of Public Welfare alleging that regulations promulgated in October 1995 governing payment rates for prescription drugs and related services provided to recipients of benefits under the Pennsylvania Medical Assistance Program violated provisions of Title XIX of the Social Security Act and regulations of the U.S. Department of Health and Human Services, as well as provisions of State law and Federal constitutional due process. In August 1998, the court declared that certain pharmacy reimbursement rates were in violation of the Medicaid Act and enjoined the Secretary from using these rates to reimburse for any prescription drugs and related services provided to Medicaid recipients on and after October 1, 1998. The Secretary filed motions for appeal and in March 1999, the U.S. Court of Appeals for the Third Circuit reversed the district court's order and remanded the case for further proceedings. The plaintiffs on April 5, 1999 filed an application for rehearing. (x) On March 9, 1998 several residents of the City of Philadelphia along with the School District of Philadelphia and others brought suit in the United States District Court for the Eastern District of Pennsylvania against the Governor, the Secretary of Education and others alleging that the defendants are violating a regulation of the U.S. Department of Education promulgated under Title VI of the Civil Rights Act of 1964 in that the Commonwealth's system for funding public schools has the effect of discrimination on the basis of race. On November 18, 1998, the district court dismissed the action with prejudice. An appeal by the plaintiffs was filed and the parties are awaiting the scheduling of oral argument.

                  Although there can be no assurance that such conditions will continue, the Commonwealth's general obligation bonds are currently rated AA by S&P and A3 and A1 by Moody's and Philadelphia's and Pittsburgh's general obligation bonds are currently rated BBB and BBB, respectively, by S&P and Baa2 and Baa1, respectively, by Moody's.

                  The City of Philadelphia (the "City") experienced a series of General Fund deficits for fiscal years 1988 through 1992 and, while its general financial situation has improved, the City is still seeking a long-term solution for its economic difficulties. The audited balance of the City's General Fund as of June 30, 1998 was a surplus of $169.2 million.

                  In recent years an authority of the Commonwealth, the Pennsylvania Intergovernmental Cooperation Authority ("PICA"), has issued approximately $1.76 billion of special revenue bonds on behalf of the City to cover budget shortfalls, to eliminate projected deficits and to fund capital spending. As one of the conditions of issuing bonds on behalf of the City, PICA exercises oversight of the City's finances. The City is currently operating under a five year plan approved by PICA in 1996. PICA's power to issue further bonds to finance capital projects expired on December 31, 1994. PICA's authority to issue bonds to finance cash flow deficits expired on December 31, 1996, but its authority to refund existing debt will not expire. PICA had approximately $1.1 billion in special revenue bonds outstanding as of April 15, 1999.

                  SPECIAL CONSIDERATIONS REGARDING INVESTMENT IN MICHIGAN MUNICIPAL SECURITIES. The following information is drawn from various Michigan governmental publications, particularly the Governor's Executive Budget for fiscal year 1999-2000, and from official statements relating to securities offerings of the State and its political subdivisions. While the Trust has not independently verified such information, it has no reason to believe that it is not correct in all material respects.

                  The State of Michigan's economy is principally dependent on manufacturing (particularly automobiles, office equipment and other durable goods), tourism and agriculture, and historically has been highly cyclical.

                  Total State wage and salary employment is estimated to have grown by 1.9% in 1998. The rate of unemployment is estimated to have been 3.8% in 1998, below the national average for the fifth consecutive year. Personal income grew at an estimated 5.1% annual rate in 1998, up from the 4.6% growth reported for 1997.

                  During the past five years, improvements in the Michigan economy have resulted in increased revenue collections which, together with restraints on the expenditure side of the budget, have resulted in State General Fund budget surpluses, most of which were transferred to the State's Counter-Cyclical Budget and Economic Stabilization Fund. The balance of that Fund as of September 30, 1998 is estimated to have been in excess of $1.1 billion.

                  The Michigan Constitution limits the amount of total State revenues that can be raised from taxes and certain other sources. State revenues (excluding federal aid and revenues for payment of principal and interest on general obligation bonds) in any fiscal year are limited to a fixed percentage of State personal income in the prior calendar year or the average of the prior three calendar years, whichever is greater, and this fixed percentage equals the percentage of the 1978-79 fiscal year state government revenues to total calendar year 1977 State personal income (which was 9.49%).

                  The Michigan Constitution also provides that the proportion of State spending paid to all units of local government to total State spending may not be reduced below the proportion in effect in the 1978-79 fiscal year. The State originally determined that portion to be 41.6%. If such spending does not meet the required level in a given year, an additional appropriation for local governmental units is required by the following fiscal year; which means the year following the determinations of the shortfall, according to an opinion issued by the State's Attorney General. Spending for local units met this requirement for fiscal years 1986-87 through 1991-92. As the result of litigation, the State agreed to reclassify certain expenditures, beginning with fiscal year 1992-93, and has recalculated the required percentage of spending paid to local government units to be 48.97%.

                  The State has issued and has outstanding general obligation full faith and credit bonds for Water Resources, Environmental Protection Program, Recreation Program and School Loan purposes. As of September 30, 1998, the State had approximately $874 million of general obligation bonds outstanding.

                  The State may issue notes or bonds without voter approval for the purposes of making loans to school districts. The proceeds of such notes or bonds are deposited in the School Bond Loan Fund maintained by the State Treasurer and used to make loans to school districts for payment of debt on qualified general obligation bonds issued by local school districts.

                  The State is a party to various legal proceedings seeking damages or injunctive or other relief. In addition to routine litigation, certain of these proceedings could, if unfavorably resolved from the point of view of the State, substantially affect State programs or finances. As of early 1998, these lawsuits involved programs generally in the areas of corrections, tax collection, commerce, and proceedings involving budgetary reductions to school districts and governmental units, and court funding. Notable among these legal proceedings are lawsuits brought by a number of school districts challenging the constitutionality of certain state-mandated special education services without corresponding state funding.

                  The State Constitution limits the extent to which municipalities or political subdivisions may levy taxes upon real and personal property through a process that regulates assessments.

                  On March 15, 1994, Michigan voters approved a property tax and school finance reform measure commonly known as Proposal A. Under Proposal A, as approved, effective May 1, 1994, the State sales and use tax increased from 4% to 6%, the State income tax decreased from 4.6% to 4.4%, the cigarette tax increased from $.25 to $.75 per pack and an additional tax of 16% of the wholesale price began to be imposed on certain other tobacco products. A .75% real estate transfer tax became effective January 1, 1995. Beginning in 1994, a state property tax of 6 mills began to be imposed on all real and personal property currently subject to the general property tax. All local school boards are authorized, with voter approval, to levy up to the lesser of 18 mills or the number of mills levied in 1993 for school operating purposes on nonhomestead property and nonqualified agricultural property. Proposal A contains additional provisions regarding the ability of local school districts to levy taxes, as well as a limit on assessment increases for each parcel of property, beginning in 1995. Such increases for each parcel of property are limited to the lesser of 5% or the rate of inflation. When property is subsequently sold, its assessed value will revert to the current assessment level of 50% of true cash value. Under Proposal A, much of the additional revenue generated by the new taxes will be dedicated to the State School Aid Fund.

                  Proposal A and its implementing legislation shifted significant portions of the cost of local school operations from local school districts to the State and raised additional State revenues to fund these additional State expenses. These additional revenues will be included within the State's constitutional revenue limitations and may impact the State's ability to raise additional revenues in the future.

         A state economy during a recessionary cycle would also, as a separate matter, adversely affect the capacity of users of facilities constructed or acquired through the proceeds of private activity bonds or other "revenue" securities to make periodic payments for the use of those facilities.

OTHER TAX-EXEMPT INSTRUMENTS
----------------------------

                  Investments by the Ohio Tax Exempt Bond, Pennsylvania Municipal Bond, National Tax Exempt Bond, Ohio Municipal Money Market, Pennsylvania Tax Exempt Money Market and Tax Exempt Money Market Funds in tax-exempt commercial paper will be limited to investments in obligations which are rated at least A-2 or SP-2 by S&P, F-2 by Fitch or Prime-2, MIG-2 or VMIG-2 by Moody's at the time of investment or which are of equivalent quality as determined by the Adviser. Investments in floating rate instruments will normally involve industrial development or revenue bonds which provide that the investing Fund can demand payment of the obligation at all times or at stipulated dates on short notice (not to exceed 30 days) at par plus accrued interest. A Fund must use the shorter of the period required before it is entitled to prepayment under such obligations or the period remaining until the next interest rate adjustment date for purposes of determining the maturity. Such obligations are frequently secured by letters of credit or other credit support arrangements provided by banks. The quality of the underlying credit or of the bank, as the case may be, must, in the opinion of the Adviser be equivalent to the commercial paper ratings stated above. The Adviser will monitor the earning power, cash flow and liquidity ratios of the issuers of such instruments and the ability of an issuer of a demand instrument to pay principal and interest on demand. Other types of tax-exempt instruments may also be purchased as long as they are of a quality equivalent to the bond or commercial paper ratings stated above.


PORTFOLIO TURNOVER
------------------

                  The portfolio turnover rate for each Fund is calculated by dividing the lesser of purchases or sales of portfolio securities for the year by the monthly average value of the portfolio securities. The calculation excludes U.S. Government securities and all securities whose maturities at the time of acquisition were one year or less. Portfolio turnover may vary greatly from year to year as well as within a particular year, and may also be affected by cash requirements for redemptions of shares and by requirements which enable the Trust to receive certain favorable tax treatment. Portfolio turnover will not be a limiting factor in making decisions.

                  The annual portfolio turnover rate for the International Equity, Small Cap Value, Small Cap Growth, Equity Growth, Core Equity and Equity Income Funds is not expected to exceed 100% under normal market conditions. Portfolio turnover for the Tax Managed Equity and Equity Index Funds is not expected to exceed 25% and 10%, respectively, under normal market conditions. The annual portfolio turnover rate is not expected to exceed 100%, 200% and 100% for the Mid Cap Growth, U.S. Government Income and Michigan Municipal Bond Funds, respectively, under normal market conditions. The annual rate for the Total Return Advantage, Intermediate Term Bond, GNMA, and Enhanced Income Funds is not expected to exceed 100% under normal market conditions. Annual portfolio turnover for the Treasury Plus Money Market Fund is expected to be zero percent for regulatory purposes.


                             INVESTMENT LIMITATIONS
                             ----------------------

                  Each Fund is subject to a number of investment limitations. The following investment limitations are matters of fundamental policy and may not be changed with respect to a particular Fund without the affirmative vote of the holders of a majority of the Fund's outstanding shares.

                  No Fund may:

                  1. Purchase any securities which would cause 25% or more of the value of its total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that:

                     (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. government, any state, territory or possession of the United States, the District of Columbia or any of their authorities, agencies, instrumentalities or political subdivisions, and repurchase agreements secured by such instruments;

                     (b) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents;

                     (c) utilities will be divided according to their services, for example, gas, gas transmission, electric and gas, electric, and telephone will each be considered a separate industry;

                     (d) personal credit and business credit businesses will be considered separate industries.

                  2. Make loans, except that the Fund may purchase and hold debt instruments and enter into repurchase agreements in accordance with its investment objective and policies and may lend portfolio securities in an amount not exceeding one-third of its total assets.

                  3. Borrow money, issue senior securities or mortgage, pledge or hypothecate its assets except to the extent permitted under the 1940 Act.

                  4. Purchase or sell real estate, except that the Fund may purchase securities of issuers which deal in real estate and may purchase securities which are secured by interests in real estate.

                  5. Invest in commodities, except that as consistent with its investment objective and policies the Fund may: (a) purchase and sell options, forward contracts, futures contracts, including without limitation, those relating to indices; (b) purchase and sell options on futures contracts or indices; (c) purchase publicly traded securities of companies engaging in whole or in part in such activities. For purposes of this investment limitation, "Commodities" includes Commodity Contracts.

                  6. Act as an underwriter of securities within the meaning of the Securities Act of 1933 except insofar as the Fund might be deemed to be an underwriter upon the disposition of portfolio securities acquired within the limitation on purchases of illiquid securities and except to the extent that the purchase of obligations directly from the issuer thereof in accordance with its investment objective, policies and limitations may be deemed to be underwriting.

                  With respect to investment limitation No. 1 above, the National Tax Exempt Bond Fund may not purchase securities of any one issuer, other than securities issued or guaranteed by the U.S. government or its agencies or instrumentalities if, immediately after such purchase, more than 5% of the value of the Fund's total assets would be invested in such issuer or the Fund would hold more than 10% of any class of securities of the issuer or more than 10% of the outstanding voting securities of the issuer, except that up to 25% of the value of the Fund's total assets may be invested without regard to such limitations.

                  With respect to investment limitation No. 1 above, the Equity, Balanced Allocation and Fixed Income Funds may not purchase securities of any one issuer, other than securities issued or guaranteed by the U.S. government or its agencies or instrumentalities or, in the case of the International Equity Fund, securities issued or guaranteed by any foreign government, if, immediately after such purchase, more than 5% of the value of the Fund's total assets would be invested in such issuer or the Fund would hold more than 10% of any class of securities of the issuer or more than 10% of the outstanding voting securities of the issuer, except that up to 25% of the value of the Fund's total assets may be invested without regard to such limitations.

                  For purposes of the above investment limitations, a security is considered to be issued by the governmental entity (or entities) whose assets and revenues back the security, or, with respect to a private activity bond that is backed only by the assets and revenues of a nongovernmental user, a security is considered to be issued by such nongovernmental user.

                  Except for the Funds' policy on illiquid securities and borrowing, if a percentage limitation is satisfied at the time of investment, a later increase or decrease in such percentage resulting from a change in the value of a Fund's portfolio securities will not constitute a violation of such limitation for purposes of the 1940 Act.

                  Opinions relating to the validity of Municipal Securities and to the exemption of interest thereon from federal and state income taxes are rendered by qualified legal counsel to the respective issuers at the time of issuance. Neither the Funds nor their adviser will review the proceedings relating to the issuance of Municipal Securities or the basis for such opinions.

                  In addition, the Funds are subject to the following non-fundamental limitations, which may be changed without the vote of shareholders:

                  No Fund may:

                  1. Acquire any other investment company or investment company security except in connection with a merger, consolidation, reorganization or acquisition of assets or where otherwise permitted under the 1940 Act.

                  2. Write or sell put options, call options, straddles, spreads, or any combination thereof, except as consistent with the Fund's investment objective and policies for transactions in options on securities or indices of securities, futures contracts and options on futures contracts and in similar investments.

                  3. Purchase securities on margin, make short sales of securities or maintain a short position, except that, as consistent with a Fund's investment objective and policies, (a) this investment limitation shall not apply to the Fund's transactions in futures contracts and related options, options on securities or indices of securities and similar instruments, and (b) it may obtain short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities.

                  4. Purchase securities of companies for the purpose of exercising control.

                  5. Invest more than 15% (10% in the case of the Money Market Funds) of its net assets in illiquid securities.

                  6. Purchase securities while its outstanding borrowings (including reverse repurchase agreements) are in excess of 5% of its total assets. Securities held in escrow or in separate accounts in connection with a Fund's investment practices described in its Prospectus or Statement of Additional Information are not deemed to be pledged for purposes of this limitation.

                  With respect to each of the Ohio Tax Exempt and Pennsylvania Municipal Bond Funds, at the end of each quarter of its taxable year, (i) at least 50% of the market value of its total assets will be invested in cash, U.S. Government securities, securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of its total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets will be invested in the securities of any one issuer (other than U.S. Government securities or the securities of other regulated investment companies).

                  As per the 1940 Act, the Funds do not intend to acquire securities issued by the Adviser, Sub-Adviser, Distributor and their affiliates.


                                 NET ASSET VALUE
                                 ---------------

                  The Trust uses the amortized cost method to value shares in the Money Market Funds. Pursuant to this method, a security is valued at its cost initially and thereafter a constant amortization to maturity of any discount or premium is assumed, regardless of the impact of fluctuating interest rates on the market value of the security. Where it is not appropriate to value a security by the amortized cost method, the security will be valued either by market quotations, or by fair value as determined by the Board of Trustees. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price each respective Fund would receive if it sold the security. The value of the portfolio securities held by each respective Fund will vary inversely to changes in prevailing interest rates. Thus, if interest rates have increased from the time a security was purchased, such security, if sold, might be sold at a price less than its cost. Similarly, if interest rates have declined from the time a security was purchased, such security, if sold, might be sold at a price greater than its purchase cost. In either instance, if the security is held to maturity, no gain or loss will be realized.

                  The Money Market Funds invest only in high-quality instruments and maintains a dollar-weighted average portfolio maturity appropriate to its objective of maintaining a stable net asset value per share, provided that a Fund will neither purchase any security deemed to have a remaining maturity of more than 397 calendar days within the meaning of the 1940 Act nor maintain a dollar-weighted average portfolio maturity which exceeds 90 days. The Trust's Board of Trustees has established procedures pursuant to rules promulgated by the SEC, that are intended to help stabilize the net asset value per share of each Fund for purposes of sales and redemptions at $1.00. These procedures include review by the Board of Trustees, at such intervals as it deems appropriate, to determine the extent, if any, to which the net asset value per share of each Fund calculated by using available market quotations deviates from $1.00 per share. In the event such deviation exceeds one-half of one percent, the Board of Trustees will promptly consider what action, if any, should be initiated. If the Board of Trustees believes that the extent of any deviation from a Fund's $1.00 amortized cost price per share may result in material dilution or other unfair results to investors or existing shareholders, it has agreed to take such steps as it considers appropriate to eliminate or reduce, to the extent reasonably practicable, any such dilution or unfair results. These steps may include selling portfolio instruments prior to maturity; shortening the average portfolio maturity; withholding or reducing dividends; redeeming shares in kind; reducing the number of a Fund's outstanding shares without monetary consideration; or utilizing a net asset value per share determined by using available market quotations.




                                    DIVIDENDS
                                    ---------

                  As stated, the Trust uses its best efforts to maintain the net asset value per share of Money Market Funds at $1.00. As a result of a significant expense or realized or unrealized loss incurred by the Funds, it is possible that a Fund's net asset value per share may fall below $1.00. Should the Trust incur or anticipate any unusual or unexpected significant expense or loss which would affect disproportionately the income of a Fund for a particular period, the Board of Trustees would at that time consider whether to adhere to the present dividend policy with respect to the Funds or to revise it in order to ameliorate to the extent possible the disproportionate effect of such expense or loss on the income of the Fund experiencing such effect. Such expense or loss may result in a shareholder's receiving no dividends for the period in which he or she holds shares of a Fund and/or in his or her receiving upon redemption a price per share lower than the price he or she paid.


                  ADDITIONAL PURCHASE AND REDEMPTION INFORMATION
                  ----------------------------------------------

                  Shares in the Trust are sold on a continuous basis by SEI Investments Distribution Co. (the "Distributor"), which has agreed to use appropriate efforts to solicit all purchase orders. The issuance of shares is recorded on the books of the Trust. To change the commercial bank or account designated to receive redemption proceeds, a written request must be sent to an investor's financial institution at its principal office or directly to the Fund at P.O. Box 8421, Boston, MA 02266-8421. Such requests must be signed by each shareholder, with each signature guaranteed by a U.S. commercial bank or trust company or by a member firm of a national securities exchange. Guarantees must be signed by an authorized signatory and "Signature Guaranteed" must appear with the signature. An investor's financial institution may request further documentation from corporations, executors, administrators, trustees or guardians, and will accept other suitable verification arrangements from foreign investors, such as consular verification.

                  The Trust may suspend the right of redemption or postpone the date of payment for shares for more than seven days during any period when (a) trading on the Exchange is restricted by applicable rules and regulations of the SEC; (b) the Exchange is closed for other than customary weekend and holiday closings; (c) the SEC has by order permitted such suspension; or (d) an emergency exists as determined by the SEC.

                  As described in the applicable Prospectuses, Class I (formerly, Institutional) Shares of the Funds are sold to certain qualified investors at their net asset value without a sales charge.

Class A (formerly, Retail) Shares of the Fund are sold to public investors at the public offering price based on a Fund's net asset value plus a front-end load or sales charge as described in the Prospectus for Class A, Class B and Class C Shares. Class B Shares of the Money Market Fund and Tax Exempt Money Market Fund are available only to the holders of Class B Shares of another Fund who wish to exchange their Class B Shares of such other Fund for Class B Shares of the Money Market Fund and/or the Tax Exempt Money Market Fund. Class B Shares of the Funds are sold to public investors at net asset value but are subject to a contingent deferred sales charge which is payable upon redemption of such shares as described in the Prospectus for Class A, Class B and Class C Shares. Class C Shares of the Money Market Fund are available only to the holders of Class C Shares of another Fund who wish to exchange their Class C Shares of another Fund for Class C Shares of the Money Market Fund. Class C Shares of the Funds are sold to public investors at net asset value but are subject to a 1.00% contingent deferred sales charge which is payable upon redemption of such shares within the first eighteen months after purchase, as described in the Prospectus for Class A, Class B and Class C Shares. There is no sales load or contingent deferred sales charge imposed for shares acquired through the reinvestment of dividends or distributions on such shares.

For the fiscal year ended May 31, 1999, sales loads paid by shareholders of Class A Shares were as follows:

PORTFOLIO                                 SALES LOADS FOR FISCAL YEAR ENDED 1999

Armada International Equity Fund                       $ 11,506
Armada Small Cap Value Fund                            $ 51,484
Armada Small Cap Growth Fund                           $ 30,753
Armada Equity Growth Fund                              $102,093
Armada Tax Managed Equity Fund                         $193,147
Armada Core Equity Fund                                $ 25,206
Armada Equity Index Fund*                              $ 44,677
Armada Equity Income Fund                              $ 87,943
Armada Balanced Allocation Fund                        $ 29,030
Armada Total Return Advantage Fund                     $ 50,583
Armada Bond Fund                                       $ 21,248
Armada Intermediate Bond Fund                          $ 12,524
Armada GNMA Fund                                       $ 19,732
Armada Enhanced Income Fund                            $    965
Armada Ohio Tax Exempt Bond Fund                       $  8,032
Armada Pennsylvania Municipal Bond Fund                $  3,797
Armada National Tax Exempt Bond Fund                   $  3,898
Armada Money Market Fund                               $    246

                  *The Class A Shares of the Equity Index Fund commenced operations on October 15, 1998. The figure shown represents sales loads paid since this date.

                  As of May 31, 1999 the Mid Cap Growth, Large Cap Ultra, U.S. Government Income, Michigan Municipal Bond and Treasury Plus Money Market Funds have not commenced operations.

                  Automatic investment programs such as the Planned Investment Program ("Program") described in the Prospectus offered by the Funds permit an investor to use "dollar cost averaging" in making investments. Under this Program, an agreed upon fixed dollar amount is invested in Fund shares at predetermined intervals. This may help investors to reduce their average cost per share because the Program results in more shares being purchased during periods of lower share prices and fewer shares during periods of higher share prices. In order to be effective, dollar cost averaging should usually be followed on a sustained, consistent basis. Investors should be aware, however, that dollar cost averaging results in purchases of shares regardless of their price on the day of investment or market trends and does not ensure a profit, protect against losses in a declining market, or prevent a loss if an investor ultimately redeems his or her shares at a price which is lower than their purchase price. An investor may want to consider his or her financial ability to continue purchases through periods of low price levels. From time to time, in advertisements, sales literature, communications to shareholders and other materials ("Materials"), the Trust may illustrate the effects of dollar cost averaging through use of or comparison to an index such as the S&P 500 Index or Lehman Intermediate Government Index.

OFFERING PRICE PER A SHARE OF THE FUND
--------------------------------------

                  An illustration of the computation of the offering price per A share of the Funds, based on the estimated value of the Fund's net assets and number of outstanding shares on May 31, 1999, are as follows:


                            INTERNATIONAL EQUITY FUND
                            -------------------------

Net Assets of A Shares.............................................   $1,127,079

Outstanding A Shares...............................................      103,716

Net Asset Value Per Share..........................................       $10.87
($10.87 / 94.5%)
Sales Charge, 5.50% of
offering price (5.80% of
net asset value per share).........................................         $.63

Offering to Public.................................................       $11.50


                              SMALL CAP VALUE FUND
                              --------------------

Net Assets of A Shares.............................................  $11,542,378

Outstanding A Shares...............................................      866,968

Net Asset Value Per Share
($13.31 / 94.5%)...................................................       $13.31

Sales Charge, 5.50% of
offering price (5.79% of
net asset value per share).........................................         $.77

Offering to Public.................................................       $14.08

                              SMALL CAP GROWTH FUND
                              ---------------------

Net Assets of A Shares.............................................   $1,089,036

Outstanding A Shares...............................................     $107,770

Net Asset Value Per Share
($10.11 / 94.5%)...................................................       $10.11

Sales Charge, 5.50% of
offering price (5.84% of
net asset value per share).........................................         $.59

Offering to Public.................................................       $10.70


                               EQUITY GROWTH FUND
                               ------------------

Net Assets of A Shares............................................. $156,356,127

Outstanding A Shares...............................................    6,369,718

Net Asset Value Per Share
($24.55 / 94.5%)...................................................       $24.55

Sales Charge, 5.50% of
offering price (5.82% of
net asset value per share).........................................        $1.43

Offering to Public.................................................       $25.98


                             TAX MANAGED EQUITY FUND
                             -----------------------

Net Assets of A Shares.............................................   $7,348,911

Outstanding A Shares...............................................      604,299

Net Asset Value Per Share
($12.16 / 94.5%)...................................................       $12.16

Sales Charge, 5.50% of
offering price (5.84% of
net asset value per share).........................................         $.71

Offering to Public.................................................       $12.87



                                CORE EQUITY FUND
                                ----------------

Net Assets of A Shares.............................................   $1,731,499

Outstanding A Shares...............................................      126,332

Net Asset Value Per Share
($13.71 / 94.5%)...................................................       $13.71

Sales Charge, 5.50% of
offering price (5.84% of
net asset value per share).........................................         $.80

Offering to Public.................................................       $14.51


                                EQUITY INDEX FUND
                                -----------------

Net Assets of A Shares.............................................   $3,892,113

Outstanding A Shares...............................................      344,718

Net Asset Value Per Share
($11.29 / 96.25%)..................................................       $11.29

Sales Charge, 3.75% of
offering price (3.90% of
net asset value per share).........................................         $.44

Offering to Public.................................................       $11.73


                               EQUITY INCOME FUND
                               ------------------

Net Assets of A Shares.............................................  $11,075,278

Outstanding A Shares...............................................      589,557

Net Asset Value Per Share
($18.79 / 94.5%)...................................................       $18.79

Sales Charge, 5.50% of
offering price (5.80% of
net asset value per share).........................................        $1.09

Offering to Public.................................................       $19.88


                            BALANCED ALLOCATION FUND
                            ------------------------

Net Assets of A Shares.............................................   $1,465,755

Outstanding A Shares...............................................      142,171

Net Asset Value Per Share
($10.31 / 95.25%)..................................................       $10.31

Sales Charge, 4.75% of
offering price (4.75% of
net asset value per share).........................................         $.51

Offering to Public.................................................       $10.82


                           TOTAL RETURN ADVANTAGE FUND
                           ---------------------------

Net Assets of A Shares.............................................   $4,685,910

Outstanding A Shares...............................................      469,625

Net Asset Value Per Share
($9.98 / 95.25%)...................................................        $9.98

Sales Charge, 4.75% of
offering price (5.01% of
net asset value per share).........................................         $.50

Offering to Public.................................................       $10.48

                                    BOND FUND
                                    ---------

Net Assets of A Shares.............................................   $2,803,943

Outstanding A Shares...............................................      280,950

Net Asset Value Per Share
($9.98 / 95.25%)...................................................        $9.98

Sales Charge, 4.75% of
offering price (5.01% of
net asset value per share).........................................         $.50

Offering to Public.................................................       $10.48


                             INTERMEDIATE BOND FUND
                             ----------------------

Net Assets of A Shares.............................................   $5,129,418

Outstanding A Shares...............................................      492,519

Net Asset Value Per Share
($10.41 / 95.25%)..................................................       $10.41

Sales Charge, 4.75% of
offering price (5.00% of
net asset value per share).........................................         $.52

Offering to Public.................................................       $10.93

                                    GNMA FUND
                                    ---------


Net Assets of A Shares.............................................   $1,497,415

Outstanding A Shares...............................................     $148,223

Net Asset Value Per Share
($10.10 / 95.25%)..................................................       $10.10
Sales Charge, 4.75% of
offering price (4.95% of
net asset value per share)*........................................         $.50

Offering to Public.................................................       $10.60


                              ENHANCED INCOME FUND
                              --------------------

Net Assets of A Shares.............................................     $550,430

Outstanding A Shares...............................................       55,120

Net Asset Value Per Share
($9.99 / 97.25%)...................................................        $9.99

Sales Charge, 2.75% of
offering price (2.80% of
net asset value per share).........................................         $.28

Offering to Public.................................................       $10.27

                            OHIO TAX EXEMPT BOND FUND
                            -------------------------

Net Assets of A shares.............................................   $4,807,991

Outstanding A shares...............................................      437,155

Net Asset Value Per Share
($11.00 / 97.0%)...................................................       $11.00

Sales Charge, 3.00% of
offering price (3.09% of
net asset value per share).........................................         $.34

Offering to Public.................................................       $11.34

                        PENNSYLVANIA MUNICIPAL BOND FUND
                        --------------------------------

Net Assets of A shares.............................................     $217,980

Outstanding A shares...............................................       20,958

Net Asset Value Per Share
($10.40 / 97.0%)...................................................       $10.40

Sales Charge, 3.00% of
offering price (3.08% of
net asset value per share).........................................         $.32

Offering to Public.................................................       $10.72

                          NATIONAL TAX EXEMPT BOND FUND
                          -----------------------------

Net Assets of A shares.............................................   $4,205,129

Outstanding A shares...............................................      421,712

Net Asset Value Per Share
($9.97 / 95.25%)...................................................        $9.97

Sales Charge, 4.75% of
offering price (5.02% of
net asset value per share).........................................         $.50

Offering to Public.................................................       $10.47

EXCHANGE PRIVILEGE
------------------

                  Investors may exchange all or part of their Class A Shares, Class B Shares or Class C Shares as described in the applicable Prospectus. Any rights an Investor may have (or have waived) to reduce the sales load applicable to an exchange, as may be provided in such Fund Prospectus, will apply in connection with any such exchange. The exchange privilege may be modified or terminated at any time upon 60 days' notice to shareholders.

                  By use of the exchange privilege, the Investor authorizes the Transfer Agent's financial institution or his or her financial institution to act on telephonic, website or written instructions from any person representing himself or herself to be the shareholder and believed by the Transfer Agent or the financial institution to be genuine. The Investor or his or her financial institution must notify the Transfer Agent of his or her prior ownership of Class A Shares, Class B Shares or Class C Shares and the account number. The Transfer Agent's records of such instructions are binding.


                              DESCRIPTION OF SHARES
                              ---------------------

                  The Trust is a Massachusetts business trust. The Trust's Declaration of Trust authorizes the Board of Trustees to issue an unlimited number of shares of beneficial interest and to classify or reclassify any unissued shares of the Trust into one or more additional classes or series by setting or changing in any one or more respects their respective preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. Pursuant to such authority, the Board of Trustees has authorized the issuance of the classes or series of shares set forth in the Prospectuses, including classes or series, which represent interests in the Funds as follows, and as further described in this Statement of Additional Information and the related Prospectuses:

Money Market Fund
          Class A                                             Class I Shares
          Class A - Special Series 1                          Class A Shares
          Class A - Special Series 2                          Class B Shares
          Class A - Special Series 3                          Class C Shares
Government Money Market Fund
          Class B                                             Class I Shares
          Class B - Special Series 1                          Class A Shares
Treasury Money Market Fund
          Class C                                             Class I Shares
          Class C - Special Series 1                          Class A Shares
Tax Exempt Money Market Fund
          Class D                                             Class I Shares
          Class D - Special Series 1                          Class A Shares
          Class D - Special Series 2                          Class B Shares

Equity Growth Fund
          Class H                                             Class I Shares
          Class H - Special Series 1                          Class A Shares
          Class H - Special Series 2                          Class B Shares
          Class H - Special Series 3                          Class C Shares
Intermediate Bond Fund
          Class I                                             Class I Shares
          Class I - Special Series 1                          Class A Shares
          Class I - Special Series 2                          Class B Shares
          Class I - Special Series 3                          Class C Shares
Ohio Tax Exempt Bond Fund
          Class K                                             Class I Shares
          Class K - Special Series 1                          Class A Shares
          Class K - Special Series 2                          Class B Shares
          Class K - Special Series 3                          Class C Shares
National Tax Exempt Bond Fund
          Class L                                             Class I Shares
          Class L - Special Series 1                          Class A Shares
          Class L - Special Series 2                          Class B Shares
          Class L - Special Series 3                          Class C Shares
Equity Income Fund
          Class M                                             Class I Shares
          Class M - Special Series 1                          Class A Shares
          Class M - Special Series 2                          Class B Shares
          Class M - Special Series 3                          Class C Shares
Small Cap Value Fund
          Class N                                             Class I Shares
          Class N - Special Series 1                          Class A Shares
          Class N - Special Series 2                          Class B Shares
          Class N - Special Series 3                          Class C Shares
Enhanced Income Fund
          Class O                                             Class I Shares
          Class O - Special Series 1                          Class A Shares
          Class O - Special Series 2                          Class B Shares
          Class O - Special Series 3                          Class C Shares
Total Return Advantage Fund
          Class P                                             Class I Shares
          Class P - Special Series 1                          Class A Shares
          Class P - Special Series 2                          Class B Shares
          Class P - Special Series 3                          Class C Shares
Pennsylvania Tax Exempt Money Market Fund
          Class Q                                             Class I Shares
          Class Q - Special Series 1                          Class A Shares

Bond Fund
          Class R                                             Class I Shares
          Class R - Special Series 1                          Class A Shares
          Class R - Special Series 2                          Class B Shares
          Class R - Special Series 3                          Class C Shares
GNMA Fund
          Class S                                             Class I Shares
          Class S - Special Series 1                          Class A Shares
          Class S - Special Series 2                          Class B Shares
          Class S - Special Series 3                          Class C Shares
Pennsylvania Tax Exempt Bond Fund
          Class T                                             Class I Shares
          Class T - Special Series 1                          Class A Shares
          Class T - Special Series 2                          Class B Shares
          Class T - Special Series 3                          Class C Shares
International Equity Fund
          Class U                                             Class I Shares
          Class U - Special Series 1                          Class A Shares
          Class U - Special Series 2                          Class B Shares
          Class U - Special Series 3                          Class C Shares
Equity Index Fund
          Class V                                             Class I Shares
          Class V - Special Series 1                          Class A Shares
          Class V - Special Series 2                          Class B Shares
          Class V - Special Series 3                          Class C Shares
Core Equity Fund
          Class W                                             Class I Shares
          Class W - Special Series 1                          Class A Shares
          Class W - Special Series 2                          Class B Shares
          Class W - Special Series 3                          Class C Shares
Small Cap Growth Fund
          Class X                                             Class I Shares
          Class X - Special Series 1                          Class A Shares
          Class X - Special Series 2                          Class B Shares
          Class X - Special Series 3                          Class C Shares
Tax Managed Equity Fund
          Class Z                                             Class I Shares
          Class Z - Special Series 1                          Class A Shares
          Class Z - Special Series 2                          Class B Shares
          Class Z - Special Series 3                          Class C Shares
Balanced Allocation Fund
          Class AA                                            Class I Shares
          Class AA - Special Series 1                         Class A Shares
          Class AA - Special Series 2                         Class B Shares
          Class AA - Special Series 3                         Class C Shares
Ohio Municipal Money Market Fund
          Class BB                                            Class I Shares
          Class BB - Special Series 1                         Class A Shares

Treasury Plus Money Market Fund
          Class CC                                            Class I Shares
          Class CC - Special Series 1                         Class A Shares
U.S. Government Income Fund
          Class DD                                            Class I Shares
          Class DD - Special Series 1                         Class A Shares
          Class DD - Special Series 2                         Class B Shares
          Class DD - Special Series 3                         Class C Shares
Mid Cap Growth Fund
          Class GG                                            Class I Shares
          Class GG - Special Series 1                         Class A Shares
          Class GG - Special Series 2                         Class B Shares
          Class GG - Special Series 3                         Class C Shares
Michigan Municipal Bond Fund
          Class HH                                            Class I Shares
          Class HH - Special Series 1                         Class A Shares
          Class HH - Special Series 2                         Class B Shares
          Class HH - Special Series 3                         Class C Shares
Large Cap Ultra Fund
          Class II                                            Class I Shares
          Class II - Special Series 1                         Class A Shares
          Class II - Special Series 2                         Class B Shares
          Class II - Special Series 3                         Class C Shares


                  Shares have no preemptive rights and only such conversion or exchange rights as the Board of Trustees may grant in its discretion. When issued for payment as described in the Prospectus, the Trust's shares will be fully paid and non-assessable. In the event of a liquidation or dissolution of the Trust or an individual Fund, shareholders of a Fund are entitled to receive the assets available for distribution belonging to the particular Fund, and a proportionate distribution, based upon the relative asset values of the respective Funds, of any general assets of the Trust not belonging to any particular Fund which are available for distribution.

                  Rule 18f-2 under the 1940 Act provides that any matter required by the 1940 Act, applicable state law, or otherwise, to be submitted to the holders of the outstanding voting securities of an investment company such as the Trust shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of each investment fund affected by such matter. Rule 18f-2 further provides that an investment fund is affected by a matter unless the interests of each fund in the matter are substantially identical or the matter does not affect any interest of the fund. Under the Rule, the approval of an investment advisory agreement or any change in a fundamental investment policy would be effectively acted upon with respect to an investment fund only if approved by a majority of the outstanding shares of such fund. However, the Rule also provides that the ratification of the appointment of independent public accountants, the approval of principal underwriting contracts, and the election of trustees may be effectively acted upon by shareholders of the Trust voting together in the aggregate without regard to a particular fund. In addition, shareholders of each class in a particular investment fund have equal voting rights except that only Class I Shares and Class A Shares of an investment fund will be entitled to vote on matters submitted to a vote of shareholders (if any) relating to a distribution plan for such shares, only Class B Shares of a Fund will be entitled to vote on matters relating to a distribution plan with respect to Class B Shares, and only Class C Shares of a Fund will be entitled to vote on matters relating to a distribution plan with respect to Class C Shares.

                  Although the following types of transactions are normally subject to shareholder approval, the Board of Trustees may, under certain limited circumstances, (a) sell and convey the assets of an investment fund to another management investment company for consideration which may include securities issued by the purchaser and, in connection therewith, to cause all outstanding shares of such fund involved to be redeemed at a price which is equal to their net asset value and which may be paid in cash or by distribution of the securities or other consideration received from the sale and conveyance;
(b) sell and convert an investment fund's assets into money and, in connection therewith, to cause all outstanding shares of such fund involved to be redeemed at their net asset value; or (c) combine the assets belonging to an investment fund with the assets belonging to another investment fund of the Trust, if the Board of Trustees reasonably determines that such combination will not have a material adverse effect on shareholders of any fund participating in such combination, and, in connection therewith, to cause all outstanding shares of any fund to be redeemed at their net asset value or converted into shares of another class of the Trust shares at net asset value. In the event that shares are redeemed in cash at their net asset value, a shareholder may receive in payment for such shares an amount that is more or less than his or her original investment due to changes in the market prices of the fund's securities. The exercise of such authority by the Board of Trustees will be subject to the provisions of the 1940 Act, and the Board of Trustees will not take any action described in this paragraph unless the proposed action has been disclosed in writing to the fund's shareholders at least 30 days prior thereto.


                     ADDITIONAL INFORMATION CONCERNING TAXES
                     ---------------------------------------

                  The following summarizes certain additional tax considerations generally affecting the Trust and its shareholders that are not described in the Prospectus. No attempt is made to present a detailed explanation of the tax treatment of the Trust or its shareholders or possible legislative changes, and the discussion here and in the Prospectus is not intended as a substitute for careful tax planning. Potential investors should consult their tax advisers with specific reference to their own tax situation.

                  Each Fund of the Trust will be treated as a separate corporate entity under the Code and intends to qualify as a regulated investment company. In order to qualify for tax treatment as a regulated investment company under the Code, the Fund must satisfy, in addition to the distribution requirement described in the Prospectus, certain requirements with respect to the source of its income during a taxable year. At least 90% of the gross income of the Fund must be derived from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stocks, securities or foreign currencies, and other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to the Fund's business of investing in such stock, securities or currencies. The Treasury Department may by regulation exclude from qualifying income foreign currency gains which are not directly related to the Fund's principal business of investing in stock or securities, or options and futures with respect to stock or securities. Any income derived by the Fund from a partnership or trust is treated as derived with respect to the Fund's business of investing in stock, securities or currencies only to the extent that such income is attributable to items of income which would have been qualifying income if realized by the Fund in the same manner as by the partnership or trust.

                  A 4% non-deductible excise tax is imposed on regulated investment companies that fail to currently distribute an amount equal to specified percentages of their ordinary taxable income and capital gain net income (excess of capital gains over capital losses). Each Fund intends to make sufficient distributions or deemed distributions of its ordinary taxable income and capital gain net income each calendar year to avoid liability for this excise tax.

                  If for any taxable year the Fund does not qualify for federal tax treatment as a regulated investment company, all of the Fund's taxable income will be subject to federal income tax at regular corporate rates without any deduction for distributions to its shareholders. In such event, dividend distributions (including amounts derived from interest on Municipal Securities) would be taxable as ordinary income to the Fund's shareholders to the extent of the Fund's current and accumulated earnings and profits, and would be eligible for the dividends received deduction for corporations.

                  A Fund may be required in certain cases to withhold and remit to the U.S. Treasury 31% of taxable dividends or gross proceeds realized upon sale paid to shareholders who have failed to provide a correct tax identification number in the manner required, or who are subject to withholding by the Internal Revenue Service for failure to properly include on their return payments of taxable interest or dividends, or who have failed to certify to the Fund that they are not subject to backup withholding when required to do so or that they are "exempt recipients."

                  The tax principles applicable to transactions in financial instruments and futures contacts and options that may be engaged in by a Fund, and investments in passive foreign investment companies ("PFICs"), are complex and, in some cases, uncertain. Such transactions and investments may cause a Fund to recognize taxable income prior to the receipt of cash, thereby requiring the Fund to liquidate other positions, or to borrow money, so as to make sufficient distributions to shareholders to avoid corporate-level tax. Moreover, some or all of the taxable income recognized may be ordinary income or short-term capital gain, so that the distributions may be taxable to shareholders as ordinary income.

                  In addition, in the case of any shares of a PFIC in which a Fund invests, the Fund may be liable for corporate-level tax on any ultimate gain or distributions on the shares if the Fund fails to make an election to recognize income annually during the period of its ownership of the shares.

ADDITIONAL TAX INFORMATION CONCERNING THE OHIO TAX EXEMPT BOND, PENNSYLVANIA
----------------------------------------------------------------------------
MUNICIPAL BOND, NATIONAL TAX EXEMPT BOND AND TAX EXEMPT MONEY MARKET FUNDS.
---------------------------------------------------------------------------

                  As described above and in the Prospectus, the Ohio Tax Exempt Bond, Pennsylvania Municipal Bond, National Tax Exempt Bond, Ohio Municipal Money Market, Pennsylvania Tax Exempt Money Market and Tax Exempt Money Market Funds are designed to provide investors with tax-exempt interest income. The Funds are not intended to constitute a balanced investment program and are not designed for investors seeking capital appreciation or maximum tax-exempt income irrespective of fluctuations in principal. Shares of the Funds would not be suitable for tax-exempt institutions and may not be suitable for retirement plans qualified under Section 401 of the Code, H.R. 10 plans and IRAs since such plans and accounts are generally tax-exempt and, therefore, would not gain any additional benefit from the Funds' dividends being tax-exempt.

                  The policy of the Funds is to pay each year as federal exempt-interest dividends substantially all the Funds' Municipal Securities interest income net of certain deductions. In order for the Funds to pay federal exempt-interest dividends with respect to any taxable year, at the close of each taxable quarter at least 50% of the aggregate value of their respective portfolios must consist of tax-exempt obligations. An exempt-interest dividend is any dividend or part thereof (other than a capital gain dividend) paid by a Fund and designated as an exempt-interest dividend in a written notice mailed to shareholders not later than 60 days after the close of the Fund's taxable year. However, the aggregate amount of dividends so designated by the Funds cannot exceed the excess of the amount of interest exempt from tax under Section 103 of the Code received by the Funds during the taxable year over any amounts disallowed as deductions under Sections 265 and 171(a)(2) of the Code. The percentage of total dividends paid by the Funds with respect to any taxable year which qualifies as federal exempt-interest dividends will be the same for all shareholders receiving dividends from the Funds with respect to such year.

                  Shareholders are advised to consult their tax advisers with respect to whether exempt-interest dividends would retain the exclusion under
Section 103(a) if the shareholder would be treated as a "substantial user" or a "related person" to such user with respect to facilities financed through any of the tax-exempt obligations held by the Funds. A "substantial user" is defined under U.S. Treasury Regulations to include a non-exempt person who regularly uses a part of such facilities in his or her trade or business and whose gross revenues derived with respect to the facilities financed by the issuance of bonds are more than 5% of the total revenues derived by all users of such facilities, or who occupies more than 5% of the usable area of such facilities or for whom such facilities or a part thereof were specifically constructed, reconstructed or acquired. A "related person" includes certain related natural persons, affiliated corporations, partners and partnerships, and S corporations and their shareholders.

ADDITIONAL TAX INFORMATION CONCERNING THE MICHIGAN MUNICIPAL BOND FUND
----------------------------------------------------------------------

                  As indicated in the Prospectus, the Michigan Municipal Bond Fund is designed to provide shareholders with current tax-exempt interest income. The Fund is not intended to constitute a balanced investment program and is not designed for investors seeking capital appreciation or maximum tax-exempt income irrespective of fluctuations in principal. Shares of the Fund would not be suitable for tax-exempt institutions and may not be suitable for retirement plans qualified under Section 401 of the Code, H.R. 10 plans and individual retirement accounts, since such plans and accounts are generally tax-exempt and, therefore, would not gain any additional benefit from the Fund's dividends being tax-exempt; furthermore, such dividends would be ultimately taxable to the beneficiaries when distributed to them. In addition, the Fund may not be appropriate investments for entities which are "substantial users," or "related persons" thereof, of facilities financed by private activity bonds held by the Fund. "Substantial user" is defined under U.S. Treasury Regulations to include a non-exempt person who regularly uses a part of such facilities in his or her trade or business and whose gross revenues derived with respect to the facilities financed by the issuance of bonds represent more than 50% of the total revenues derived by any users of such facilities, or who occupies more than 5% of the usable area of such facilities or for whom such facilities or a part thereof were specifically constructed, reconstructed or acquired. "Related persons" include certain related natural persons, affiliated corporations, a partnership and its partners and an S Corporation and its shareholders.

                  The percentage of total dividends paid by the Michigan Municipal Bond Fund with respect to any taxable year which qualifies as federal exempt interest dividends will be the same for all shareholders receiving dividends during such year. In order for the Fund to pay exempt-interest dividends during any taxable year, at the close of each fiscal quarter, at least 50% of the aggregate value of the Fund must consist of exempt-interest obligations. In addition, the Fund must distribute 90% of the aggregate exempt-interest income and 90% of the investment company taxable income earned by it during the taxable year. After the close of the Fund's taxable year, the Fund will notify each shareholder of the portion of the dividends paid by the Fund to the shareholder with respect to such taxable year which constitutes an exempt-interest dividend. However, the aggregate amount of dividends as designated cannot exceed the excess of the amount of interest exempt from tax under Section 103 of the Code received by the Fund during the taxable year over any amounts disallowed as deductions under Section 265 and 171(a)(2) of the Code.

                  Although the Michigan Municipal Bond Fund expects to qualify as a regulated investment company and to be relieved of all or substantially all federal income taxes, depending upon the extent of its activities in states and localities in which its offices are maintained, in which its agents or independent contractors are located, or in which it is otherwise deemed to be conducting business, the Michigan Municipal Bond Fund may be subject to the tax laws of such states or localities. In addition, if for any taxable year the Fund does not qualify for the special tax treatment afforded a regulated investment company, all of its taxable income will be subject to federal tax at regular corporate rates (without any deduction for distributions to its shareholders). In such event, dividend distributions would be taxable to shareholders to the extent of earnings and profits, and would be eligible for the dividends received deduction for corporations.

                  The foregoing is only a summary of some of the important federal tax considerations generally affecting purchasers of shares of the Michigan Municipal Bond Fund. No attempt has been made to present a detailed explanation of the federal income tax treatment of the Fund or its shareholders or of Michigan state income tax treatment of the Fund or its shareholders, and this discussion is not intended as a substitute for careful tax planning. Accordingly potential purchasers of shares of the Fund are urged to consult their own tax advisers with specific reference to their own tax situation. In addition, the foregoing discussion is based on tax laws and regulations which are in effect on the date of this Statement of Additional Information; such laws and regulations may be changed by legislative or administrative action.

ADDITIONAL TAX INFORMATION CONCERNING THE OHIO TAX EXEMPT BOND FUND
-------------------------------------------------------------------

                  The Ohio Tax Exempt Bond Fund is not subject to the Ohio personal income or school district or municipal income taxes in Ohio. The Ohio Tax Exempt Bond Fund is not subject to the Ohio corporation franchise tax or the Ohio dealers in intangibles tax, provided that, if there is a sufficient nexus between the State of Ohio and such entity that would enable the State to tax such entity, the Fund timely files the annual report required by Section 5733.09 of the Ohio Revised Code. The Ohio Tax Commissioner has waived the annual filing requirement for every tax year since 1990, the first year to which such requirement applied.

                  Shareholders of the Fund otherwise subject to Ohio personal income tax or municipal or school district income taxes in Ohio imposed on individuals and estates will not be subject to such taxes on distributions with respect to shares of the Fund ("Distributions") to the extent that such Distributions are properly attributable to interest on or gain from the sale of obligations issued by or an behalf of Ohio, political subdivisions thereof or agencies or instrumentalities of Ohio or its political subdivisions (Ohio Obligations).

                  Shareholders otherwise subject to the Ohio corporation franchise tax will not be required to include Distributions in their tax base for purposes of calculating the Ohio corporation franchise tax on the net income basis to the extent that such distributions either (a) are properly attributable to interest on or gain from the sale of Ohio Obligations, (b) represent "exempt-interest dividends" for federal income tax purposes, or (c) are described in both (a) and (b). Shares of the Fund will be included in a Shareholder's tax base for purposes of computing the Ohio corporation franchise tax on the net worth basis.

                  Distributions that consist of interest on obligations of the United States or its territories or possessions or of any authority, commission, or instrumentality of the United States that is exempt from state income taxes under the laws of the United States (including obligations issued by the governments of Puerto Rico, the Virgin Islands or Guam and their authorities or municipalities) ("Territorial Obligations") are exempt from the Ohio personal income tax, and municipal and school district income taxes in Ohio, and, provided, in the case of Territorial Obligations, such interest is excluded from gross income for federal income tax purposes, are excluded from the net income base of the Ohio corporation franchise tax.

                  It is assumed for purposes of this discussion of State and Local Taxes that the Fund will continue to qualify as a regulated investment company under the Internal Revenue Code of

1986, as amended, and that at all times at least 50% of the value of the total assets of the Fund consists of Ohio Obligations or similar obligations of other states or their subdivisions.

                              TRUSTEES AND OFFICERS
                              ---------------------

                  The trustees and executive officers of the Trust, their addresses, principal occupations during the past five years, and other affiliations are as follows:


                                                                    PRINCIPAL OCCUPATION
                                 POSITION WITH                      DURING PAST 5 YEARS
NAME AND ADDRESS                 THE TRUST                          AND OTHER AFFILIATIONS
----------------                 ------------                       ----------------------

Robert D. Neary                  Chairman of the Board and          Retired Co-Chairman of Ernst & Young,
32980 Creekside Drive            Trustee                            April 1984 to September 1993; Director,
Pepper Pike, OH  44124                                              Cold Metal Products, Inc., since March
Age 66                                                              1994; Director, Strategic Distribution,
                                                                    Inc., since January 1999. Trustee,
                                                                    Parkstone Group of Funds and Parkstone
                                                                    Advantage Fund, since 1998.

Herbert R. Martens, Jr.*         President and Trustee              Executive Vice President, National City
c/o NatCity Investments, Inc.                                       Corporation (bank holding company),
1965 East Sixth Street                                              since July 1997; Chairman, President and
Cleveland, OH  44114                                                Chief Executive Officer, NatCity
Age 47                                                              Investments, Inc. (investment banking),
                                                                    since July 1995; President and Chief
                                                                    Executive Officer, Raffensberger, Hughes
                                                                    & Co. (broker-dealer) from 1993 until
                                                                    1995; President, Reserve Capital Group,
                                                                    from 1990 until 1993. Trustee,
                                                                    Parkstone Group of Funds and Parkstone
                                                                    Advantage Fund, since 1998

Leigh Carter*                    Trustee                            Retired President and Chief Operating
13901 Shaker Blvd., #6B                                             Officer, B.F. Goodrich Company, August
Cleveland, OH  44120                                                1986 to September 1990;  Director, Adams
Age 74                                                              Express Company (closed-end investment
                                                                    company), April 1982 to December 1997;
                                                                    Director, Acromed Corporation;
                                                                    (producer of spinal implants), June
                                                                    1992 to March 1998; Director,
                                                                    Petroleum & Resources Corp., April
                                                                    1987 to December 1997; Director,
                                                                    Morrison Products (manufacturer of
                                                                    blower fans and air moving equipment),
                                                                    since April 1983; Director, Kirtland
                                                                    Capital Corp. (privately funded
                                                                    investment group), since January 1992;
                                                                    Director, Truseal Technologies
                                                                    (manufacturer of insulated glass
                                                                    sealants), since April 1997. Trustee,
                                                                    Parkstone Group of Funds and Parkstone
                                                                    Advantage Fund, since 1998



                                                                    PRINCIPAL OCCUPATION
                                 POSITION WITH                      DURING PAST 5 YEARS
NAME AND ADDRESS                 THE TRUST                          AND OTHER AFFILIATIONS
----------------                 ------------                       ----------------------
John F. Durkott                  Trustee                            President and Chief Operating Officer,
8600 Allisonville Road                                              Kittle's Home Furnishings Center, Inc.,
Indianapolis, IN  46250                                             since January 1982; partner, Kittle's
Age 55                                                              Bloomington Properties LLC, since
                                                                    January 1981; partner, KK&D LLC, since
                                                                    January 1989; partner, KK&D II LLC,
                                                                    since February 1998; (affiliated real
                                                                    estate companies of Kittle's Home
                                                                    Furnishings Center, Inc.). Trustee,
                                                                    Parkstone Group of Funds and Parkstone
                                                                    Advantage Fund, since 1998


Robert J. Farling                Trustee                            Retired Chairman, President and Chief
1608 Balmoral Way                                                   Executive Officer, Centerior Energy
Westlake, OH  44145                                                 (electric utility), March 1992 to
Age 63                                                              October 1997; Director, National City
                                                                    Bank until October 1997; Director,
                                                                    Republic Engineered Steels, October 1997
                                                                    to September 1998.  Trustee, Parkstone
                                                                    Group of Funds and Parkstone Advantage
                                                                    Fund, since 1998

Richard W. Furst, Dean           Trustee                            Garvice D. Kincaid Professor of Finance
2133 Rothbury Road                                                  and Dean, Gatton College of Business and
Lexington, KY  40515                                                Economics, University of Kentucky, since
Age 61                                                              1981; Director, The Seed Corporation
                                                                    (restaurant group), since 1990;
                                                                    Director; Foam Design, Inc.,
                                                                    (manufacturer of industrial and
                                                                    commercial foam products), since 1993;
                                                                    Director, Office Suites Plus, Inc.
                                                                    (office buildings) since 1999;
                                                                    Director, ihigh.com, Inc., (Internet
                                                                    company) since 1999; Trustee,
                                                                    Parkstone Group of Funds and Parkstone
                                                                    Advantage Fund, since 1998

Gerald L. Gherlein               Trustee                            Executive Vice-President and General
3679 Greenwood Drive                                                Counsel, Eaton Corporation, since 1991
Pepper Pike, OH  44124                                              (global manufacturing); Trustee, WVIZ
Age 61                                                              Educational Television (public
                                                                    television).  Trustee, Parkstone Group
                                                                    of Funds and Parkstone Advantage Fund,
                                                                    since 1998



                                                                    PRINCIPAL OCCUPATION
                                 POSITION WITH                      DURING PAST 5 YEARS
NAME AND ADDRESS                 THE TRUST                          AND OTHER AFFILIATIONS
----------------                 ------------                       ----------------------
J. William Pullen                Trustee                            President and Chief Executive Officer,
Whayne Supply Company                                               Whayne Supply Co. (engine and heavy
1400 Cecil Avenue                                                   equipment distribution), since 1986;
P.O. Box 35900                                                      President and Chief Executive Officer,
Louisville, KY 40232-5900                                           American Contractors Rentals & Sales
Age 60                                                              (rental subsidiary of Whayne Supply
                                                                    Co.), since 1988.  Trustee, Parkstone
                                                                    Group of Funds and Parkstone Advantage
                                                                    Fund, since 1998

W. Bruce McConnel, III           Secretary                          Partner, Drinker Biddle & Reath LLP,
One Logan Square                                                    Philadelphia, Pennsylvania (law firm).
18th and Cherry Streets
Philadelphia, PA  19103-6996
Age 56


John Leven                       Treasurer                          Director of Funds Accounting of SEI
One Freedom Valley Drive                                            Investments since March 1999; Division
Oaks, PA  19456                                                     Controller, First Data Corp. from
Age 42                                                              February 1998 to March 1999; Corporate
                                                                    Controller, FPS Services, a mutual
                                                                    funds servicing company, from February
                                                                    1993 to February 1998; Treasurer, FPS
                                                                    Broker Services, Inc. from March 1993
                                                                    to December 1998.

Edward T. Searle                 Assistant Treasurer                Vice President and Assistant Secretary
One Freedom Valley Drive                                            of SEI Investments Mutual Funds Services
Oaks, PA  19456                                                     and SEI Investments Distribution Co.
Age 45                                                              since August 1999; Associate, Drinker
                                                                    Biddle & Reath LLP (law firm) from
                                                                    June 1998 to August 1999; Associate,
                                                                    Ballard Spahr Andrews & Ingersoll LLP
                                                                    (law firm) from September 1995 to June
                                                                    1998; Student, Temple University
                                                                    School of Law, from 1992 to 1995.


--------------------
         *Messrs. Carter and Martens are considered by the Trust to be "interested persons" of the Trust as defined in the 1940 Act.

                  As of the date of this Statement of Additional Information, the trustees of the Trust as a group owned beneficially less than 1% of the outstanding shares of each of the Funds of the Trust, and less than 1% of the outstanding shares of all of the Funds of the Trust in the aggregate.

                  Mr. Martens is an "interested person" because (1) he is an Executive Vice President of National City Corporation, the parent corporation to IMC, which receives fees as investment adviser to the Trust, (2) he owns shares of common stock and options to purchase common stock of National City Corporation, and (3) he is the Chief Executive Officer of NatCity Investments, Inc., a broker-dealer affiliated with National City Investment Management Company.

                  Mr. Carter is an "interested person" of the Trust, as defined in the 1940 Act, due to his ownership of 7,200 shares of stock of National City Corporation, an affiliate of National City Investment Management Company, the Fund's investment adviser.

                  Mr. Leven and Mr. Searle are employed by SEI Investments Mutual Funds Services, which receives fees as Administrator to the Trust. Mr. Searle is also employed by SEI Investments Distribution Co., which receives fees as Distributor to the Trust. Mr. McConnel is a partner of the law firm, Drinker Biddle & Reath LLP, which receives fees as counsel to the Trust.

                  With respect to the Trust, Parkstone and Parkstone Advantage, each trustee receives an annual fee of $15,000 plus $3,000 for each Board meeting attended and reimbursement of expenses incurred in attending meetings. The three fund companies generally hold concurrent Board meetings. The Chairman of the Board is entitled to receive an additional $5,000 per annum for services in such capacity. The trustees and officers of the Trust own less than 1% of the shares of the Trust.

                  The following table summarizes the compensation for each of the Trustees of the Trust for the fiscal year ended May 31, 1999:



                                                      Pension or             Estimated
                                   Aggregate          Retirement Benefits    Approval           Total Compensation
Name of                            Compensation       Accrued as Part of     Benefits Upon      from the Trust and
Person, Position                   from the Trust     the Trust's Expense    Retirement         Fund Complex*
----------------                   --------------     -------------------    ----------         -------------

Robert D. Neary,                     $26,198.80                $0                  $0                $35,000
Chairman and Trustee

Leigh Carter, Trustee                $22,394.43                $0                  $0                $30,000

John F. Durkott, Trustee             $22,394.43                $0                  $0                $30,000

Robert J. Farling, Trustee           $22,394.43                $0                  $0                $30,000

Richard W. Furst, Trustee            $22,394.43                $0                  $0                $30,000

Gerald L. Gherlein, Trustee          $22,394.43                $0                  $0                $30,000

Herbert R. Martens, Jr.,             $        0                $0                  $0                $     0
President and Trustee

J. William Pullen, Trustee           $22,394.43                $0                  $0                $30,000


---------------------

* The "Fund Complex" consists of Armada Funds, The Parkstone Group of Funds and The Parkstone Advantage Funds. Each of the Trustees serves as Trustee to all three investment companies. The Trustees became trustees of The Parkstone Group of Funds and the Parkstone Advantage Fund effective August 14, 1998.

                  The Trustees may elect to defer payment of 25% to 100% of the fees they receive in accordance with a Trustee Deferred Compensation Plan (the "Plan"). Under the Plan, a Trustee may elect to have his or her deferred fees treated as if they had been invested by the Trust in the shares of one or more portfolios of the Trust and the amount paid to the Trustee under the Plan will be determined based on the performance of such investments. Distributions are generally of equal installments over a period of 2 to 15 years. The Plan will remain unfunded for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"). Deferral of Trustee fees in accordance with the Plan will have a negligible impact on portfolio assets and liabilities and will not obligate the Trust to retain any trustee or pay any particular level of compensation.

SHAREHOLDER AND TRUSTEE LIABILITY
---------------------------------

                  Under Massachusetts law, shareholders of a business trust may, under certain circumstances, be held personally liable as partners for the obligations of the trust. However, the Trust's Declaration of Trust provides that shareholders shall not be subject to any personal liability for the acts or obligations of the Trust, and that every note, bond, contract, order, or other undertaking made by the Trust shall contain a provision to the effect that the shareholders are not personally liable thereunder. The Declaration of Trust provides for indemnification out of the trust property of any shareholder held personally liable solely by reason of his or her being or having been a shareholder and not because of his or her acts or omissions or some other reason. The Declaration of Trust also provides that the Trust shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of the Trust, and shall satisfy any judgment thereon. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Trust itself would be unable to meet its obligations.

                  The Declaration of Trust states further that no trustee, officer, or agent of the Trust shall be personally liable for or on account of any contract, debt, tort, claim, damage, judgment or decree arising out of or connected with the administration or preservation of the trust estate or the conduct of any business of the Trust; nor shall any trustee be personally liable to any person for any action or failure to act except by reason of his or her own bad faith, willful misfeasance, gross negligence, or reckless disregard of his or her duties as trustee. The Declaration of Trust also provides that all persons having any claim against the trustees or the Trust shall look solely to the trust property for payment. With the exceptions stated, the Declaration of Trust provides that a trustee is entitled to be indemnified against all liabilities and expense, reasonably incurred by him in connection with the defense or disposition of any proceeding in which he or she may be involved or with which he or she may be threatened by reason of his or her being or having been a trustee, and that the trustees, have the power, but not the duty, to indemnify officers and employees of the Trust unless any such person would not be entitled to indemnification had he or she been a trustee.

                ADVISORY, ADMINISTRATION, DISTRIBUTION, CUSTODIAN
                     SERVICES AND TRANSFER AGENCY AGREEMENTS
                     ---------------------------------------

ADVISORY AGREEMENTS
-------------------

                  IMC serves as investment adviser to the: (a) International Equity, Small Cap Value and Small Cap Growth Funds under an Advisory Agreement dated August 13, 1998; (b) Equity Growth and Equity Income Funds under an Advisory Agreement dated November 19, 1997; (c) Core Equity Fund under an Advisory Agreement dated June 29, 1998; (d) Equity Index and Tax Managed Equity Funds under an Advisory Agreement dated April 9, 1998; (e) Balanced Allocation Fund under an Advisory Agreement Dated April 9, 1998; (f) Total Return Advantage Fund and Enhanced Income Fund under an Advisory Agreement dated March 6, 1998;
(g) Bond Fund, Intermediate Bond Fund and GNMA Funds under an Advisory Agreement dated November 21, 1997; (h) Pennsylvania Tax Exempt, Tax Exempt, Money Market, Government and Treasury Funds under an Advisory Agreement dated November 19, 1997; (i) Ohio Municipal Fund pursuant to an Advisory Agreement dated April 9, 1998; (j) Ohio Tax Exempt and Pennsylvania Tax Exempt Bond Funds under an Advisory Agreement dated November 19, 1997; (k) National Tax Exempt Bond Fund under an Advisory Agreement dated April 9, 1998 and (l) Mid Cap Growth, U.S. Government Income, Michigan Municipal Bond and the Treasury Plus Money Market Funds under an Advisory Agreement dated August 5, 1998. Prior to such dates, National City Bank or an affiliate served as adviser to the Funds other than the Core Equity Fund.

                  National Asset Management Corporation ("NAM") serves as investment sub-adviser to the Core Equity Fund (the "sub-adviser"). Prior to June 29, 1998, NAM served as adviser to the Core Equity Fund. NAM serves as sub-investment adviser to the Total Return Advantage Fund under a Sub-Advisory Agreement with IMC dated March 6, 1998 and until June 29, 1998 served as investment adviser to the Total Return Advantage and Enhanced Income Funds. IMC, National City Bank and its affiliates (including NAM until March 6, 1998) are affiliates of National City Corporation, a bank holding company with $85 billion in assets, and headquarters in Cleveland, Ohio and over 1,300 branch offices in six states. From time to time, the adviser may voluntarily waive fees or reimburse the Trust for expenses.

                  Pursuant to the advisory agreements in effect for the following periods, the Trust incurred advisory fees in the following amounts for the fiscal years ended May 31, 1999, 1998 and 1997: (i) $2,360,071 (after waivers of $0), $1,989,606 (after waivers of $0) and $982,053 with respect to the Small Cap Value Fund; (ii) $8,840,432 (after waivers of $0), $2,395,579 (after waivers of $0), and $1,612,194 with respect to the Equity Growth Fund; and (iii) $3,169,439 (after waivers of $0), $1,237,195 (after waivers of $0), and $669,107 with respect to the Equity Income Fund. For the fiscal year ended 1999, and the period from August 1, 1997 (commencement of operations) to May 31, 1998, the International Equity, Small Cap Growth and Core Equity Funds incurred advisory fees in the amount of $1,723,308, $611,655, $947,557, (after fee waivers of $0, $0 and $0) and $570,684, $208,833, and $608,222, (after fee waivers of $50,784, $18,000, and $64,683 respectively. For the fiscal year ended 1999, and the period from May 31, 1998 to May 31,

1999, the Tax Managed Equity Fund incurred advisory fees in the amount of $1,302,931 (after fee waivers of $308,130) and $0 (after fee waivers of $173,851). The Equity Index Fund commenced operations on July 10, 1998, and as of May 31, 1999 paid advisory fees of $0 (after fee waivers of $503,834). The Mid Cap Growth and Large Cap Ultra Funds have not yet commenced operations. The Balanced Allocation Fund commenced operations on July 10, 1998. Advisory fees were $422,278 (after fee waivers of $0) for the period from commencement of operations until May 31, 1999.

                  Pursuant to the advisory agreements relating to the Total Return Advantage, Intermediate Bond and Enhanced Income Funds then in effect, the Trust incurred advisory fees in the following respective amounts for the fiscal years ended May 31, 1999, 1998 and 1997: (i) $1,105,774 (after waivers of $634,144), $404,823 (after waivers of $1,133,101), and $0 (after waivers of
$1,530,963) for the Total Return Advantage Fund; (ii) $1,057,813 (after waivers of $396,680), $593,301 (after waivers of $222,488), and $550,261 (after waivers of $118,288) for the Intermediate Bond Fund; and (iii) $172,808 (after waivers of $173,823) $65,970, (after waivers of $264,973) and $0 (after waivers of $296,129) for the Enhanced Income Fund. The Michigan Municipal Bond Fund has not yet commenced operations.

                  Pursuant to the advisory agreements relating to the Bond and GNMA Funds then in effect, the Trust incurred advisory fees in the following amounts for the fiscal years ended May 31, 1999 and 1998 and 1997: (i) $3,589,348 (after waivers of $0), $574,688 (after waivers of $0) and $485,145
(after fee waivers of $54,417) for the Bond Fund and (ii) $491,789 (after waivers of $0), $395,769 (after waivers of $0) and $323,854 (after fee waivers of $50,450) for the GNMA Fund.

                  For the period from September 9, 1996 (date of reorganization of the Predecessor Funds) until May 31, 1997, IMC earned advisory fees of $866,399, and $256,168 and waived fees in the amounts of $0 and $0 for the Bond and GNMA Funds, respectively. Integra Trust Company ("Integra"), the investment adviser to the Predecessor Bond and GNMA Funds, earned the following advisory fees with respect to such funds for the stated periods: (i) $173,163 and $118,136 for the period from June 1, 1996 until September 9, 1996; (ii) $53,654 and $36,971 for the one-month period ended May 31, 1996 Integra waived advisory fees during the same periods in the amounts of: (i) $54,417 and $50,450 and (ii) $11,464 and $9,583, respectively.

                  Pursuant to the advisory agreements in effect for the following periods, the Trust incurred advisory fees in the following amounts for the fiscal years ended May 31, 1999, 1998 and 1997: (i) $924,937 (after waivers of $1,233,250), $742,324 (after waivers of $989,768) and $573,529 (after waivers of $764,704), respectively, for the Tax Exempt Money Market Fund; (ii) $8,013,996 (after waivers of $3,205,598), 6,126,877 (after waivers of
$2,451,233) and $5,067,456 (after waivers of $2,026,982) and respectively, for the Money Market Fund; and (iii) $3,699,448 (after waivers of $1,479,779), $2,815,875 (after waivers of $1,126,349) and $2,415,282 (after waivers of
$966,112), respectively, for the Government Money Market Fund. Advisory fees in the amounts of $980,380 (after waivers of $196,076), $766,895 (after waivers of $153,379) and $794,834 (after waivers of $158,966) were incurred for the fiscal year ended May 31, 1999, 1998 and 1997 with respect to the Treasury Money Market Fund.

                  Pursuant to the Advisory Agreement, the Trust incurred advisory fees in the amount of $203,004 (after waivers of $338,340) and $142,220 (after waivers of $237,029) for the fiscal years ended May 31, 1999 and 1998 for the Pennsylvania Tax Exempt Money Market Fund. For the period from September 9, 1996 (date of reorganization of the Predecessor Fund) until May 31, 1997, IMC, the Adviser of the Pennsylvania Tax Exempt Money Market Fund, earned advisory fees of $224,379 and waived fees in the amount of $140,237 with respect to that Fund. For the period from June 1, 1996 until September 9, 1996 and for the one-month period ended May 31, 1996, the Integra Trust Company ("Integra"), the investment adviser to the Predecessor Fund, earned advisory fees of $85,768 and $26,907, respectively. Integra waived fees in the amount of $51,068 and $9,868. The Ohio Municipal Money Market Fund commenced operations on September 15, 1998. Advisory fees were $103,978 (after waivers of $157,160) for the period from commencement of operations until May 31, 1999.

                  Pursuant to the advisory agreements in effect for the following periods, the Trust incurred with respect to the Ohio Tax Exempt Bond Fund advisory fees of $71,985 for the fiscal year ended May 31, 1999 (after waivers of $1,060,233) $0 for the fiscal year ended May 31, 1998 (after waivers of $649,247) and $0 for the period from commencement of operations (January 5,
1990) to May 31, 1997 (after waivers of $490,179).

                  Pursuant to the advisory agreements in effect for the fiscal years ended May 31, 1999 and 1998, the Trust incurred with respect to the Pennsylvania Municipal Bond Fund advisory fees of $78,742 (after waivers of $137,798) and $150,120 (after waivers of $56,245). For the period from September 9, 1996 (date of reorganization of the predecessor fund to the Pennsylvania Municipal Bond Fund) until May 31, 1997, National City Bank, the then adviser of the Pennsylvania Municipal Bond Fund, earned advisory fees of $147,646 and waived fees in the amount of $2,684 with respect to that Fund. For the period from June 1, 1996 until September 9, 1996, and for the one-month period ended May 31, 1996, Integra Trust Company ("Integra"), the investment adviser to the Predecessor fund to the Pennsylvania Municipal Bond Fund, earned advisory fees of $73,107 and $23,057. Integra waived fees in the amounts of $26,413 and $6,792.

                  For the fiscal year ended May 31, 1999 and the fiscal period April 9, 1998 (commencement of operations) through May 31, 1998, the Trust incurred with respect to the National Tax Exempt Bond Fund advisory fees of $36,100 (after waivers of $492,594) and $0 (after waivers of $62,113).

                  Each Advisory and Sub-Advisory Agreement provides that the Adviser and sub-adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of the Advisory or Sub-Advisory Agreements, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser or Sub-adviser in the performance of their duties or from reckless disregard by them of their duties and obligations thereunder.

                  The Advisory Agreement relating to the Money Market, Government, Treasury, Tax Exempt and Pennsylvania Tax Exempt Funds was approved by the shareholders of each Fund on November 19, 1997. The Advisory Agreement with IMC relating to the Ohio Municipal Fund Funds was approved by the sole shareholder of the Fund as of the day prior to the day it commenced operations.

                  The Advisory Agreement relating to the International Equity, Small Cap Value and Small Cap Growth Funds was approved by the shareholders of these Funds on August 13, 1998. The Advisory Agreement relating to the Equity Growth and Equity Income Funds was approved by the shareholders of each of these Funds on November 19, 1997. With respect to the Core Equity Fund, the Advisory Agreement with National City and the Sub-Advisory Agreement with NAM was approved by the Fund's shareholders on June 29, 1998. The Advisory Agreement relating to the Tax Managed Equity and Equity Index Funds was approved by their sole shareholders prior to the Funds' commencement of operations. The current Advisory Agreement with respect to the Total Return Advantage Fund and Enhanced Income Fund was approved by a majority of shareholders of each such Fund at a Special Meeting of Shareholders held on June 29, 1998 in order to approve such Advisory Agreement. The Advisory Agreement relating to the Ohio Tax Exempt Bond and Pennsylvania Municipal Bond Funds was approved by the shareholders of the Funds on November 19, 1997 and by the sole shareholder of the National Tax Exempt Bond Fund as of the day prior to the day it commenced operations. The current Advisory Agreement with respect to the other Funds was approved by a majority of shareholders of each such Fund at a Special Meeting of Shareholders held on November 19, 1997 in order to approve such Advisory Agreement. The current Sub-Advisory Agreement with respect to the Total Return Advantage Fund was approved by a majority of shareholders of the Fund at a Special Meeting of Shareholders held on June 29, 1998 in order to approve such Sub-Advisory Agreement. The Advisory Agreement with respect to the Mid Cap Growth, U.S. Government Income, Michigan Municipal Bond and Treasury Plus Money Market Funds was approved by the sole shareholder of each Fund on the date it commenced operations.

                  Unless sooner terminated, the Advisory Agreements will continue in effect with respect to the Funds to which they relate until September 30, 1999 and from year to year thereafter, subject to annual approval by the Trust's Board of Trustees, or by a vote of a majority of the outstanding shares of such Funds (as defined in the Funds' Prospectus) and a majority of the trustees who are not parties to the Agreement or interested persons (as defined in the 1940 Act) of any party by votes cast in person at a meeting called for such purpose. The Advisory Agreements and Sub-Advisory Agreement may be terminated by the Trust or the Adviser or sub-advisers on 60 days written notice, and will terminate immediately in the event of its assignment.

AUTHORITY TO ACT AS INVESTMENT ADVISER
--------------------------------------

                  Banking laws and regulations, including the Glass-Steagall Act as presently interpreted by the Board of Governors of the Federal Reserve System, (a) prohibit a bank holding company registered under the Federal Bank Holding Company Act of 1956 or any affiliate thereof from sponsoring, organizing, or controlling a registered, open-end investment company continuously engaged in the issuance of its shares, but (b) do not prohibit such a bank holding company or affiliate from acting as investment adviser, transfer agent, or custodian to such an investment company. The Adviser believes that it may perform the services for the Fund contemplated by its Advisory Agreement with the Trust as described in such agreement without violation of applicable banking laws or regulations. However, there are no controlling judicial precedents and future changes in legal requirements relating to the permissible activities of banks and their affiliates, as well as future interpretations of present requirements, could prevent the Adviser from continuing to perform services for the Trust. If the Adviser were prohibited from providing services to the Fund, the Board of Trustees would consider selecting another qualified firm. Any new investment advisory agreement would be subject to shareholder approval.

                  Should future legislative, judicial, or administrative action prohibit or restrict the proposed activities of the Adviser, or its affiliated and correspondent banks in connection with shareholder purchases of Fund shares, the Adviser and its affiliated and correspondent banks might be required to alter materially or discontinue the services offered by them to shareholders. It is not anticipated, however, that any resulting change in the Trust's method of operations would affect its net asset value per share or result in financial losses to any shareholder.

                  If current restrictions preventing a bank or its affiliates from legally sponsoring, organizing, controlling, or distributing shares of an investment company were relaxed, the Adviser, or an affiliate of the Adviser, would consider the possibility of offering to perform additional services of the Trust. Legislation modifying such restrictions has been proposed in past sessions in Congress. It is not possible, of course, to predict whether or in what form such legislation might be enacted or the terms upon which the Adviser, or such an affiliate, might offer to provide such services.

ADMINISTRATION AGREEMENT AND SUB-ADMINISTRATION AGREEMENT
---------------------------------------------------------

                  The Trust and SEI Investments Mutual Funds Services (the "Administrator") have entered into an administration agreement (the "Administration Agreement") effective May 1, 1998.

                  The Administration Agreement provides that the Administrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which the Administration Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on the part of the Administrator in the performance of its duties or from reckless disregard by it of its duties and obligations thereunder.

                  The Administrator, a Delaware business trust, has its principal business offices at One Freedom Valley Drive, Oaks, Pennsylvania 19456. SEI Investments Management Corporation ("SIMC"), a wholly-owned subsidiary of SEI Investments Company ("SEI Investments"), is the owner of all beneficial interests in the Administrator. SEI Investments and its affiliates, including the Administrator, are leading providers of funds evaluation services, trust accounting systems, and brokerage and information services to financial institutions, institutional investors, and money managers. The Administrator and its affiliates also serve as administrator or sub-administrator to the following other mutual funds: The Achievement Funds Trust, The Advisors' Inner Circle Fund, Alpha Select Funds, The Arbor Fund, ARK Funds, Armada Funds, Parkstone Advantage Fund,

Bishop Street Funds, Boston 1784 Funds(R), CNI Charter Funds, CrestFunds, Inc., CUFUND, The Expedition Funds, First American Funds, Inc., First American Investment Funds, Inc., First American Strategy Funds, Inc., HighMark Funds, Huntington Funds, The Nevis Fund, Oak Associates Funds, The PBHG Funds, Inc., PBHG Insurance Series Fund, Inc., SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Index Funds, SEI Institutional Investments Trust, SEI Institutional Managed Trust, SEI Institutional International Trust, SEI Liquid Asset Trust, SEI Tax Exempt Trust, STI Classic Funds, STI Classic Variable Trust, TIP Funds and UAM Funds, Inc. II.

                  The Administrator is entitled to receive with respect to the Funds, an administrative fee, computed daily and paid monthly, at an annual rate of .07% of the aggregate average daily net assets of all of the investment funds of Armada up to the first eighteen (18) billion dollars in assets, and .06% of the aggregate average daily net assets over eighteen (18) billion dollars in assets, and is entitled to be reimbursed for its out-of-pocket expenses incurred on behalf of the Funds.

                  IMC serves as sub-administrator for each of the Funds and provides certain services as may be requested by the Administrator from time to time. For its services as Sub-Administrator, IMC receives, from the Administrator, pursuant to its Sub-Administration Agreement with the Administrator, a fee, computed daily and paid monthly, at the annual rate of
 .01% of the aggregate average daily net assets of all of the investment funds of Armada up to the first $15 billion, and .015% of the aggregate average daily net assets over $15 billion.

                  The Trust incurred the following fees to SEI for the fiscal year ended May 31, 1999 and the period from May 1, 1998 (April 9, 1998 in the case of the Tax Managed Equity Fund pursuant to an agreement substantially identical to the Administration Agreement) through May 31, 1998: $116,269 (after waivers of $0) and $8,857 (after waivers of $0) with respect to the International Equity Fund; $180,236 (after waivers of $0) and $16,100 (after waivers of $0) with respect to the Small Cap Value Fund; $45,999 (after waivers of $0) and $4,252 (after waivers of $0) with respect to the Small Cap Growth Fund; $830,212 (after waivers of $0) and $19,814 with respect to the Equity Growth Fund (after waivers of $0); $150,366 (after waivers of $0) and $15,886 (after waivers of $0) with respect to the Tax Managed Equity Fund; $89,073 (after waivers of $0) and $6,096 (after waivers of $0) with respect to the Core Equity Fund; and $295,814 (after waivers of $0) and $10,576 (after waivers of $0) with respect to the Equity Income Fund.

                  The Equity Index Fund commenced operations on July 10, 1998, and as of May 31, 1999 paid Administration fees of $100,767.

                  Prior to May 1, 1998, PFPC served as the administrator and accounting agent to the Funds other than the Tax Managed Equity Fund and National Tax Exempt Bond Funds. Pursuant to the former Administration and Accounting Services Agreement, the Trust incurred the following fees to PFPC for the period from June 1, 1997 to April 30, 1998 and the fiscal year ended May 31, 1997: $227,796 and $130,930 (after waivers of $0 and $0) with respect to the Small Cap Value Fund; $264,998 and $208,810 (after waivers of $0 and $0) with respect to the Equity Growth Fund; and $148,763 and $89,214 (after waivers of $0 and $0) with respect to the Equity Income Fund. For the period from August 1, 1997 (commencement of operations) to April 30, 1998, the Small Cap Growth, International Equity and Core Equity Funds incurred the following fees to

PFPC pursuant to the former Administration and Accounting Services Agreement:
$7,970 (after waivers of $17,879) with respect to the Small Cap Growth Fund; $0 (after waivers of $71,716) with respect to the International Equity Fund; and $0 (after waivers of $80,647) with respect to the Core Equity Fund.

                  For the fiscal year ended May 31, 1999, the Administrator earned administration fees of $41,193, $223,081, $457,444, $185,117, $62,591 and
$54,342, (after waivers $0, $0, $0, $0, $0 and $0) with respect to the Balanced Allocation, Total Return Advantage, Bond, Intermediate Bond, GNMA and Enhanced Income Funds. For the period from May 1, 1998 through May 31, 1998, the Administrator earned administration fees of $13,648, $6,901, $8,873, $4,405 and $4,081 with respect to the Total Return Advantage, Bond, Intermediate Bond, GNMA and Enhanced Income Funds.

                  Prior to May 1, 1998, PFPC served as the administrator and accounting agent to the Trust. The services provided as administrator and accounting agent and current fees are described in the Prospectus. Pursuant to the former Administration and Accounting Services Agreement, the Trust incurred the following respective fees to PFPC for the fiscal period ended April 30, 1998 and for the fiscal year ended May 31, 1997: (i) $241,258 and $258,768 for the Total Return Advantage Fund; (ii) $135,648 and $121,554 for the Intermediate Bond Fund; and (iii) $67,984 and $65,807 for the Enhanced Income Fund and the Trust incurred $94,631 and $65,665 and in respective fees to PFPC for the fiscal period ended April 30, 1998 with respect to Bond and GNMA Funds.

                  For the period from September 9, 1996 (date of reorganization of the Predecessor Funds) until May 31, 1997, PFPC earned administration fees of $66,618 and $46,576 for the Bond and GNMA Funds, respectively. SEI Financial Management Corporation, a wholly-owned subsidiary of SEI Corporation, served as administrator to the Predecessor Bond and GNMA Funds and earned the following fees with respect to such funds for the stated periods: (i) $44,528 and $30,378 for the period from June 1, 1996 until September 9, 1996 and (ii) $13,797 and $9,507 for the one-month period ended May 31, 1996.

                  For the fiscal year ended May 31, 1999, the Administrator earned administration fees of $144,100, $27,560 and $67,288 with respect to the Ohio Tax Exempt, Pennsylvania Municipal and National Tax Exempt Bond Funds (after waivers of $0, $0 and $0). For the period from May 1, 1998 (April 9, 1998 in the case of the National Tax Exempt Bond Fund pursuant to an agreement substantially identical to the Administration Agreement), the Administrator earned administration fees of $9,113, $2,069 and $8,247 with respect to the Ohio Tax Exempt, Pennsylvania Municipal and National Tax Exempt Bond Funds (after waivers of $0, $0 and $0), respectively.

                  Prior to May 1, 1998, PFPC served as the administrator and accounting agent to the Ohio Tax Exempt and Pennsylvania Tax Exempt Bond Funds. Pursuant to the Administration and Accounting Services Agreement, the Trust incurred the following fees to PFPC for the period ended April 30, 1998, and fiscal year ended May 31 1997 with respect to the Ohio Tax Exempt Bond Fund (i) $105,026 and $89,124, respectively, for the Ohio Tax Exempt Bond Fund; and (ii)

$36,010, for the fiscal period ended April 30, 1998 with respect to the Pennsylvania Tax Exempt Bond Fund. For the period from September 9, 1996 (date or reorganization of the Predecessor Fund) until May 31, 1997, PFPC earned administration fees of $26,845 with respect to the Pennsylvania Tax Exempt Bond Fund. For the period from June 1, 1996 until September 9, 1996 and for the one-month period ended May 31, 1996 SEI Financial Management Corporation, a wholly-owned subsidiary of SEI Corporation, served as administrator to the Predecessor Fund and earned the following fees: $18,799 and $68,101, respectively, and waived fees of $0 and $9,681, respectively.

                  For the period from June 1, 1997 to April 30, 1998, PFPC earned administration fees of $36,010 with respect to the Pennsylvania Tax Exempt Fund. For the period from September 9, 1996 (date of reorganization of the Predecessor Fund) until May 31, 1997, PFPC earned administration fees of $24,530 with respect to the Pennsylvania Tax Exempt Fund. For the period from June 1, 1996 until September 9, 1996, and for the one-month period ended May 31, 1996, SEI Financial Management Corporation, a wholly-owned subsidiary of SEI Corporation, served as administrator to the Predecessor Fund and earned the following fees: $28,589 and $8,969; respectively.

                  Prior to May 1, 1998, PFPC served as the administrator and accounting agent to the Funds. Pursuant to the former Administration and Accounting Services Agreement, the Trust incurred the following fees to PFPC for the period from June 1, 1997 to April 30, 1998 and the fiscal year ended 1997:
(i) $187,219 and $170,489, respectively, for the Tax Exempt Fund; (ii) $523,266 and $502,464, respectively, for the Money Market Fund; (iii) $239,017 and $239,708, respectively, for the Government Fund; and (iv) $65,115, $79,005 and $37,703 respectively for the Treasury Fund.

                  For the fiscal year ending May 31, 1999, 1998 and 1997, the Administrator earned administration fees of $74,228, $94,553, $431,637, $2,261,919, $1,035,845 and $274,506, (after waivers of $0, $0, $0, $0, $0 and
$0) with respect to the Ohio Municipal Money Market, Pennsylvania Tax Exempt, Tax Exempt, Money Market, Government, and Treasury Funds. For the period from May 1, 1998 through May 31, 1998, the Administrator earned administration fees of $5,562, $29,782, $138,647, $68,244, and $18,670 with respect to the
Pennsylvania Tax Exempt, Tax Exempt, Money Market, Government, and Treasury
Funds.

DISTRIBUTION PLANS AND RELATED AGREEMENT
----------------------------------------

                  The Distributor acts as distributor of the Fund's shares pursuant to its Distribution Agreement with the Trust as described in the Prospectus. Shares are sold on a continuous basis.

                  Pursuant to Rule 12b-1 of the 1940 Act, the Trust has adopted a Service and Distribution Plan for Class A Shares and Class I Shares (the "A and I Shares Plan"), a Class B Shares Distribution and Servicing Plan ("B Shares Plan"), and a Class C Shares Plan (the "C Shares Plan," and, collectively, the "Distribution Plans") which permit the Trust to bear certain expenses in connection with the distribution of Class I Shares and Class A Shares, Class B Shares, or Class C Shares, respectively. As required by Rule 12b-1, the Trust's Distribution Plans and related

Distribution Agreements have been approved, and are subject to annual approval by, a majority of the Trust's Board of Trustees, and by a majority of the trustees who are not interested persons of the Trust and have no direct or indirect interest in the operation of the Distribution Plans or any agreement relating to the Distribution Plans, by vote cast in person at a meeting called for the purpose of voting on the Distribution Plans and related agreements. In compliance with the Rule, the trustees requested and evaluated information they thought necessary to an informed determination of whether the Distribution Plans and related agreements should be implemented, and concluded, in the exercise of reasonable business judgment and in light of their fiduciary duties, that there is a reasonable likelihood that the Distribution Plans and related agreements will benefit the Trust and its shareholders.

                  Rule 12b-1 also requires that persons authorized to direct the disposition of monies payable by a fund (in the Trust's case, the Distributor) provide for the trustees' review of quarterly reports on the amounts expended and the purposes for the expenditures.

                  Any change in a Distribution Plan that would materially increase the distribution expenses of a class would require approval by the shareholders of such class, but otherwise, such Distribution Plan may be amended by the trustees, including a majority of the disinterested trustees who do not have any direct or indirect financial interest in the particular Plan or related agreement. The Distribution Plans and related agreement may be terminated as to a particular Fund or class by a vote of the Trust's disinterested trustees or by vote of the shareholders of the Fund or class in question, on not more than 60 days written notice. The selection and nomination of disinterested trustees has been committed to the discretion of such disinterested trustees as required by the Rule.

                  The A and I Shares Plan provides that each fund will reimburse the Distributor for distribution expenses related to the distribution of Class A Shares and Class I Shares in an amount not to exceed .10% per annum of the average aggregate net assets of such shares. The B Shares Plan provides that each B share class will compensate the Distributor for distribution of Class B Shares in an amount not to exceed .75% of the average net assets of such class. The C Shares Plan provides that each C share class will compensate the Distributor for distribution of Class C Shares. Distribution expenses reimbursable by the Distributor pursuant to each Distribution Plan include direct and indirect costs and expenses incurred in connection with advertising and marketing a fund's shares, and direct and indirect costs and expenses of preparing, printing and distribution of its prospectuses to other than current shareholders.

                  Under the former A and I Shares Plan and related distribution agreement (effective for the period from June 1, 1997 to May 1, 1998) each fund compensated the Distributor for distribution expenses related to the distribution of Class A Shares and Class I Shares in an amount not to exceed
 .10% per annum of the average aggregate net assets of such shares. This former Plan provided that the Trust pay the Distributor an annual base fee of $1,250,000 plus incentive fees based upon asset growth payable monthly and accrued daily by all of the Trusts' investment funds with respect to the Class I Shares and Class A Shares.

                  The Distribution Plans have been approved by the Board of Trustees, and will continue in effect for successive one year periods provided that such continuance is specifically approved by (1) the vote of a majority of the trustees who are not parties to either Plan or interested persons of any such party and who have no direct or indirect financial interest in either Plan and (2) the vote of a majority of the entire Board of Trustees.

                  For the fiscal year ended May 31, 1999, no Class C Shares were issued or outstanding. During this same period, the Trust paid the Distributor the following approximate amounts under the A and I Shares Plan and B Shares Plan for its distribution services and shareholder service assistance:


                       FISCAL YEAR 1999 DISTRIBUTION FEES

         PORTFOLIO                     DISTRIBUTION   MARKETING/  TOTAL FEES
                                         SERVICES   CONSULTATION

International Equity Fund                $ 14,752     $ 34,422     $ 49,174
Small Cap Value Fund                     $ 22,615     $ 52,768     $ 75,384
Small Cap Growth                         $  5,934     $ 13,846     $ 19,779
Equity Growth Fund                       $116,102     $270,905     $387,008
Tax Managed Equity Fund                  $ 22,924     $ 53,490     $ 76,414
Core Equity Fund                         $ 11,995     $ 27,989     $ 39,985
Equity Index Fund*                       $  9,917     $ 23,140     $ 33,058
Equity Income Fund                       $ 39,215     $ 91,501     $130,716
Balanced Allocation Fund                 $  5,415     $ 12,635     $ 18,050
Total Return Advantage Fund                                        $      0
Bond Fund                                $ 61,780     $144,153     $205,933
Intermediate Bond Fund                   $ 24,457     $ 57,066     $ 81,523
GNMA Fund                                $  7,736     $ 18,050     $ 25,786
Enhanced Income Fund                                               $      0
Ohio Tax Exempt Bond Fund                $ 18,062     $ 42,145     $ 60,207
Pennsylvania Tax Exempt Bond Fund                                  $      0
National Tax Exempt Bond Fund            $  8,586     $ 20,034     $ 28,620
Ohio Municipal Money Market Fund         $  7,689     $ 17,942     $ 25,631
Pennsylvania Tax Exempt Money Market     $ 12,011     $ 28,025     $ 40,035
Fund
Tax Exempt Money Market Fund             $ 54,340     $126,793     $181,133
Money Market Fund                        $285,026     $665,060     $950,086
Government Money Market Fund             $130,635     $304,814     $435,449
Treasury Money Market Fund               $ 34,243     $ 79,901     $114,144
Mid Cap Growth Fund                                                     N/A
Large Cap Ultra Fund                                                    N/A

         PORTFOLIO                     DISTRIBUTION   MARKETING/    TOTAL FEES
                                         SERVICES   CONSULTATION

U.S. Government Income Fund                                             N/A
Michigan Municipal Bond Fund                                            N/A
Treasury Plus Money Market Fund                                         N/A


                  *The Equity Index Fund commenced operations on July 10, 1998. The figure listed represents distribution fees for the period since that date.

                  As of May 31, 1999, the Mid Cap Growth, Large Cap Ultra, U.S. Government Income, Michigan Municipal Bond and Treasury Plus Money Market Funds had not commenced operations.

                  Distribution services include broker/dealer and investor support, voice response development, wholesaling services, legal review and NASD filings and transfer agency management. Marketing/Consultation includes planning and development, market and industry research and analysis and marketing strategy and planning.

CUSTODIAN SERVICES AND TRANSFER AGENCY AGREEMENTS
-------------------------------------------------

                  National City Bank, 1900 East Ninth St., Cleveland, Ohio 44114 serves as the Trust's custodian with respect to the Funds. Under its Custodian Services Agreement, National City Bank has agreed to:

                  (i) maintain a separate account or accounts in the name of the Fund;

                  (ii) hold and disburse portfolio securities on account of the Fund;

                  (iii) collect and make disbursements of money on behalf of the
                        Fund;

                  (iv) collect and receive all income and other payments and distributions on account of the Fund's portfolio securities;

                  (v) respond to correspondence by security brokers and others relating to its duties;

                  (vi) make periodic reports to the Board of Trustees concerning the Fund's operations.

                  National City Bank is authorized to select one or more banks or trust companies to serve as sub-custodian on behalf of the Funds, provided that it shall remain responsible for the performance of all of its duties under the Custodian Services Agreement and shall hold the Funds harmless from the acts and omissions of any bank or trust company serving as sub-custodian. Each Fund reimburses National City Bank for its direct and indirect costs and expenses incurred in rendering custodial services.

                  State Street Bank and Trust Company (the "Transfer Agent"), P.O. Box 8421 Boston, Massachusetts 02266-8421 serves as the Trust's transfer agent and dividend disbursing agent with respect to the Fund. Under its Transfer Agency Agreement, it has agreed to:

                  (i)   issue and redeem shares of the Fund;

                  (ii) transmit all communications by the Fund to its shareholders of record, including reports to shareholders, dividend and distribution notices and proxy materials for meetings of shareholders;

                  (iii) respond to correspondence by security brokers and others relating to its duties;

                  (iv)  maintain shareholder accounts;

                  (v) make periodic reports to the Board of Trustees concerning the Fund's operations.

                  The Transfer Agent sends each shareholder of record periodic statements showing the total number of shares owned as of the last business day of the period (as well as the dividends paid during the current period and year), and provides each shareholder of record with a daily transaction report for each day on which a transaction occurs in the shareholder's account with each Fund.


                           SHAREHOLDER SERVICES PLANS
                           --------------------------

                  The Trust has implemented the Shareholder Services Plan for each Fund's Class A Shares, the B Shares Plan for each Fund's Class B Shares and the C Shares Plan for each Fund's Class C Shares. Pursuant to the Shareholder Services Plan and B Shares Plan, the Trust may enter into agreements with financial institutions pertaining to the provision of administrative services to their customers who are the beneficial owners of Class A Shares or Class B Shares in consideration for the payment of up to .25% (on an annualized basis) for the International Equity, Small Cap Value, Small Cap Growth, Equity Growth, Tax Managed Equity, Core Equity, Equity Index, Equity Income, Balanced Allocation, Total Return Advantage, Bond, Intermediate Bond, GNMA, Mid Cap Growth, U.S. Government Income and Large Cap Ultra Funds, of the net asset value of such shares.

                  Pursuant to the Shareholder Services Plan and B Shares Plan, the Trust may enter into agreements with financial institutions pertaining to the provision of administrative services to their customers who are the beneficial owners of Class A Shares or Class B Shares in consideration for the payment of up to .15% (on an annualized basis) for the Ohio Municipal Money Market, Pennsylvania Tax Exempt Money Market, Tax Exempt Money Market, Money Market, Government Money Market, Treasury Money Market and Treasury Plus Money Market Funds, and the Enhanced Income Fund (B Shares only), of the net asset value of such shares.

                  Pursuant to the Shareholder Services Plan and B Shares Plan, the Trust may enter into agreements with financial institutions pertaining to the provision of administrative services to their customers who are the beneficial owners of Class A Shares or Class B Shares in consideration for the payment of up to .10% (on an annualized basis), in the case of the Ohio Tax Exempt Bond, Pennsylvania Municipal Bond, National Tax Exempt Bond and Michigan Municipal Bond Funds, and the Enhanced Income Fund (A Shares only), of the net asset value of such shares.

                  Pursuant to the C Shares Plan, the Trust may enter into agreements with financial institutions pertaining to the provision of administrative services to their customers who are the beneficial owners of Class C Shares in consideration for the payment of up to .25% (on an annualized basis), of the net asset value of such shares. Such services may include:

                  (i) aggregating and processing purchase and redemption requests from customers;

                  (ii) providing customers with a service that invests the assets of their accounts in Class A Shares, Class B Shares or Class C Shares;

                  (iii) processing dividend payments from the Funds;

                  (iv) providing information periodically to customers showing their position in Class A Shares, Class B Shares or Class C Shares;

                  (v)   arranging for bank wires;

                  (vi) responding to customer inquiries relating to the services performed with respect to Class A Shares, Class B Shares or Class C Shares beneficially owned by customers;

                  (vii) forwarding shareholder communications; and (viii) other similar services requested by the Trust.

                  Agreements between the Trust and financial institutions will be terminable at any time by the Trust without penalty.


                             PORTFOLIO TRANSACTIONS
                             ----------------------

                  Pursuant to its Advisory Agreement with the Trust, IMC is responsible for making decisions with respect to and placing orders for all purchases and sales of portfolio securities for the Fund. The Adviser or Sub-Adviser purchases portfolio securities either directly from the issuer or from an underwriter or dealer making a market in the securities involved. Purchases from an underwriter of portfolio securities include a commission or concession paid by the issuer to the underwriter and purchases from dealers serving as market makers may include the spread between the bid and asked price. Transactions on stock exchanges involve the payment of negotiated brokerage commissions. There is generally no stated commission in the case of securities traded in the over-the-counter market, but the price includes an undisclosed commission or mark-up.

                  For the fiscal years ended May 31, 1999, 1998 and 1997, the Small Cap Value, Equity Growth, Equity Income and Total Return Advantage Funds paid $1,102,442, $780,933 and $421,322; $1,271,614, $1,398,444, and $803,733;
$249,890, $86,349 and $102,856; $0, $0 and $0 in brokerage commissions, respectively. For the same periods, the Intermediate Bond and

Enhanced Income Funds did not pay any brokerage commissions. For the fiscal year ending May 31, 1999 and the period from August 1, 1997 (commencement of operations) to May 31, 1998, the International Equity, Small Cap Growth and Core Equity Funds paid $726,464 and $290,141; $503,450 and $51,366; and $0 and $0, in
brokerage commissions, respectively. For the fiscal year ending May 31, 1999 and the period from April 9, 1998 (commencement of operations) to May 31, 1998, the Tax Managed Equity Fund paid $26,801 and $0 in brokerage commissions. For the period from commencement of operations (July 10, 1998) to May 31, 1999, the Equity Index Fund paid brokerage commissions of $93,484. For the period from commencement of operations (July 10, 1998) to May 31, 1999, the Balanced Allocation Fund paid brokerage commissions of $33,019. As of May 31, 1999, the Mid Cap Growth, Large Cap Ultra, U.S. Government Income, Michigan Municipal Bond and Treasury Plus Money Market Funds had not yet commenced operations.

                  For the fiscal years ended May 31, 1999, 1998, and the period from September 9, 1996 (date of reorganization of the Predecessor Funds) until May 31, 1997, the Bond and GNMA Funds paid no brokerage commissions. For the period from June 1, 1996 until September 9, 1996, the one-month fiscal period ended May 31, 1996, the Predecessor Bond and GNMA Funds did not pay any brokerage commissions.

                  For the fiscal years ended May 31, 1999, 1998, 1997, the Ohio Tax Exempt Bond Fund did not pay any brokerage commissions.

                  For the fiscal years ended May 31, 1999 and 1998, the Pennsylvania Municipal Bond Fund paid $0 and $0 in brokerage commission. For the period from September 9, 1996 (date of reorganization of the Predecessor fund to the Pennsylvania Municipal Bond Fund) until May 31, 1997, the Pennsylvania Municipal Bond Fund paid brokerage commissions of $0. For the period from June 1, 1996 until September 9, 1996, for the one-month period ended May 31, 1996, the Pennsylvania Municipal Bond Fund paid no brokerage commissions. For the fiscal year 1999 and the period from April 9, 1998 (date of commencement of operations) until May 31, 1998, the National Tax Exempt Bond Fund paid brokerage commissions of $0 and $0.

                  While the Adviser (including the Sub-Adviser) generally seeks competitive spreads or commissions, it may not necessarily allocate each transaction to the underwriter or dealer charging the lowest spread or commission available on the transaction. Allocation of transactions, including their frequency, to various dealers is determined by the Adviser in its best judgment and in a manner deemed fair and reasonable to shareholders. Under the Advisory Agreement, pursuant to Section 28(e) of the Securities Exchange Act of 1934, as amended, the Adviser is authorized to negotiate and pay higher brokerage commissions in exchange for research services rendered by broker-dealers. Subject to this consideration, broker-dealers who provide supplemental investment research to the Adviser may receive orders for transactions by the Fund. Information so received is in addition to and not in lieu of services required to be performed by the Adviser and does not reduce the fees payable to the Adviser by the Fund. Such information may be useful to the Adviser in serving both the Trust and other clients, and, similarly, supplemental information obtained by the placement of business of other clients may be useful to the Adviser in carrying out its obligations to the Trust.

                  Portfolio securities will not be purchased from or sold to the Trust's Adviser, Distributor, or any "affiliated person" (as such term is defined under the 1940 Act) of any of them acting as principal, except to the extent permitted by the SEC. In addition, the Fund will not give preference to its Adviser's correspondents with respect to such transactions, securities, savings deposits, repurchase agreements and reverse repurchase agreements.

                  The Trust is required to identify any securities of its "regular brokers or dealers" that it has acquired during its most recent fiscal year. At May 31, 1999, (a) the International Equity Fund had entered into repurchase transactions with: Goldman Sachs; (b) the Small Cap Growth Fund had entered into repurchase transactions with: Goldman Sachs; (c) the Tax Managed Equity Fund had entered into repurchase transactions with: Goldman Sachs; (d) the Core Equity Fund had entered into repurchase transactions with: Goldman Sachs; (e) the Bond Fund had entered into repurchase transactions with Goldman Sachs; (f) the GNMA Fund had entered into repurchase transactions with: Goldman Sachs; (g) the Tax Exempt Fund had entered into repurchase transactions with Goldman Sachs; (h) the Money Market Fund had entered into repurchase transactions with: Prudential Bache Securities; (i) the Government Fund had entered into repurchase transactions with: Prudential Bache Securities and Goldman Sachs; and (j) the Treasury Fund had entered into repurchase transactions with Goldman Sachs.

                  The Adviser to the Fund has agreed to maintain a policy and practice of conducting its investment management activities independently of its respective commercial departments all of the Adviser's affiliates. In making investment recommendations for the Trust, the Adviser's personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Trusts' accounts are customers of the commercial departments of all of the Adviser's affiliates.

                  Investment decisions for the Fund are made independently from those for the other Funds and for other investment companies and accounts advised or managed by the Adviser. Such other Funds, investment companies and accounts may also invest in the same securities as the Fund. When a purchase or sale of the same security is made at substantially the same time on behalf of the Fund and another investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which the Adviser believes to be equitable to the Fund and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by the Fund or the size of the position obtained or sold by the Fund. In connection therewith, and to the extent permitted by law, and by the Advisory Agreement, the Adviser may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for other investment companies or advisory clients.

                  During the last fiscal year, the following Funds engaged in the directed brokerage transactions in the following amounts and for the following commissions: the Equity Growth Fund, $304,941,120 in transactions and $253,608 in commissions; the Small Cap Value Fund, $18,044,068 in transactions and $76,449 in commissions; the Equity Income Fund, $34,973,766 in transactions and $45,834 in commissions; the Small Cap Growth Fund, $5,745,685 in transactions and $24,515 in commissions; the Core Equity Fund, $61,561,884 in transactions and $33,610 in commissions; the Tax Managed Equity Fund, $7,098,518 in transactions and $9,917 in commissions; the Equity Index Fund, $86,663,189 in transactions and $28,093 in commissions; the Balanced Allocation Fund, $31,999,895 in transactions and $15,515 in commissions; the International Fund, $3,554,917 in transactions and $7,698 in commissions.


                                    AUDITORS
                                    --------

                  Ernst & Young LLP, independent auditors, with offices at Two Commerce Square, 2001 Market Street, Suite 4000, Philadelphia, Pennsylvania 19103, serve as independent auditors of the Trust. The statements of net assets for each of the Funds, except for the Armada Balanced Allocation Fund, the statement of asset and liabilities, including portfolio of investments, of the Armada Balanced Allocation Fund as of May 31, 1999, and the related statement of operations, statements of changes in net assets, and financial highlights for each of the Funds for each of the periods indicated therein except for the financial highlights of the Armada Bond Fund, Armada GNMA Fund, Armada Pennsylvania Municipal Bond Fund, and Armada Pennsylvania Tax Exempt Money Market Fund from April 30, 1995 through May 31, 1996, which are incorporated by reference in this Statement of Additional Information, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report referred to under "Financial Statements," and are incorporated by reference in reliance upon the report given on the authority of such firm as experts in accounting and auditing.

                  The financial highlights for the Armada Bond Fund, Armada GNMA Fund, Armada Pennsylvania Municipal Bond Fund, and Armada Pennsylvania Tax Exempt Money Market Fund from April 30, 1995 through May 31, 1996, which are incorporated by reference in this Statement of Additional Information, were audited by PricewaterhouseCoopers LLP, independent accountants, whose report dated July 26, 1996 expressed an unqualified opinion on such financial highlights, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                     COUNSEL
                                     -------

                  Drinker Biddle & Reath LLP (of which Mr. McConnel, Secretary of the Trust, is a partner), with offices at One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania 19103-6996, are counsel to the Trust and will pass upon the legality of the shares offered hereby. Squire, Sanders & Dempsey, LLP with offices at 4900 Key Center, 127 Public Square, Cleveland, Ohio 44114-1304 act as special Ohio tax counsel for the Trust and have reviewed the sections of this Statement of Additional Information entitled "Special Risk Considerations Regarding Investment in Ohio Municipal Securities."


                        YIELD AND PERFORMANCE INFORMATION
                        ---------------------------------

                  Each Fund's "yield" described in the Prospectus is calculated by dividing the Fund's net investment income per share earned during a 30-day period (or another period permitted by the rules of the SEC) by the net asset value per share on the last day of the period and annualizing the result on a semi-annual basis by adding one to the quotient, raising the sum to the power of six, subtracting one from the result and then doubling the difference. The Fund's net investment income per share earned during the period is based on the average daily number of shares outstanding during the period entitled to receive dividends and includes dividends and interest earned during the period minus expenses accrued for the period, net of reimbursements. This calculation can be expressed as follows:

                                                  a-b to the 6th power
                                    Yield = 2 [(------) - 1]
                                                cd + 1

         Where:            a = dividends and interest earned during the period.

                           b = expenses accrued for the period (net of
                               reimbursements).

                           c = the average daily number of shares outstanding
                               during the period that were entitled to receive dividends.

                           d = maximum offering price per share on the last day
                               of the period.

                  The Equity Income, Balanced Allocation, Total Return Advantage, Bond, Intermediate Bond, GNMA, Enhanced Income, the Tax-Exempt Funds, Mid Cap Growth and U.S. Government Income calculate interest earned on debt obligations held in their portfolios by computing the yield to maturity of each obligation held by it based on the market value of the obligation (including actual accrued interest) at the close of business on the last business day of each 30-day period, or, with respect to obligations purchased during the 30-day period, the purchase price (plus actual accrued interest) and dividing the result by 360 and multiplying the quotient by the market value of the obligation (including actual accrued interest) in order to determine the interest income on the obligation for each day of the subsequent 30-day period that the obligation is in the Fund. The maturity of an obligation with a call provision is the next call date on which the obligation reasonably may be expected to be called or, if none, the maturity date. With respect to debt obligations purchased by the Fund at a discount or premium, the formula generally calls for amortization of the discount or premium. The amortization schedule will be adjusted monthly to reflect changes in the market values of such debt obligations.

                  Interest earned on tax-exempt obligations that are issued without original issue discount and have a current market discount is calculated by using the coupon rate of interest instead of the yield to maturity. In the case of tax-exempt obligations that are issued with original issue discount but which have discounts based on current market value that exceed the then-remaining portion of the original issue discount (market discount), the yield to maturity is the imputed rate based on the original issue discount calculation. On the other hand, in the case of tax-exempt obligations that are issued with original issue discount but which have discounts based on current market value that are less than the then-remaining portion of the original issue discount (market premium), the yield to maturity is based on the market value.

                  Expenses accrued for the period (variable "b" in the formula) include all recurring fees charged by the Fund to all shareholder accounts in proportion to the length of the base period and the Fund's mean (or median) account size. Undeclared earned income will be subtracted from the net asset value per share (variable "d" in the formula). Undeclared earned income is the net investment income which, at the end of the 30-day base period, has not been declared as a dividend, but is reasonably expected to be and is declared as a dividend shortly thereafter. For applicable sales charges, see "How to Purchase and Redeem Shares -- Sales Charges Applicable to Purchases of A Shares" and "Sales Charges Applicable to Purchases of B Shares" in the Prospectus.

                  The "tax-equivalent yield" is computed by dividing the portion of a Fund's yield (calculated as above) that is exempt from federal income tax by one minus a stated federal income tax rate and adding that figure to that portion, if any, of the Fund's yield that is not exempt from federal income tax.

                  For the period ended May 31, 1999, no Class B Shares for the Equity Index Fund were issued or outstanding. Accordingly, no performance information is available for Class B Shares of the Equity Index Fund.

                  For the period ended May 31, 1999, no Class C Shares were issued or outstanding. Accordingly, no performance information is available for Class C Shares.

                  For the 30-day period ended May 31, 1999, the respective yields of the Class A Shares and Class I Shares of the Ohio Tax Exempt Bond, Pennsylvania Municipal Bond and National Tax Exempt Bond Funds were: 3.73% and 3.94%; 3.76% and 3.98%; and 3.56% and 3.85%, respectively. The tax equivalent yields (assuming a 39.6% federal tax rate and 6.799% Ohio tax rate for 1998) for the Ohio Tax Exempt Bond Fund's Class A Shares and Class I Shares for the same period were 6.99% and 7.38%, respectively. The tax equivalent yields (assuming a 39.6% federal tax rate and a 2.8% Pennsylvania tax rate) for the Pennsylvania Tax Exempt Bond Fund's Class A and Class I shares for the same period were 6.53% and 6.91%, respectively. The tax equivalent yield (assuming a 39.6% federal tax rate) for the National Tax Exempt Bond Fund's Class I Shares for the same period was 6.37%.

                  For the 30-day period ended May 31, 1999, the yield of the Class B Shares of the National Tax Exempt Bond Fund was 3.00%.

                  For the 30-day period ended May 31, 1999, the yields of the Class A and Shares Class I Shares of the International Equity, Small Cap Value, Small Cap Growth, Equity Growth, Tax Managed Equity, Core Equity and Equity Income Funds were N/A and N/A, 2.86% and 3.27%, .33% and .63%, N/A and N/A,
 .03%, and .67%, N/A and N/A, 1.48% and 1.77%, respectively.

                  For the 30-day period ended May 31, 1999, the yields of the Class A Shares and Class I Shares of the Total Return Advantage Fund, Bond, Intermediate Bond Fund, GNMA Fund and Enhanced Income Fund were 5.66% and 6.20%; 5.25% and 5.69%; 5.20%, and 5.73%; 5.49%, and 6.03%; and 5.18% and 5.44%,
respectively.

                  For the 30-day period ended May 31, 1999, the yields of the Class B Shares of the Bond Fund and Intermediate Bond Fund were 4.73% and 4.78%, respectively.

                  Each Fund computes its "average annual total return" by determining the average annual compounded rate of return during specified periods that would equate the initial amount invested to the ending redeemable value of such investment by dividing the ending redeemable value of a hypothetical $1,000 initial payment by $1,000 and raising the quotient to a power equal to one divided by the number of years (or fractional portion thereof) covered by the computation and subtracting one from the result. This calculation can be expressed as follows:

                                           ERV  1/n
                                    T = [(-----) - 1]
                                            P

         Where:            T =   average annual total return

                           ERV = ending redeemable value at the end of the
                                 period covered by the computation of a
                                 hypothetical $1,000 payment made at the
                                 beginning of the period

                           P =   hypothetical initial payment of $1,000

                           n = period covered by the computation, expressed in terms of years

                  Each Fund computes its aggregate total returns by determining the aggregate rates of return during specified periods that likewise equate the initial amount invested to the ending redeemable value of such investment.
The formula for calculating aggregate total return is as follows:

                                          ERV
                                    T =  (---)  - 1
                                           P

                  The calculations of average annual total return and aggregate total return assume the reinvestment of all dividends and capital gain distributions on the reinvestment dates during the period and include all recurring fees charged to all shareholder accounts, assuming an account size equal to the Fund's mean (or median) account size for any fees that vary with the size of the account. The maximum sales load and other charges deducted from payments are deducted from the initial $1,000 payment (variable "P" in the formula). The ending redeemable value (variable "ERV" in the formula) is determined by assuming complete redemption of the hypothetical investment and the deduction of all contingent deferred sales charges and other nonrecurring charges at the end of the measuring period covered by the computation.

                  For the period ended May 31, 1999, no Class C Shares were issued or outstanding. Accordingly, no performance information is available for Class C Shares.

                  The average annual total returns for the one year period ended May 31, 1999 were (9.64)% (after taking the sales load into account) and (4.38)% (without taking into account any sales load), for the Small Cap Value Fund's Class A Shares, (9.40)% (after taking the sales load into account) and (5.13)% (without taking into account any sales load) for its Class B Shares and (3.67)% for the Small Cap Value Fund's Class I Shares. The average annual total returns since the Small Cap Value Fund's commencement of operations through May 31, 1999 were 13.23% (after taking into account the sales load) and 14.57% (without taking into account any sales load), for its Class A Shares, (6.21)% (after taking the sales load into account) and (3.06)% (without taking into account any sales load) for its Class B Shares, and 15.43% for the Class I Shares. The Fund commenced operations December 20, 1989.

                  The average annual total returns for the one year period ending May 31, 1999 were 13.30% (after taking the sales load into account) and 19.88% (without taking into account any sales load), for the Equity Growth Fund's Class A Shares, 14.22% (after taking the sales load into account) and 19.22% (without taking into account any sales load) for its Class B Shares and 20.16% for the Equity Growth Fund's Class I Shares. The average annual total returns since the Equity Growth Fund's commencement of operations through May 31, 1999 were 14.97% (after taking into account the sales load) and 15.78% (without taking into account any sales load), for its Class A Shares, 17.66% (after taking the sales load into account) and 20.99% (without taking into account any sales load) for its Class B shares, and 16.36% for the Class I Shares. The Fund commenced operations December 20, 1989.

                  The average annual total returns for the one year period ended May 31, 1999 were 16.24% (after taking the sales load into account) and 23.03% (without taking into account any sales load), for the Tax Managed Equity Fund's Class A Shares, 17.31% (after taking the sales load into account) and 22.31% (without taking into account any sales load) for its Class B Shares and 22.82% for its Class I Shares. The average annual total returns since the Tax Managed Equity Fund's commencement of operations through May 31, 1999 were 17.22% (after taking into account the sales load) and 17.66% (without taking into account any sales load), for its Class A Shares, 17.63% (after taking the sales load into account) and 17.63% (without taking into account any sales load) for its Class B Shares, and 17.65% for the Class I shares.

                  The average annual total returns for the one year period ended May 31, 1999 were 18.86% (after taking the sales load into account) and 25.76% (without taking into account any sales load), for the Core Equity Fund's Class A Shares, 20.17% (after taking the sales load into account) and 25.17% (without taking into account any sales load) for its Class B Shares and 26.08% for its Class I Shares. The average annual total returns since the Core Equity Fund's shares. The average annual total returns since the Core Equity Fund's commencement of operations through May 31, 1999 were 17.98% (after taking into account the sales load) and 21.68% (without taking into account the sales load), for its Class A Shares, 22.88% (after taking the sales load into account) and 26.16% (without taking into account any sales load) for its Class B Shares, and 21.94% for the Class I Shares.

                  The average annual total returns since the Equity Index Fund's commencement of operations through May 31, 1999 were 32.33% (after taking into account the sales load) and 39.76% (without taking into account any sales load), for its Class A Shares, and 15.20% for the Class I Shares. As of May 31, 1999, the Equity Index Fund had been operating for less than one year.

                  The average annual total returns for the one year period ended May 31, 1999 were 4.32% (after taking the sales load into account) and 10.40% (without taking into account any sales load), for the Equity Income Fund's Class A Shares, 4.14% (after taking the sales load into account) and 9.14% (without taking into account any sales load) for its Class B Shares and 10.62% for the Equity Income Fund's Class I Shares. The average annual total returns since the Equity Income Fund's commencement of operations through May 31, 1999 were 17.24% (after taking into account the sales load) and 18.64% (without taking into account any sales load), for its Class A Shares, 10.10% (after taking the sales load into account) and 13.52% (without taking into account any sales load) for its Class B Shares, and 18.93% for the Class I Shares. The Fund commenced operations December 20, 1989.

                  The average annual total returns since the Balance Allocation Fund's commencement of operations through May 31, 1999 were 2.55% (after taking into account the sales load) and 8.71% (without taking into account any sales load), for its Class A Shares, 1.94% (after taking the sales load into account) and 11.02% (without taking into account any sales load) for its Class B Shares, and 5.13% for the Class I Shares. As of May 31, 1999, the Equity Index Fund had been operating for less than one year.

                  The average annual total returns for the Total Return Advantage Fund's fiscal year ended May 31, 1999 were (1.71)% (after taking the sales load into account) and 3.18% (without taking into account any sales load) for its Class A Shares, and 3.54% for its Class I Shares. The average annual total returns since the Total Return Advantage Fund's commencement of May 31, 1999 were 6.15% (after taking into account the sales load), and 7.25% (without taking into account any sales load) for its Class A Shares and 7.65% for its Class I Shares. The Class A Share class of the Total Return Advantage Fund commenced operations on September 6, 1994 and the Class I Share class of the Total Return Advantage Fund commenced operations on July 7, 1994.

                  The average annual total returns for the Bond Fund's fiscal year ended May 31, 1999 were (1.14)% (after taking the sales load into account) and 3.77% (without taking into account any sales load) for its Class A Shares and, (1.80)% (after taking the sales load into account) and 3.06% (without taking into account any sales load) for its Class B Shares and 3.82% for its Class I Shares. The average annual total returns since the Bond Fund's commencement of operations through May 31, 1999 were 4.55% (after taking into account the sales load) and 6.45% (without taking into account any sales load) for its Class A Shares, (0.15)% (after taking the sales load into account) and 3.28% (without taking into account any sales load) for its Class B Shares and 6.52% for its Class I Shares. The Bond Fund commenced operations on August 10, 1994. The Class A Share class of the Bond Fund commenced operations on September 11, 1996, the Class B Share class of the Bond Fund commenced operations on January 6, 1998, and the Class I Share class of the Bond Fund commenced operations on August 10, 1998.

                  The average annual total returns for the Intermediate Bond Fund's fiscal year ended May 31, 1999 were (1.38)% (after taking the sales load into account) and 3.54% (without taking into account any sales load) for its Class A Shares, (2.07)% (after taking the sales load into account) and 2.83% (without taking into account any sales load) for its Class B Shares and 3.98% for its Class I Shares. The average annual total returns since the Intermediate Bond Fund's commencement of operations through May 31, 1999 were 5.95% (after taking into account the sales load) and 6.59% (without taking into account any sales load) for its Class A shares, (0.55)% (after taking the sales load into account) and 2.92% (without taking into account any sales load) for its Class B Shares, and 7.24% for its Class I Shares. The Class A Share class of the Intermediate Bond Fund commenced operations on April 15, 1991, the Class B Share class of the Intermediate Bond Fund commenced operations on January 8, 1998 and the Class I Share class of the Intermediate Bond Fund commenced operations on December 20, 1989.

                  The average annual total returns for the GNMA Fund's ended May 31, 1999 were (1.19)% (after taking the sales load into account) and 3.77% (without taking into account any sales load) for its Class A Shares and 4.02% for its Class I Shares. The average annual total returns since the GNMA Fund's commencement of operations through May 31, 1999 were 5.35% (after taking into account the sales load) and 7.25% (without taking into account any sales load) for its Class A Shares and 7.58% for its Class I Shares. The Class A Share class of the GNMA Fund commenced operations on September 9, 1998 and the Class I Share class of the GNMA Fund commenced operations on August 10, 1994.

                  The average annual total returns for the Enhanced Income Fund's fiscal year ended May 31, 1999 were 2.01% (after taking the sales load into account) and 4.94% (without taking into account any sales load) for its Class A Shares and 5.14% for its Class I Shares. The average annual total returns since the Enhanced Income Fund's commencement of operations through May 31, 1999 were 5.21% (after taking into account the sales load) and 5.84% (without taking into account any sales load) for its Class A Shares and 5.91% for its Class I Shares. The Class A Share class of the Enhanced Income Fund commenced operations on September 9, 1994 and the Class I Share class of the Enhanced Income Fund commenced operations on July 7, 1994.

                  The average annual total returns for the Ohio Tax Exempt Bond Fund for the one year period ending May 31, 1999 were .84% (after taking into account the sales load) and 3.93% (without taking into account any sales load) for the Class A Shares and 3.94% for the Class I Shares. The average annual total returns since the Fund's commencement of operations through May 31, 1999 were 5.51% (after taking into account the sales load) and 5.90% (without taking into account any sales load) for the Class A Shares and 5.83% for the Class I Shares. The Ohio Tax Exempt Bond Fund commenced investment operations on January 5, 1990.

                  The average annual total returns for the fiscal year ending May 31, 1999 for the Pennsylvania Municipal Bond Fund were 1.11% (after taking into account the sales load) and 4.21% (without taking into account any sales load), for the Class A Shares and 4.21% for the Class

I Shares. The average annual total returns since the predecessor fund to the Pennsylvania Municipal Bond Fund's commencement of operations through May 31, 1999 were 4.53% (after taking into account the sales load) and 5.70% (without taking into account any sales load) for the Class A Shares and 5.36% for the Class I Shares. The predecessor fund to the Pennsylvania Municipal Bond Fund commenced investment operations on August 10, 1994.

                  The average annual total return since the predecessor fund to the National Tax Exempt Bond Funds commencement of operations through May 31, 1999 was 7.05% for the Class I Shares. The predecessor fund to the National Tax Exempt Bond commenced investment operations on July 31, 1984.

                  The average annual total returns for the International Equity Fund for the one year period ending May 31, 1999 were (4.70)% (after taking into account the sales load) and .84% (without taking into account any sales load) for the Class A Shares, (4.90)% (after taking the sales load into account) and
 .10% (without taking into account any sales load) for its Class B Shares and .95% for the Class I Shares. The average annual total returns since the Fund's commencement of operations through May 31, 1999 were 1.74% (after taking the sales load into account) and 4.92% (without taking into account any sales load), for the Class A shares, 8.15% (after taking the sales load into account) and 11.60% (without taking into account any sales load) for its Class B Shares and 5.24% for the International Equity Fund's Class I Shares. The Class A and Class I Share classes of the International Equity Fund commenced operations on August 1, 1997 and the Class B Share class of the International Equity Fund commenced operations on January 6, 1998.

                  The average annual total returns for the Small Cap Growth Fund for the one year period ending May 31, 1999 were (17.36)% (after taking into account the sales load) and (12.54)% (without taking into account any sales load) for the Class A Shares, (17.55)% (after taking the sales load into account) and (13.26)% (without taking into account any sales load) for its Class B Shares and (12.36)% for the Class I Shares. The average annual total returns since the Fund's commencement of operations through May 31, 1999 were (1.73)% (after taking the sales load into account) and 1.35% (without taking into account any sales load), for the Class A shares, (7.00)% (after taking the sales load into account) and (3.56)% (without taking into account any sales load) for its Class B Shares and 1.54% for the Class I Shares. The Class A Shares and Class I Shares of the Small Cap Growth Fund commenced operations on August 1, 1997 and the Class B Share class of the Small Cap Growth Fund commenced operations on January 6, 1998.

                  The average annual total returns for the Core Equity Fund for the one year period ending May 31, 1999 were 18.86% (after taking into account the sales load) and 25.78% (without taking into account any sales load) for the Class A Shares, 20.17% (after taking the sales load into account) and 25.17% (without taking into account any sales load) for its Class B Shares and 26.08% for the Class I Shares. The average annual total returns since the Fund's commencement of operations through May 31, 1999 were 17.98% (after taking the sales load into account), and 21.68% (without taking into account any sales load) for the Core Equity Fund's Class A Shares, 22.88% (after taking the sales load into account) and 26.16% (without taking into account any sales load) for its Class B Shares and 21.94% for the Core Equity Fund's Class I Shares. The Class A

Shares and Class I Shares of the Core Equity Fund commenced operations on August 1, 1997 and the Class B Share class of the Core Equity Fund commenced operations on January 6, 1998.

                  Each Fund may also advertise the "aggregate total return" for its shares which is computed by determining the aggregate compounded rates of return during specified periods that likewise equate the initial amount invested to the ending redeemable value of such investment. The formula for calculating aggregate total return is as follows:

                                               ERV
                   Aggregate Total Return = [(------)] - 1
                                                P

                  The above calculations are made assuming that (1) all dividends and capital gain distributions are reinvested on the reinvestment dates at the price per Share existing on the reinvestment date, (2) all recurring fees charged to all shareholder accounts are included, and (3) for any account fees that vary with the size of the account, a mean (or median) account size in a Fund during the periods is reflected. The ending redeemable value (variable "ERV" in the formula) is determined by assuming complete redemption of the hypothetical investment after deduction of all nonrecurring charges at the end of the measuring period.

                  The Funds may also from time to time include discussions or illustrations of the effects of compounding in Materials. "Compounding" refers to the fact that, if dividends or other distributions on a Fund's investments are reinvested by being paid in additional Fund shares, any future income or capital appreciation of a Fund would increase the value, not only of the original Fund investment, but also of the additional Fund shares received through reinvestment. As a result, the value of a Fund's investments would increase more quickly than if dividends or other distributions had been paid in cash.

                  In addition, a Fund may also include in Materials discussions and/or illustrations of the potential investment goals of a prospective investor, investment management strategies, techniques, policies or investment suitability of the Fund, high-quality investments, economic conditions, the relationship between sectors of the economy and the economy as a whole, various securities markets, the effects of inflation and historical performance of various asset classes, including but not limited to, stocks, bonds and Treasury securities. From time to time, Materials may summarize the substance of information contained in shareholder reports (including the investment composition of a Fund), as well as the views of the Adviser as to current market, economic, trade and interest rate trends, legislative, regulatory and monetary developments, investment strategies and related matters believed to be of relevance to a Fund. Each Fund may also include in Materials charts, graphs or drawings which compare the investment objective, return potential, relative stability and/or growth possibilities of the Fund and/or other mutual funds, or illustrate the potential risks and rewards of investment in various investment vehicles, including but not limited to, stocks, bonds, Treasury securities and shares of the Fund and/or other mutual funds. Materials may include a discussion of certain attributes or benefits to be derived by an investment in a Fund and/or other mutual funds (such as value investing, market timing, dollar cost averaging, asset allocation, constant ratio transfer, automatic accounting rebalancing, the advantages and disadvantages of investing in tax-deferred and taxable investments), shareholder profiles and hypothetical investor scenarios, timely information on financial management, tax and retirement planning and investment alternatives to certificates of deposit and other financial instruments. Such Materials may include symbols, headlines or other material which highlight or summarize the information discussed in more detail therein.


                          STANDARDIZED YIELD QUOTATIONS
                          -----------------------------

                  "Yields," as described in the Prospectus, are calculated according to formulas prescribed by the SEC. The standardized seven-day yield for a class of Fund shares is computed by determining the net change, exclusive of capital changes, in the value of a hypothetical pre-existing account in the class having a balance of one share at the beginning of the period, subtracting a hypothetical charge reflecting deductions from shareholder accounts, dividing the difference by the value of the account at the beginning of the base period to obtain the base period return, and then multiplying the base period return by (365/7). The net change in the value of an account in a class includes the value of additional shares purchased with dividends from the original share, and dividends declared on both the original share and any such additional shares, net of all fees, other than nonrecurring account or sales charges, that are charged to all shareholder accounts in proportion to the length of the base period and the class' mean or median account size. The capital changes to be excluded from the calculation of the net change in account value are realized gains and losses from the sale of securities and unrealized appreciation and depreciation. The "effective yield" for a class of Fund shares is computed by compounding the unannualized base period return (calculated as above) by adding 1 to the base period return, raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result.

                  The Ohio Municipal, Pennsylvania Tax Exempt and Tax Exempt Funds' "tax-equivalent yields" are computed by dividing the portion of those Funds' yields (calculated as above) that is exempt from federal income tax by one minus a stated federal income tax rate (using 39.6% tax bracket) and adding that figure to that portion, if any, of the respective Fund's yield that is not exempt from federal income tax.

                  For the seven-day period ended May 31, 1999, the yields of the Class A Shares and Class I Shares of the Pennsylvania Tax Exempt Fund, Tax Exempt Fund, Money Market Fund, Government Fund and Treasury Fund were 2.78% and 2.93%, 2.73% and 2.87%, 4.42% and 4.57%, 4.33% and 4.48%, and 3.96% and 4.11%,
respectively, and their respective effective yields were 2.82% and 2.97%, 2.76% and 2.91%, 4.52% and 4.68%, 4.43% and 4.58%, and 4.03% and 4.19%, respectively.
For the seven-day period ended May 31, 1999, the yield of the Class B Shares of the Money Market Fund was 3.70%.

                  For the Pennsylvania Tax Exempt and Tax Exempt Funds, the tax-equivalent effective yields (assuming a 39.6% federal tax rate in the case of both Funds and a 2.8% Pennsylvania tax rate in the case of the Pennsylvania Tax Exempt Fund) for their Class A Shares and Class I Shares for the seven-day period ended May 31, 1999 were 4.90% and 5.16%, and 4.57% and 4.82%, respectively.

                  The current yield for each class of shares in a Fund may be obtained by calling the Trust at the telephone number provided on the cover page. Quoted yields are not indicative of future yields. Yields will depend upon factors such as fund maturity, the Fund's expenses and the types of instruments held by the Fund.

                  The Funds may also from time to time include discussions or illustrations of the effects of compounding in Materials. "Compounding" refers to the fact that, if dividends or other distributions on a Fund investment are reinvested by being paid in additional Fund shares, any future income or capital appreciation of a Fund would increase the value, not only of the original Fund investment, but also of the additional Fund shares received through reinvestment. As a result, the value of the Fund investment would increase more quickly than if dividends or other distributions had been paid in cash.

                  In addition, the Funds may also include in Materials discussions and/or illustrations of the potential investment goals of a prospective investor, investment management strategies, techniques, policies or investment suitability of a Fund, high-quality investments, economic conditions, the relationship between sectors of the economy and the economy as a whole, various securities markets, the effects of inflation and historical performance of various asset classes, including but not limited to, stocks, bonds and Treasury securities. From time to time, Materials may summarize the substance of information contained in shareholder reports (including the investment composition of a Fund), as well as the views of the Adviser as to current market, economic, trade and interest rate trends, legislative, regulatory and monetary developments, investment strategies and related matters believed to be of relevance to a Fund. The Funds may also include in Materials charts, graphs or drawings which compare the investment objective, return potential, relative stability and/or growth possibilities of the Funds and/or other mutual funds, or illustrate the potential risks and rewards of investment in various investment vehicles, including but not limited to, stocks, bonds, Treasury securities and shares of a Fund and/or other mutual funds. Materials may include a discussion of certain attributes or benefits to be derived by an investment in a Fund and/or other mutual funds (such as value investing, market timing, dollar cost averaging, asset allocation, constant ratio transfer, automatic accounting rebalancing, the advantages and disadvantages of investing in tax-deferred and taxable investments), shareholder profiles and hypothetical investor scenarios, timely information on financial management, tax and retirement planning and investment alternatives to certificates of deposit and other financial instruments. Such Materials may include symbols, headlines or other material which highlight or summarize the information discussed in more detail therein.

                                                                           Aggregate Total Return
                                            Aggregate Total Return From    From Inception Through
                                             Inception Through 5/31/99        5/31/99 (without
                                            (with Deduction of Maximum          Deduction for
                                                   Sales Charge)              Any Sales Charge)         Inception Date
                                                   -------------              -----------------         --------------
Armada International Equity Fund
    Class A                                             3.21%                       9.19%                  08/01/97
    Class I                                              N/A                        9.80%                  08/01/97
    Class B                                            11.57%                      16.57%                  01/06/98
Armada Small Cap Value Fund
    Class A                                            81.47%                      92.00%                  08/15/94
    Class I                                              N/A                      100.58%                  07/26/94
    Class B                                            -8.57%                      -4.26%                  01/06/98
Armada Small Cap Growth Fund
    Class A                                            -3.14%                       2.48%                  08/01/97
    Class I                                              N/A                        2.85%                  08/01/97
    Class B                                            -9.64%                       4.94%                  01/06/98
Armada Equity Growth Fund
    Class A                                           210.04%                     228.06%                  04/15/91
    Class I                                              N/A                      318.50%                  12/20/89
    Class B                                            25.51%                      30.51%                  01/06/98
Armada Tax Managed Equity Fund*
    Class A                                           971.75%                    1033.58%                  05/11/98
    Class I                                          1031.70%                        N/A                   04/09/98
    Class B                                          1027.03%                    1027.03%                  05/04/98
Armada Core Equity Fund
    Class A                                            35.35%                      43.20%                  08/01/97
    Class I                                              N/A                       43.77%                  08/01/97
    Class B                                            33.36%                      38.36%                  01/06/98
Armada Equity Index Fund
    Class A                                            20.20%                      24.83%
    Class I                                            14.16%                        N/A                   10/15/99
    Class B                                              N/A                         N/A                   07/10/98
Armada Equity Income Fund
    Class A                                           113.69%                     126.18%                  08/22/94
    Class I                                              N/A                      134.59%                  07/01/94
    Class B                                            14.39%                      19.39%                  01/06/98
Armada Balanced Allocation Fund
    Class A                                             2.12%                       7.26%                  07/31/98
    Class I                                              N/A                        4.57%                  07/10/98
      Class B                                           1.07%                       6.07%                  11/11/98
Armada Total Return Advantage Fund
    Class A                                            32.63%                      39.29%                  09/06/94
    Class I                                              N/A                       43.53%                  07/07/94
    Class B                                              N/A                         N/A                   08/16/99


                                                                           Aggregate Total Return
                                            Aggregate Total Return From    From Inception Through
                                             Inception Through 5/31/99        5/31/99 (without
                                            (with Deduction of Maximum          Deduction for
                                                   Sales Charge)              Any Sales Charge)         Inception Date
                                                   -------------              -----------------         --------------
Armada Bond Fund
    Class A                                            12.87%                      18.53%                  09/11/96
    Class I                                              N/A                       35.50%                  08/10/94
    Class B                                            -0.20%                       4.61%                  01/06/98
Armada Intermediate Bond Fund
    Class A                                            59.79%                      67.83%                  04/15/91
    Class I                                              N/A                       93.55%                  12/20/89
    Class B                                            -0.76%                       4.10%                  01/06/98
Armada GNMA Fund
    Class A                                            15.21%                      20.96%                  09/11/96
    Class I                                              N/A                       42.12%                  08/10/94
    Class B                                              N/A                         N/A                   08/16/99
Armada Enhanced Income Fund
    Class A                                            27.12%                      30.77%                  09/09/94
    Class I                                              N/A                       32.48%                  07/07/94
    Class B                                              N/A                         N/A                   08/16/99
Armada Ohio Tax Exempt Bond Fund
    Class A                                            54.48%                      59.21%                  04/15/91
    Class I                                              N/A                       70.37%                  01/05/90
    Class B                                              N/A                         N/A
Armada Pennsylvania Municipal Bond Fund
    Class A
    Class I                                            12.80%                      16.26%                  09/11/96
    Class B                                              N/A                       28.52%                  08/10/94
                                                         N/A                         N/A
Armada National Tax Exempt Bond
  Fund*
    Class A                                           161.72%                     174.72%                  06/22/98
    Class I                                           174.82%                        N/A                   04/09/98
    Class B                                           174.23%                     174.23%                  01/28/99
Armada Balanced Allocation Fund
    Class A                                             2.12%                       7.26%                  07/31/98
    Class I                                             4.57%                        N/A                   07/10/98
    Class B                                             1.07%                       6.07%                  11/11/98


* Includes the history of a predecessor common trust fund which commenced operations July 31, 1994.

                  The Funds may also from time to time include in Materials a total return figure that is not calculated according to the formulas set forth above in order to compare more accurately a

Fund's performance with other measures of investment return. For example, in comparing the Fund's total return with data published by Lipper Analytical Services, Inc., CDA Investment Technologies, Inc. or Weisenberger Investment Company Service, or with the performance of an index, the Fund may calculate its aggregate total return for the period of time specified in the advertisement or communication by assuming the investment of $10,000 in shares and assuming the reinvestment of each dividend or other distribution at net asset value on the reinvestment date. Percentage increases are determined by subtracting the initial value of the investment from the ending value and by dividing the remainder by the beginning value. The Fund does not, for these purposes, deduct from the initial value invested or the ending value redeemed any amount representing sales charges. The Fund will, however, disclose the maximum sales charge and will also disclose that the performance data do not reflect sales charges and that inclusion of sale charges would reduce the performance quoted.

                  The Funds may also from time to time include discussions or illustrations of the effects of compounding in Materials. "Compounding" refers to the fact that, if dividends or other distributions on the Fund investment are reinvested by being paid in additional Fund shares, any future income or capital appreciation of the Fund would increase the value, not only of the original Fund investment, but also of the additional Fund shares received through reinvestment. As a result, the value of the Fund investment would increase more quickly than if dividends or other distributions had been paid in cash.

                  In addition, the Funds may also include in Materials discussions and/or illustrations of the potential investment goals of a prospective investor, investment management strategies, techniques, policies or investment suitability of the Fund, high-quality investments, economic conditions, the relationship between sectors of the economy and the economy as a whole, various securities markets, the effects of inflation and historical performance of various asset classes, including but not limited to, stocks, bonds and Treasury securities. From time to time, Materials may summarize the substance of information contained in shareholder reports (including the investment composition of the Fund), as well as the views of the adviser as to current market, economic, trade and interest rate trends, legislative, regulatory and monetary developments, investment strategies and related matters believed to be of relevance to the Fund. The Fund may also include in Materials charts, graphs or drawings which compare the investment objective, return potential, relative stability and/or growth possibilities of the Fund and/or other mutual funds, or illustrate the potential risks and rewards of investment in various investment vehicles, including but not limited to, stocks, bonds, Treasury securities and shares of the Fund and/or other mutual funds. Materials may include a discussion of certain attributes or benefits to be derived by an investment in the Fund and/or other mutual funds (such as value investing, market timing, dollar cost averaging, asset allocation, constant ratio transfer, automatic accounting rebalancing, the advantages and disadvantages of investing in tax-deferred and taxable investments), shareholder profiles and hypothetical investor scenarios, timely information on financial management, tax and retirement planning and investment alternatives to certificates of deposit and other financial instruments. Such Materials may include symbols, headlines or other material which highlight or summarize the information discussed in more detail therein.

                                  MISCELLANEOUS
                                  -------------

                  The Trust bears all costs in connection with its organization, including the fees and expenses of registering and qualifying its shares for distribution under federal and state securities regulations. All organization expenses are being amortized on the straight-line method over a period of five years from the date of commencement of operations. With respect to the Money Market, Government, Treasury, Tax Exempt and Pennsylvania Tax Exempt Funds, all organization expenses are or were being amortized on the straight-line method over a period of five years from the date of commencement of operations.

                  As used in the Prospectus, "assets belonging to the Fund" means the consideration received by the Trust upon the issuance of shares in that Fund, together with all income, earnings, profits, and proceeds derived from the investment thereof, including any proceeds from the sale of such investments, any funds or payments derived from any reinvestment of such proceeds, and a portion of any general assets of the Trust not belonging to the Fund. In determining the Fund's net asset value, assets belonging to a Fund are charged with the liabilities in respect of that Fund.

         As of October 20, 1999, the following persons owned of record 5 percent or more of the shares of the Funds of the Trust:

International Equity Fund
-------------------------
(Class A Shares)
----------------

                                                          OUTSTANDING SHARES                        PERCENTAGE

Second National Bank TTEE                                     7,415.4260                              5.67%
FBO Thomas Crago
Keogh Profit Sharing Plan
108 Main Ave. SW
Warren, OH  44481-1058


International Equity Fund
-------------------------
(Class B Shares)
----------------

                                                          OUTSTANDING SHARES                        PERCENTAGE

Shore West Construction 401(k) Plan                            391.7150                               5.71%
Kenneth M. Sokol
Attn: Barbara Beyer
Personal and Confidential
23826 Lorain Road
North Olmsted, OH  44070-2226

Shore West Construction 401(k) Plan                            432.5180                               6.31%
Mark A. Giel
Attn:  Barbara Beyer
Personal and Confidential
23826 Lorain Road
North Olmsted, OH  44070-2226

Shore West Construction 401(k) Plan                            420.1730                               6.13%
Audrey M. Sokol
Attn:  Barbara Beyer
Personal and Confidential
23826 Lorain Road
North Olmsted, OH  44070-2226

First Clearing Corporation                                    1,498.5200                              21.86%
A/C 4499-9888
Dale I. Isenberg IRA
WFS as Custodian
1190 Parkside Dr.
Limestone, NY  14753-9704


First Clearing Corporation                                    1,101.3470                              16.06%
A/C 2124-6203
Paul C. Carver IRA
WFS as Custodian
314 Concord Circle Rd
Beaver Falls, PA  15010-8516

First Clearing Corporation                                     442.8700                               6.46%
A/C 7062-5091
Mary C. Roberts IRA
WFS as Custodian
12107 Southeastern Ave.
Acton, IN  46259-1140

First Clearing Corporation                                     645.6820                               9.42%
A/C 2919-9357
Nathaniel Dungy IRA R/O
WFS as Custodian 14490 Washington Blvd.
University Hts., OH  44118-4665

International Equity Fund
-------------------------
(Class I Shares)
----------------

                                                          OUTSTANDING SHARES                        PERCENTAGE

KeyTrust Co. TTEE FBO                                       1,168,102.7200                            5.62%
Foundation Balanced Fund
A/C 04 66 300
P.O. Box 94871
Cleveland, OH  44101-4871

Sheldon & Co. TTEE                                          6,742,845.4630                            32.42%
c/o National City Bank
Trust Mutual Funds
P.O. Box 94984
Cleveland, OH  44101-4984

National City Bank                                         10,877,414.8650                            52.30%
c/o Sheldon & Co.
Trust Mutual Funds
P.O. Box 94777
Cleveland, OH  44101-4777


Small Cap Value Fund
--------------------
(Class A Shares)
----------------

                                                          OUTSTANDING SHARES                        PERCENTAGE


Corelink Financial, Inc.                                     107,798.4690                             12.99%
P.O. Box 4054
Concord, CA  94524-4054


Small Cap Value Fund
--------------------
(Class B Shares)
----------------
                                                          OUTSTANDING SHARES                      PERCENTAGE

First Clearing Corporation                                    2,891.8160                             6.28%
A/C 5072-0540
Judith E. Lewis IRA R/O
WFS as Custodian
1800 W. Wallings Rd.
Broadview Hts., OH  44147-1137


Small Cap Value Fund
--------------------
(Class I Shares)
----------------
                                                          OUTSTANDING SHARES                        PERCENTAGE

National City Bank                                          1,257,040.3890                            6.31%
Attn:  Trust Mutual Funds
P.O. Box 94984
Cleveland, OH  44101-4984

National City Bank, Whitelaw & Co.                          2,351,009.7230                            11.81%
Daily Valuation Account
P.O. Box 94777
Attn:  Trust Mutual Funds
Cleveland, OH  44101-4777

Sheldon & Co. (Reinv)                                       5,788,642.6210                            29.08%
Attn:  Trust Mutual Funds
A/C 10023342
P.O. Box 94777
Cleveland, OH  44101-4777

Sheldon & Co.                                               6,366,522.3020                            31.98%
P.O. Box 94984
Attn:  Trust Mutual Funds
Cleveland, OH  44101-4984


Sheldon & Co. (Cash/Reinv)                                  2,289,281.3500                            11.50%
C/O National City Bank
Attn:  Trust Mutual Funds
P.O. Box 94777
Cleveland, OH  44101-4777


Small Cap Growth Fund
---------------------
(Class A Shares)
----------------
                                                          OUTSTANDING SHARES                        PERCENTAGE

Second National Bank TTEE                                     7,627.9540                              5.70%
FBO Thomas Crago
Keogh Profit Sharing Plan
108 Main Ave. SW
Warren, OH  44481-1058


Small Cap Growth Fund
---------------------
(Class B Shares)
----------------
                                                          OUTSTANDING SHARES                        PERCENTAGE

First Clearing Corporation                                    3,234.7500                              19.27%
A/C 3226-1441
Catherine E. Fisher DCDNT IRA
FBO John Clarence Fisher
527 Beecher St.
Louisville, KY  40215-2803

First Clearing Corporation                                    1,157.2660                              6.89%
A/C 4421-4137
William S. Irwin and
Joan A. Irwin
4008 Kurtz Ave.
Louisville, KY  40229-1136

First Clearing Corporation                                    5,235.6020                              31.19%
A/C 5732-8021
Keith A. Monnett IRA
WFS as Custodian 716 Castleton Dr.
Greencastle, IN  46135-1104

First Clearing Corporation                                    1,158.9220                              6.00%
A/C 3957-2081
Nick Hardie &
Shirley Hardie JT Ten
1333 West 32nd SE
Holland, MI  49423-6780




First Clearing Corporation                                    1,782.5310                              10.62%
A/C 8349-0905
Virgil C. Thorson and
Marlys M. Thorson
6125 Waterside Dr.
Fort Wayne, IN  46814-3267


Small Cap Growth Fund
---------------------
(Class I Shares)
----------------
                                                          OUTSTANDING SHARES                        PERCENTAGE

Sheldon & Co. (Reinv)                                        558,203.4700                             6.63%
Attn:  Trust Mutual Funds
Account #10023342
P.O. Box 94777
Cleveland, OH  44101-4777

Sheldon & Co. TTEE                                          3,446,118.7630                            40.94%
c/o National City Bank
Trust Mutual FDS
P.O. Box 94984
Cleveland, OH  44101-4984

National City Bank                                          3,502,161.0840                            41.60%
c/o Sheldon & Co
Trust Mutual FDS
P.O. Box 94777
Cleveland, OH  44101-4777


Equity Growth Fund
------------------
(Class A Shares)
----------------

                                                          OUTSTANDING SHARES                        PERCENTAGE

State Street Bank & Trust TTEE                              4,867,027.2710                            77.28%
FBO First Energy Corp.
   Savings Plan
DTD 7/1/98
105 Rosemont Ave. WES/IN
Westwood, MA  02090-2318


Equity Growth Fund
------------------
(Class B Shares)
----------------

                                                          OUTSTANDING SHARES                        PERCENTAGE

First Clearing Corporation                                    6,925.7410                              9.03%
A/C 4815-5374
Ernest Kline IRA
WFS as Custodian
12 Deerfield Lane
Beechwood, OH  44122-7502


Equity Growth Fund
------------------
(Class I Shares)
----------------

                                                          OUTSTANDING SHARES                        PERCENTAGE

Whitelaw & Co.                                             13,506,124.4460                            27.99%
Daily Valuation Acct.
Attn:  Trust Mutual Funds
P.O. Box 94777
Cleveland, OH  44101-4777

Sheldon & Co.                                              12,514,626.1290                            25.93%
c/o National City Bank
Attn:  Trust Mutual Funds
P.O. Box 94777
Cleveland, OH  44101-4777

Sheldon & Co.                                               6,495,090.9460                            13.46%
Attn:  Trust Mutual Funds
P.O. Box 94984
Cleveland, OH  44101-4984

Sheldon & Co. (Cash/Reinv)                                 12,734,750.5760                            26.39%
c/o National City Bank
Attn:  Trust Mutual Funds
P.O. Box 94777
Cleveland, OH  44101-4777



Tax Managed Equity Fund
-----------------------
(Class A Shares)
----------------

                                                          OUTSTANDING SHARES                        PERCENTAGE

First Clearing Corporation                                   52,528.0920                              5.77%
A/C 7100-2062
Ann Ruhlin-Levine Rev. Trust
Ann Ruhlin-Levine TTEE
22 Hemlock Dr.
Grand Island, NY  14072-3315

National Financial Services Corp.                            79,845.8760                              8.77%
FBO Allison Vanharesveldt
A/C #241-257923
200 Liberty Street, Floor 5
New York, NY  10281-5500


Tax Managed Equity Fund
-----------------------
(Class I Shares)
----------------

                                                          OUTSTANDING SHARES                        PERCENTAGE

Sheldon & Co., TTEE                                         9,315,467.1090                            49.08%
c/o National City Bank
Trust Mutual Funds
P.O. Box 94777
Cleveland, OH  44101-4777

Sheldon & Co., TTEE                                         9,330,928.1780                            49.17%
c/o National City Bank
Attn: Trust Mutual Funds
P.O. Box 94777
Cleveland, OH  44101-4777


Core Equity Fund
----------------
Class (A) Shares
----------------

                                                          OUTSTANDING SHARES                        PERCENTAGE

Harrel Builders Supply Co., Inc.  PS PL                      11,187.6850                              6.08%
George W. Harrel
Attn:  Tracey Harrel, Jr.
Personal and Confidential
100 E. LaFayette Street
Winfield, LA  71483-3280


Core Equity Fund
----------------
(Class I Shares)
----------------

                                                          OUTSTANDING SHARES                        PERCENTAGE

Sheldon & Co.                                              10,033,903.7160                            93.98%
c/o National City Bank
Trust Mutual Funds
P.O. Box 94777
Cleveland, OH  44101-4777


Equity Index Fund
-----------------
(Class I Shares)
----------------

                                                          OUTSTANDING SHARES                        PERCENTAGE

National City Bank                                          6,746,868.0010                            25.14%
Attn:  Trust Mutual Funds
P.O. Box 94984
Cleveland, OH  44101-4984

National City Bank                                          2,469,860.9220                            9.20%
Attn:  Trust Mutual Funds
P.O. Box 94984
Cleveland, OH  44101-4984

Whitelaw & Co.                                              9,458,258.7570                            35.24%
Daily Valuation Account
Attn:  Trust Mutual Funds
P.O. Box 94777
Cleveland, OH  44101-4777

Sheldon & Co. (Reinv)                                       5,614,143.5470                            20.92%
Attn:  Trust Mutual Funds
Account # 10023342
P.O. Box 94777
Cleveland, OH  44101-4777

Whitelaw & Co. - Voyage                                     1,398,551.5180                            5.21%
P.O. Box 94777
Attn:  Trust Mutual Funds
Cleveland, OH  44101-4777

First Clearing Corporation                                   26,642.9840                              5.79%
A/C 5343-7901
Robert I. Martin MD IRA
WFS as Custodian
708 Conn Road
Hanna City, IL  61536-9609


Equity Income Fund
------------------
(Class A Shares)
----------------

                                                          OUTSTANDING SHARES                        PERCENTAGE

National Financial Services Corp.                            61,338.8190                              8.82%
For the Exclus. Ben. of our Customer
P.O. Box 3908
Church Street Station
New York, NY  10008-3908


Equity Income Fund
------------------
(Class B Shares)
----------------

                                                          OUTSTANDING SHARES                        PERCENTAGE

First Clearing Corporation                                    3,871.5300                              5.80%
A/C 5072-0540
Judith E. Lewis IRA R/O
WFS as Custodian
1800 W. Wallings Rd.
Broadview Hts., OH  44147-1137

First Clearing Corporation                                    4,035.4370                              6.05%
A/C 1182-2774
Walter S. Archer IRA R/O
WFS as Custodian
69 E. Schaaf Road
Brooklyn Hts., OH  44131-1201

Equity Income Fund
------------------
(Class I Shares)
----------------
                                                          OUTSTANDING SHARES                        PERCENTAGE

Whitelaw & Co.                                              1,501,892.9070                            5.08%
Daily Valuation Account
P.O. Box 94777
Attn:  Trust Mutual Funds
Cleveland, OH  44101-4777

Sheldon & Co. (Reinv)                                       8,028,084.1510                            27.17%
Attn:  Trust Mutual Funds
Account #1023342
P.O. Box 94777
Cleveland, OH  44101-4777

Sheldon & Co.                                               4,489,974.6330                            15.19%
Attn:  Trust Mutual Funds
P.O. Box 94984
Cleveland, OH  44101-4984



Sheldon & Co. (Cash/Reinv)                                 13,646,573.0850                            46.18%
c/o National City  Bank
Attn:  Trust Mutual Funds
P.O. Box 94777
Cleveland, OH  44101-4777


Balanced Allocation Fund
------------------------
(Class A Shares)
----------------
                                                          OUTSTANDING SHARES                      PERCENTAGE

Janitor Supplies Inc. P/S Plan                               43,642.0710                            17.58%
Conversion Holding Account
1612 S. Neil St
Champaign, IL  61820-7212

First Clearing Corporation                                   26,635.2160                            10.73%
A/C 6995-3098
Steven R. Schlater
Marlene L. Schlater
9900 Klipstine Road
Versailles, OH  45380-9584


Balanced Allocation Fund
------------------------
(Class B Shares)
----------------
                                                          OUTSTANDING SHARES                      PERCENTAGE

First Clearing Corporation                                    5,750.6240                            14.48%
A/C 4892-6313
Willy P. Kutschke
RR 3 Box 140
Sugar Grove, PA  16350-9113

First Clearing Corporation                                    3,231.1740                             8.14%
A/C 5159-5306
Wayne W. Loomis & Lois S. Loomis
4 Pleasant Drive
Youngsville, PA  16371-9643

First Clearing Corporation                                    3,280.3130                             8.26%
A/C 7477-1439
Barbara A. Stanford &
Herbert L. Stanford
104 Main Street
North Warren, PA  16365-4618


First Clearing Corporation                                    3,358.9250                             8.46%
A/C 2135-7612
Wanda Cassell IRA
WFS AS Custodian
3310 Teakwood Circle
Louisville, KY  40216-3107

First Clearing Corporation                                    2,346.7860                             5.91%
A/C 5095-4553
Judy L. Limbrick IRA
WFS AS Custodian
2315 Fluhrs Lane
Louisville, KY  40216-1419

First Clearing Corporation                                    3,468.6580                             8.74%
A/C 3607-7352
Mary M. Goodman
710 West Washington Street
Bradford, PA  16701-2631


Balanced Allocation Fund
------------------------
(Class I Shares)
----------------

                                                          OUTSTANDING SHARES                      PERCENTAGE

National City Bank                                          1,341,814.2120                          19.66%
Attn:  Trust Mutual Funds
P.O. Box 94984
Cleveland,  OH 44101-4984

Whitelaw & Co.                                              2,441,748.4000                          35.77%
Daily Valuation Acct.
Attn:  Trust Mutual Funds
P.O. Box 94777
Cleveland, OH  44101-4777

Sheldon & Co. (Reinv)                                       2,933,909.9690                          42.98%
Attn:  Trust Mutual Funds
Account  #10023342
P.O. Box 94777
Cleveland, OH  44101-4777




Total Return Advantage Fund
---------------------------
(Class A Shares)
----------------

                                                          OUTSTANDING SHARES                        PERCENTAGE

Capinco                                                      123,416.2030                             19.73%
c/o Firstar East
P.O. Box 1787
Milwaukee, WI  53201-1787

Fifth Third Bank                                             187,944.2540                             30.04%
TTEE IBEW 688 RET SA
P.O. Box 630074
Cincinnati, OH  45263-0001

Fifth Third Bank TTEE                                        193,674.5400                             30.96%
FBO IBEW 688 Pension
52-2-7034515
P.O. Box 630074
Cincinnati, OH  45263-0001


Total Return Advantage Fund
---------------------------
(Class B Shares)
----------------

                                                          OUTSTANDING SHARES                        PERCENTAGE

SEI Investments Co.                                            10.3350                                45.07%
Attn:  Rob Silverstri
One Freedom Valley Drive
Oaks, PA  19456

Audit National City                                            12.5960                                54.93%
National City Participant
P.O. Box 8431
Boston, MA  02266-8431


Total Return Advantage Fund
---------------------------
(Class I Shares)
----------------

                                                          OUTSTANDING SHARES                        PERCENTAGE

Sheldon & Co. (Reinv)                                      18,683,073.0480                            57.42%
Attn:  Trust Mutual Funds
P.O. Box 94984
Cleveland, OH  44101-4984


Sheldon & Co.                                               7,057,420.3030                            21.69%
P.O. Box 94777
Attn:  Trust Mutual Funds
Cleveland, OH  44101-4777

Sheldon & Co. TTEE                                          4,925,097.3860                            15.14%
c/o National City Bank
P.O. Box 94777
Attn:  Trust Mutual Funds
Cleveland, OH  44101-4777


Bond Fund
---------
(Class A Shares)
----------------

                                                          OUTSTANDING SHARES                      PERCENTAGE

AAL Trust Company FSB                                        23,759.4720                             6.40%
FBO Harold W. Braun Irrev. Tr.
U/A DTD 8/31/79
Attn:  Cheryl Klein
P.O. Box 2977
Milwaukee, WI  53202-2977

First Clearing Corporation                                   46,561.9830                            12.53%
A/C 1302-8189
Baldwin & Sours PSP & TR
Thomas Sours TTEE
5263 Trabue Road
Columbus, OH 43228-9564


Bond Fund
---------
(Class B Shares)
----------------

                                                          OUTSTANDING SHARES                      PERCENTAGE

First Clearing Corporation                                    4,088.0800                             5.54%
A/C 4499-9888
Dale I. Isenberg IRA
WFS as Custodian
1190 Parkside Drive
Limestone, NY  14753-9704

First Clearing Corporation                                    3,762.1010                             5.09%
A/C 7786-3557
Charles D. Thompson IRA
WFS as Custodian
4604 Dannywood Road
Louisville, KY  40220-1053


First Clearing Corporation                                    4,759.8530                             6.45%
A/C 6242-7306
James M. Pearl IRA
WFS as Custodian
3130 Kaye Lawn Drive
Louisville, KY  40220-2713

First Clearing Corporation                                   14,942.0540                            20.23%
A/C 2065-0386
Carborundum Grinding Wheel Co.
Savings Plan
1011 E. Front Street
P.O. Box 759

First Clearing Corporation                                    4,072.6200                             5.51%
A/C 5610-2760
Judy A. Messett
1855 Farrell Terrace
Farrell, PA  16121-1332

First Clearing Corporation                                    3,878.8560                             5.25%
A/C 5717-0934
Joseph D. Masso
4155 West 144th
Cleveland, OH  44135-2053



Bond Fund
---------
(Class I Shares)
----------------

                                                          OUTSTANDING SHARES                      PERCENTAGE

Whitelaw & Co.                                             10,429,057.0610                          14.22%
Daily Valuation Acct
Attn:  Trust Mutual Funds
P.O. Box 94777
Cleveland, OH  44101-4777

Shelden & Co
c/o National City Bank                                      8,269,828.3420                          11.27%
Trust Mutual Funds
P.O. Box 94777
Cleveland, OH  44101-4777

Sheldon & Co                                               11,511,463.3980                          15.69%
Attn:  Trust Mutual Funds
P.O. Box 94984
Cleveland, OH  44101-4984

Sheldon & Co. (Cash/Reinv)                                 41,414,557.2910                          56.46%
c/o National City Bank
Attn:  Trust Mutual Funds
P.O. Box 94777
Cleveland, OH  44101-4777


Intermediate Bond Fund
----------------------
(Class A Shares)
----------------

                                                          OUTSTANDING SHARES                      PERCENTAGE

Mertru & Co.                                                 30,637.8570                             5.89%
c/o American National Trust and Investment
Management Co.
320 S. High Street
Muncie, IN  47305-2325

National Financial Services Corp.                            88,343.6210                            16.99%
For the Exclus Ben of our Customer
P.O. Box 3908
Church Street Station
New York, NY  10008-3908


Intermediate Bond Fund
----------------------
(Class B Shares)
----------------

                                                          OUTSTANDING SHARES                      PERCENTAGE

First Clearing Corporation                                    4,808,8850                             8.84%
A/C 7786-3557
Charles D. Thompson IRA
WFS as Custodian
4604 Dannywood Road
Louisville, KY  40220-1053

First Clearing Corporation                                    2,906.7030                             5.34%
A/C 7822-5634
Janet Sadecky IRA
WFS as Custodian
145 Illinois Drive
Lower Burrell, PA  15068-3022

First Clearing Corporation                                    4,128.4830                             7.59%
A/C 3167-9506
Robert Fello Sr. IRA
WFS as Custodian
216 Holmes Street
Vandergrift, PA  15690-1621

First Clearing Corporation                                    3,385.1560                             6.22%
A/C 7005-7606
Robert L. Robinson IRA
WFS as Custodian
6107 Diablo Ct.
Louisville, KY  40219-5236

First Clearing Corporation                                    3,198.6500                             5.88%
A/C 2124-6203
Paul C. Carver IRA
WFS as Custodian
314 Concord Circle Road
Beaver Falls, PA  15010-8516

First Clearing Corporation                                    5,853.5620                            10.76%
A/C 6581-8618
Marie A. Pace IRA
WFS as Custodian
305 Irvine Road
Lexington, KY  40502-1817


Intermediate Bond Fund
----------------------
(Class I Shares)
----------------

                                                          OUTSTANDING SHARES                      PERCENTAGE

Sheldon & Co. (Reinv)                                       3,901,984.2650                          13.21%
Attn:  Trust Mutual Funds
Account #10023342
P.O. Box 94984
Cleveland, OH  44101-4984

Sheldon & Co.                                               7,474,150.7630                          25.31%
P.O. Box 94984
Attn:  Trust Mutual Funds
Cleveland, OH  44101-4984

Sheldon & Co.                                              12,638,543.9510                          42.79%
Attn:  Trust Mutual Funds
P.O. Box 94984
Cleveland, OH  44101-4984

SEI Trust Company                                           3,979,371.7850                          13.47%
Attn:  Mutual Fund Administrator
One Freedom Valley Drive
Oaks, PA  19456


GNMA Fund
---------
(Class B Shares)
----------------

                                                          OUTSTANDING SHARES                      PERCENTAGE

Shore West Construction 401(k) Plan                           1,886.5620                            51.01%
Kenneth M. Sokol
Attn:  Barbara Beyer
Personal and Confidential
23826 Lorain Rd
North Olmsted, OH  44070-2226

Shore West Construction 401(k) Plan                           1,517.0960                            41.02%
Audrey M. Sokol
Attn:  Barbara Byer
Personal and Confidential
23826 Lorain Rd
North Olmsted, OH  44070-2226

Shore West Construction 401(k) Plan
Carol A. Van Blarcom
Attn:  Barbara Beyer
Personal and Confidential
23826 Lorain Rd
North Olmsted, OH  44070-2226                                  213.3950                              5.77%


GNMA Fund
---------
(Class I Shares)
----------------

                                                          OUTSTANDING SHARES                      PERCENTAGE

Sheldon & Co.                                                830,180.8200                            7.98%
c/o National City Bank
Attn:  Trust Mutual Funds
P.O. Box 94777
Cleveland, OH  44101-4777

Sheldon & Co. TTEE                                          7,533,077.0330                          72.39%
c/o National City Bank
Trust Mutual FDS
P.O. Box 94984
Cleveland, OH  44101-4984

National City Bank                                          1,608,279.5780                          15.46%
c/o Sheldon & Co.
Trust Mutual FDS
P.O. Box 94777
Cleveland, OH  44101-4777


Enhanced Income Fund
--------------------
(Class A Shares)
----------------
                                                          OUTSTANDING SHARES                      PERCENTAGE

Radco Industries Inc 401(k) Plan                              2,621.5080                             5.07%
Randy Orner
Attn:  Jim Paul
Personal and Confidential
3226 Frenchmen's Road
Toledo, OH  43607-2919

First Clearing Corporation                                   19,371.5730                            37.48%
A/C 1882-1036
Harvey M. Brunner, Jr. IRA
WFS as Custodian
700 Brick Mill Run, Apt. 106
Westlake, OH  44145-1655


First Clearing Corporation                                    4,247.8560                             8.22%
A/C 8506-3444
Arthur A. Winkel IRA R/O
WFS as Custodian
47935 Hanford
Canton, MI  48187-5421


Enhanced Income Fund
--------------------
(Class B Shares)
----------------
                                                          OUTSTANDING SHARES                      PERCENTAGE

Shore West Construction 401(k) Plan                           4,058.9020                            50.65%
Gary Scothon
Attn:  Barbara Beyer
Personal and Confidential
23826 Lorain Rd
North Olmsted, OH  44070-2226

Shore West Construction 401(k) Plan                           1,891.9030                            23.61%
Kenneth M. Sokol
Attn:  Barbara Beyer
Personal and Confidential
23826 Lorain Rd
North Olmsted, OH  44070-2226

Shore West Construction 401(k) Plan                           1,521.5610                            18.99%
Audrey M. Sokol
Attn:  Barbara Beyer
Personal and Confidential
23826 Lorain Rd
North Olmsted, OH  44070-2226


Enhanced Income Fund
--------------------
(Class I Shares)
----------------
                                                          OUTSTANDING SHARES                      PERCENTAGE

Sheldon & Co. (Reinv)                                       3,724,536.9080                          45.44%
Future Quest
c/o National City Bank
Attn:  Trust Mutual Funds/01-999999774
P.O. Box 94777
Cleveland, OH  44101-4777

Sheldon & Co.                                               3,038,938.0590                          35.07%
Future Quest
c/o National City Bank
Attn:  Trust Mutual Funds/01-999999774
P.O. Box 94984
Cleveland, OH  44101-4984


Sheldon & Co. TTEE                                           551,609.0260                            6.73%
Future Quest - c/o National City Bank
Trust Mutual Funds/01-999999774
P.O. Box 94777
Cleveland, OH  44101-4777


Ohio Municipal Money Market Fund (Class A
-----------------------------------------
Shares)
-------

                                                          OUTSTANDING SHARES                      PERCENTAGE

National City Bank                                         17,491,789.1400                          71.27%
FBO PCG/Retail Sweep Customer
770 W. Broad Street LOC 16-0347
Columbus, OH  43222-1419

First Clearing Corporation                                  2,091,977.1200                           8.52%
A/C 7655-6279
Stephen Sweetnich
Christine Sweetnich
10114 Highland Drive
Brecksville, OH  44141-3327

First Clearing Corporation                                  1,813,489.2600                           7.39%
A/C 2144-7718
Timothy Scott Couch
c/o IAI
1360 East 9th Street #100
Cleveland, OH  44114-1730


Ohio Municipal Money Market
---------------------------
(Class I Shares)
----------------
                                                          OUTSTANDING SHARES                      PERCENTAGE

National City Bank                                         27,812,706.0900                          21.98%
Trust Operations
Operations Center
3rd Floor North Annex
4100 W. 150th Street
Cleveland, OH  44135-1389

National City Bank                                         11,778,018.3200                           9.31%
Trust Operations
Operations Center
3rd Floor North Annex
4100 W. 150th Street
Cleveland, OH  44135-1389


National City Bank                                         53,399,778.9300                          42.20%
Operations Center
3rd Floor North Annex
4100 W. 150th Street
Cleveland, OH  44135-1389

National City Bank                                         19,754,300.3600                          15.61%
Trust Operations
Operations Center
3rd Floor North Annex
4100 W. 150th Street
Cleveland, OH  44135-1389

Natcity Investments                                         7,925,519.8700                           6.26%
Attn:  Jo Bredt
1965 East Sixth Street Loc #3090
Cleveland, OH  44114-2214


Ohio Tax Exempt Bond Fund
-------------------------
(Class A Shares)
----------------
                                                          OUTSTANDING SHARES                      PERCENTAGE

Bank of America                                              55,539.4240                             9.32%
Successor TTEE Harriet F. Urschel TR
01-01-001-8457048
Trust Securities Processing
555 South Flower St Level C
Los Angeles, CA  90071-2300

Bank of America Successor TTEE                               59,101.3900                             9.95%
George C. Urschel TR
01-01-001-8457049
Trust Securities Processing
555 South Flower St Level C
Los Angeles, CA  90071-2300

First Clearing Corporation                                   94,818,6560                            15.96%
A/C 1528-5380
David J. Beverly &
Pamela C. Beverly
1128 Laguna Drive
Huron, OH  44839-2605

First Clearing Corporation                                   49,882.9780                             8.40%
A/C 1750-2503
Edward B. Brandon &
Phyllis P. Brandon JTWROS
Lakepoint Office Park Ste. 470
3201 Enterprise Pkwy.


Ohio Tax Exempt Bond Fund
-------------------------
(Class I Shares)
----------------
                                                          OUTSTANDING SHARES                      PERCENTAGE

Sheldon and Co. (Cash)                                     15,969,910.1230                          88.57%
National City Bank
Trust Mutual Funds - 5312
P.O. Box 94984
Cleveland, OH  44101-4984

Sheldon and Co. (Cash/Reinv)                                1,551,280.7770                           8.60%
National City Bank
Trust Mutual Funds-5312
P.O. Box 94777
Cleveland, OH  44101-4777


Pennsylvania Municipal Bond Fund
--------------------------------
(Class A Shares)
----------------
                                                          OUTSTANDING SHARES                      PERCENTAGE

Robert H. Rhone                                               1,205.7980                             6.47%
c/o Michael Rhone
P.O. Box 175
Rew, PA  16744-0175

Helen M. Weyer                                                5,921.1750                            31.79%
James N. Weyer, Jr. JTTEN
2600 Mohawk Drive
White Oak, PA  15131-3121

First Clearing Corporation                                    8,573.7280                            46.04%
A/C 7618-3716
Helga A. Suhr
304 Michigan Avenue
Lower Burrell, PA  15068-2936

First Clearing Corporation                                    2,287.2830                            12.28%
A/C 4267-7452
John M. Hankey
2430 Renton Road
Pittsburgh, PA  15239-1227


Pennsylvania Municipal Bond Fund
--------------------------------
(Class I Shares)
----------------
                                                          OUTSTANDING SHARES                      PERCENTAGE

Sheldon & Co.                                               3,762,032.4100                          96.40%
P.O. Box 94984
Attn:  Trust Mutual Funds
Cleveland, OH  44101-4984


National Tax Exempt Bond Fund
-----------------------------
(Class A Shares)
----------------
                                                          OUTSTANDING SHARES                      PERCENTAGE

First Clearing Corporation                                   341,697.4350                           72.94%
A/C 1143-7442
Bill Anest
400 S. Curran
Grayslake, IL  60030-9784


National Tax Exempt Bond Fund
-----------------------------
(Class B Shares)
----------------
                                                          OUTSTANDING SHARES                      PERCENTAGE

Wheat, First Securities, Inc.                                 4,503.6230                            14.75%
A/C 2099-9089
James E. Chenault &
Judith E. Chenault
8609 Cool Brook Ct.
Louisville, KY  40291-1501

First Clearing Corporation                                    5,254.2290                            17.21%
A/C 7220-3519
Emory G. Simmons
717 Thornwood Road
Crawfordsville, IN  47933-2760

First Clearing Corporation                                    5,116.0880                            16.76%
A/C 6708-7889
Dorothy K. Riley TTEE
Dorothy and Lester Riley Trust
5 Locust HL
Crawfordsville, IN  47933-3347

First Clearing Corporation                                    5,048.1930                            16.53%
A/C 5482-0768
Theodore R. McDonald &
Rose Ann McDonald
7712 St. Bernard Ct.
Louisville, KY  40291-2462


First Clearing Corporation                                    7,099.4470                            23.25%
A/C 7309-7317
Howard B. Smith, Jr.
545 Country Manor Lane
Shepherdsville, KY  40165-9543

First Clearing Corporation                                    1,632.7060                             5.35%
A/C 3132-5861
Anne B. Farkas and Robert S. Farkas
279 S. Oakland Avenue
Sharon, PA  16146-4049


National Tax Exempt Bond Fund
-----------------------------
(Class I Shares)
----------------

                                                          OUTSTANDING SHARES                      PERCENTAGE

Sheldon & Co. TTEE                                          6,895,842.7870                          70.56%
c/o National City Bank
Trust Mutual Funds
P.O. Box 94777
Cleveland, OH  44101-4777

National City Bank                                          2,575,902.4840                          26.36%
c/o Sheldon & Co.
Trust Mutual Funds
P.O. Box 94777
Cleveland, OH  44101-4777


Pennsylvania Tax Exempt Money Market Fund
-----------------------------------------
Class (A Shares)
----------------

                                                           OUTSTANDING SHARES                        PERCENTAGE

Pennsylvania FBO Corporate Autosweep Customers              21,103,000.0000                            44.19%
c/o National City Bank of PA
300 Fourth Street 2-191
Pittsburgh, PA  15222-2003

Pennsylvania National City Bank of Pennsylvania             23,556,954.3400                            49.32%
FBO PCG/Retail Sweep Customers
Cash Management Operations
770 W. Broad Street 16-0347
Columbus, OH  43222-1419



Pennsylvania Tax Exempt Money Market Fund
-----------------------------------------
(Class I Shares)
----------------
                                                           OUTSTANDING SHARES                        PERCENTAGE

National City Bank                                          82,766,234.6700                            98.08%
Trust Operations
Operations Center
3rd Floor, North Annex
4100 W. 150th Street
Cleveland, OH  44135-1389


Tax Exempt Money Market Fund
----------------------------
(Class A Shares)
----------------

                                                           OUTSTANDING SHARES                        PERCENTAGE

National City MI/IL                                         11,473,398.2200                            6.08%
FBO Corporate PCG/Retail Sweep Cust
Cash Management Operations
770 W. Broad Street LOC 16-0347
Columbus, OH  43222-1419

National City MI/IL                                         16,015,000.0000                            8.48%
FBO Corporate Sweep Customer
Cash Management Operations
770 W. Broad Street LOC 16-0347
Columbus, OH  43222-1419

Wheat First Securities                                      89,347,333.0900                            47.33%
P.O. Box 6629
Glen Allen, VA  23058-6629

Indiana                                                     16,231,555.2100                            8.60%
National City Bank of Indiana
FBO PCG/Retail Sweep Customers
Cash Management Operations
770 W. Broad St. LOC. 16-0347
Columbus, OH  43222-1419

National City Bank                                          39,991,289.1700                            21.18%
FBO PCG/Retail Sweep Customers
770 W. Broad Street, Location 16-0347
Columbus, OH  43222-1419



Tax Exempt Money Market Fund
----------------------------
(Class I Shares)
----------------

                                                           OUTSTANDING SHARES                        PERCENTAGE

National City Bank                                          62,781,973.5100                            15.51%
Trust Operations
Operations Center
3rd Floor, North Annex
4100 W. 150th Street
Cleveland, OH  44135-1389

National City Bank                                          116,111,329.2400                           28.69%
Operations Center
3rd Floor, North Annex
4100 W. 150th Street
Cleveland, OH  44135-1389

National City Bank                                          31,976,481.4200                            7.90%
Operations Center
Attn:  Trust Operations Funds
3rd Floor, North Annex
4100 W. 150th Street
Cleveland, OH  44135-1389

National City Bank                                          95,186,170.6900                            23.52%
Operations Center
Attn:  Trust Operations Funds
3rd Floor, North Annex
4100 W. 150th Street
Cleveland, OH  44135-1389

National City Bank                                          46,148,092.0800                            11.40%
Trust Operations
Operations Center
3rd Floor, North Annex
4100 W. 150th Street
Cleveland, OH  44135-1389

Money Market Fund
-----------------
(Class A Shares)
----------------

                                                           OUTSTANDING SHARES                        PERCENTAGE

Pennsylvania                                                320,050,000.0000                           21.00%
FBO Corporate Autoswwep customers
C/o National Bank of PA
300 Fourth Street 2-191
Pittsburgh, PA  15222-2003


Wheat First Securities                                      709.285,760.8000                           46.54%
P.O. Box 6629
Glen Allen, VA  23058-6629

National City Bank                                          230,983,000.0000                           15.16%
FBO PCG/Retail Sweep Customer
770 W. Broad St. Location 16-0347
Columbus, OH  43222-1419

National City Bank                                          82,775,566.6500                            5.43%
FBO PCG/Retail Sweep Customer
770 W. Broad Street LOC 16-0347
Columbus, OH  43222-1419


Money Market Fund
-----------------
(Class B Shares)
----------------

                                                           OUTSTANDING SHARES                        PERCENTAGE

First Clearing Corporation                                    54,574.2200                              5.26%
A/C 7335-5550
Roger L. Schafer IRA
WFS as Custodian
3945 7th Street
New Kensington, PA  15068-7205

The Marting Bros. Co. 401(k)                                  629,550.5400                             60.72%
Conversion Holding Account
P.O. Box 8705
Boston, MA  02266-8705

McMullen Travel & Tours Inc.                                  254,722.3400                             24.57%
Conversion Holding Account
224 S. Broad St.
Grove City, PA  16127-1504

First Clearing Corporation                                    60,331.1100                              5.82%
A/C 4505-9511
John M. Jervis
301 W. Beardsley
Champaign, IL  61820-2927



Money Market Fund
-----------------
(Class I Shares)
----------------

                                                           OUTSTANDING SHARES                        PERCENTAGE

National City Bank                                          877,743,193.2100                           38.65%
Operations Center
3rd Floor, North Annex
4100 W. 150th Street
Cleveland, OH  44135-1389

National City Bank                                          183,036,781.5800                           8.06%
Trust Operations
Operations Center
3rd Floor, North Annex
4100 W. 150th Street
Cleveland, OH  44135-1389

National City Bank                                          246,728,554.3100                           10.87%
Operations Center
Attn:  Trust Operations Funds
3rd Floor, North Annex
4100 W. 150th Street
Cleveland, OH  44135-1389

Whitelaw & Co.                                              133,805,456.5280                           5.89%
Daily Valuation Account - Disc.
Attn:  Trust Mutual Funds
P.O. Box 94984
Cleveland, OH  44101-4984

National City Bank                                          246,928,975.8400                           10.87%
Trust Operations
Operations Center
3rd Floor, North Annex
4100 W. 150th Street
Cleveland, OH  44135-1389


Government Money Market Fund
----------------------------
(Class A Shares)
----------------

                                                           OUTSTANDING SHARES                        PERCENTAGE

National City MI/IL                                         257,911,000.0000                           41.84%
FBO Corporate Sweep Customer
Cash Management Operations
770 W. Broad Street Loc. 16-0347
Columbus, OH  43222-1419


Pennsylvania FBO Corporate Autosweep Customers              237,953,000.0000                           38.61%
c/o National City Bank of PA
300 Fourth Street 2-191
Pittsburgh, PA  15222-2003

Wheat First Securities                                      67,555,831.7700                            10.96%
P.O. Box 6629
Glen Allen, VA  23058-6629


Government Money Market Fund
----------------------------
(Class I Shares)
----------------

                                                           OUTSTANDING SHARES                        PERCENTAGE

National City Bank                                          88,240,340.9500                            8.60%
Trust Operations
Operations Center
3rd Floor, North Annex
4100 West 150th Street
Cleveland, OH  44135-1389

National City Bank                                          249,499,187.2400                           24.31%
Operations Center
3rd Floor, North Annex
4100 W. 150th Street
Cleveland, OH  44135-1389

National City Bank                                          351,410,992.1900                           34.23%
Trust Operations
Operations Center
3rd Floor, North Annex
4100 W. 150th Street
Cleveland, OH  44135-1389

National City Bank                                          127,196,914.4200                           12.39%
Operations Center
Attn:  Trust Operations Funds
3rd Floor, North Annex
4100 W. 150th Street
Cleveland, OH  44135-1389

National City Bank                                          83,228,874.9200                            8.11%
Trust Operations
Operations Center
3rd Floor, North Annex
4100 W. 150th Street
Cleveland, OH  44135-1389


Treasury Money Market Fund
--------------------------
(Class A Shares)
----------------

                                                           OUTSTANDING SHARES                        PERCENTAGE

National City Bank MI/IL                                    62,351,000.0000                            85.64%
FBO Corporate Sweep Customer
Cash Management Operations
770 W. Broad St. Location 16-0347
Columbus, OH  43222-1419

Wheat First Securities                                       5,115,965.0700                            7.03%
P.O. Box 6629
Glen Allen, VA  23058-6629


Treasury Money Market Fund
--------------------------
(Class I Shares)
----------------

                                                           OUTSTANDING SHARES                        PERCENTAGE

National City Bank                                          51,616,613.7900                            15.00%
Trust Operations
Operations Center
3rd Floor, North Annex
4100 W. 150th Street
Cleveland, OH  44135-1389

National City Bank                                          66,551,628.7000                            19.34%
Operations Center
3rd Floor, North Annex
4100 W. 150th Street
Cleveland, OH  44135-1389

National City Bank                                          41,283,443.5800                            11.99%
Operations Center
3rd Floor, North Annex
4100 W. 150th Street
Cleveland, OH  44135-1389

National City Bank                                          17,322,521.4200                            5.03%
Trust Operations
Operations Center
3rd Floor, North Annex
4100 W. 150th Street
Cleveland, OH  44135-1389


National City Bank                                          83,465,764.6000                            24.25%
Trust Operations
Operations Center
3rd Floor, North Annex
4100 W. 150th Street
Cleveland, OH  44135-1389

National City Bank                                          43,078,919.3400                            12.52%
Trust Operations
Operations Center
3rd Floor North Annex
4100 W. 150th Street
Cleveland, OH  44135-1389



                              FINANCIAL STATEMENTS
                              --------------------

                  The audited financial statements contained in the annual report to shareholders for the fiscal year ended May 31, 1999 are hereby incorporated herein by reference. Copies of the Funds' annual report may be obtained by calling the Trust at 1-800-622-FUND (3863) or by writing to the Trust, One Freedom Valley Drive, Oaks, Pennsylvania 19456.

                                   APPENDIX A
                                   ----------


CORPORATE AND MUNICIPAL LONG-TERM DEBT RATINGS
----------------------------------------------

                  The following summarizes the ratings used by Standard & Poor's for corporate and municipal debt:

                  "AAA" - An obligation rated "AAA" has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

                  "AA" - An obligation rated "AA" differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

                  "A" - An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

                  "BBB" - An obligation rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

                  Obligations rated "BB," "B," "CCC," "CC" and "C" - are regarded as having significant speculative characteristics. "BB" indicates the least degree of speculation and "C" the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

                  "BB" - An obligation rated "BB" is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

                  "B" - An obligation rated "B" is more vulnerable to nonpayment than obligations rated "BB", but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

                  "CCC" - Debt is currently vulnerable to nonpayment, and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

                  "CC" - An obligation rated "CCC" is currently highly vulnerable to nonpayment.

                  "C" - The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued.

                  "D" - An obligation rated "D" is in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

                  PLUS (+) OR MINUS (-) - The ratings from "AA" through "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

                  "c" - The 'c' subscript is used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer is below an investment grade level and/or the issuer's bonds are deemed taxable.

                  "p" - The letter 'p' indicates that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

                  * Continuance of the ratings is contingent upon Standard & Poor's receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows.

                  "r" - This rating is attached to highlight derivative, hybrid, and certain other obligations that S & P believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of such obligations are: securities whose principal or interest return is indexed to equities, commodities, or currencies; certain swaps and options; and interest-only and principal-only mortgage securities. The absence of an "r" symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

                  N.R. Not rated. Debt obligations of issuers outside the United States and its territories are rated on the same basis as domestic corporate and municipal issues. The ratings measure the creditworthiness of the obligor but do not take into account currency exchange and related uncertainties.

         The following summarizes the ratings used by Moody's for corporate and municipal long-term debt:

                  "Aaa" - Bonds are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

                  "Aa" - Bonds are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the "Aaa" securities.

                  "A" - Bonds possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

                  "Baa" - Bonds are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

                  "Ba," "B," "Caa," "Ca," and "C" - Bonds that possess one of these ratings provide questionable protection of interest and principal ("Ba" indicates speculative elements; "B" indicates a general lack of characteristics of desirable investment; "Caa" indicates poor standing; "Ca" represents obligations which are speculative in a high degree; and "C" represents the lowest rated class of bonds). "Caa," "Ca" and "C" bonds may be in default.

                  Con. (---) - Bonds for which the security depends upon the completion of some act or the fulfillment of some condition are rated conditionally. These are bonds secured by (a) earnings of projects under construction, (b) earnings of projects unseasoned in operation experience, (c) rentals which begin when facilities are completed, or (d) payments to which some other limiting condition attaches. Parenthetical rating denotes probable credit stature upon completion of construction or elimination of basis of condition.

                 Note: Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from "Aa" through "Caa". The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of its generic rating category.

                  The following summarizes the long-term debt ratings used by Duff & Phelps for corporate and municipal long-term debt:

                  "AAA" - Debt is considered to be of the highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

                  "AA" - Debt is considered to be of high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

                  "A" - Debt possesses protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

                  "BBB" - Debt possesses below-average protection factors but such protection factors are still considered sufficient for prudent investment. Considerable variability in risk is present during economic cycles.

                  "BB," "B," "CCC," "DD," and "DP" - Debt that possesses one of these ratings is considered to be below investment grade. Although below investment grade, debt rated "BB" is deemed likely to meet obligations when due. Debt rated "B" possesses the risk that obligations will not be met when due. Debt rated "CCC" is well below investment grade and has considerable uncertainty as to timely payment of principal, interest or preferred dividends. Debt rated "DD" is a defaulted debt obligation, and the rating "DP" represents preferred stock with dividend arrearages.

                  To provide more detailed indications of credit quality, the "AA," "A," "BBB," "BB" and "B" ratings may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within these major categories.

                  The following summarizes the ratings used by Fitch IBCA for corporate and municipal bonds:

                  "AAA" - Bonds considered to be investment grade and of the highest credit quality. These ratings denote the lowest expectation of credit risk and are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be affected by reasonably foreseeable events.

                  "AA" - Bonds considered to be investment grade and of very high credit quality. These ratings denote a very low expectation of credit risk and indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to forceable events.

                  "A" - Bonds considered to be investment grade and of high credit quality. These ratings denote a low expectation of credit risk and indicate strong capacity for timely payment of financial commitments. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

                  "BBB" - Bonds considered to be investment grade and of satisfactory credit quality. These ratings denote that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment grade category.

                  "BB" - Bonds considered to be speculative. These ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

                  "B" - Bonds are considered highly speculative. These ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

                  "CCC", "CC", "C" - Bonds have high default risk. Default is a real possibility, and capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. "CC" ratings indicate that default of some kind appears probable, and "C" ratings signal imminent default.

                  "DDD", "DD" and "D" - Bonds are in default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. "DDD" obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. "DD" indicates potential recoveries in the range of 50%-90%, and "D" the lowest recovery potential, i.e., below 50%.

                  Entities rated in this category have defaulted on some or all of their obligations. Entities rated "DDD" have the highest prospect for resumption or performance or continued operation with or without a formal reorganization process. Entities rated "DD" and "D" are generally undergoing a formal reorganization or liquidation process; those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated "D" have a poor prospect for repaying all obligations.

                  To provide more detailed indications of credit quality, the Fitch IBCA ratings from and including "AA" to "CCC" may be modified by the addition of a plus (+) or minus (-) sign to denote relative standing within these major rating categories.

                  'NR' indicates the Fitch IBCA does not rate the issuer or issue in question.

                  'Withdrawn': A rating is withdrawn when Fitch IBCA deems the amount of information available to be inadequate for rating purposes, or when an obligation matures, is called, or refinanced.

                  RatingAlert: Ratings are placed on RatingAlert to notify investors that there is a reasonable probability of a rating change and the likely direction of such change. These are designated as "Positive", indicating a potential upgrade, "Negative," for a potential downgrade, or "Evolving", if ratings may be raised, lowered or maintained. RatingAlert is typically resolved over a relatively short period.

                  Thomson Financial BankWatch assesses the likelihood of an untimely repayment of principal or interest over the term to maturity of long term debt and preferred stock which are issued by United States commercial banks, thrifts and non-bank banks; non-United States banks; and broker-dealers. The following summarizes the rating categories used by Thomson BankWatch for long-term debt ratings:

                  "AAA" - This designation indicates that the ability to repay principal and interest on a timely basis is extremely high.

                  "AA" - This designation indicates a very strong ability to repay principal and interest on a timely basis, with limited incremental risk compared to issues rated in the highest category.

                  "A" - This designation indicates that the ability to repay principal and interest is strong. Issues rated "A" could be more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

                  "BBB" - This designation represents Thomson BankWatch's lowest investment-grade category and indicates an acceptable capacity to repay principal and interest. Issues rated "BBB" are, however, more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

                  "BB," "B," "CCC," and "CC," - These designations are assigned by Thomson Financial BankWatch to non-investment grade long-term debt. Such issues are regarded as having speculative characteristics regarding the likelihood of timely payment of principal and interest. "BB" indicates the lowest degree of speculation and "CC" the highest degree of speculation.

                  "D" - This designation indicates that the long-term debt is in default.

                  PLUS (+) OR MINUS (-) - The ratings from "AAA" through "CC" may include a plus or minus sign designation which indicates where within the respective category the issue is placed.


COMMERCIAL PAPER RATINGS
------------------------

                  A Standard & Poor's ("S&P") commercial paper rating is a current opinion of the creditworthiness of an obligor with respect to financial obligations having an original maturity of no more than 365 days. The following summarizes the rating categories used by Standard and Poor's for commercial paper:

                  "A-1" - Obligations are rated in the highest category indicating that the obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

                  "A-2" - Obligations are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

                  "A-3" - Obligations exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

                  "B" - Obligations are regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

                  "C" - Obligations are currently vulnerable to nonpayment and are dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

                  "D" - Obligations are in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.


                  Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually senior debt obligations not having an original maturity in excess of one year, unless explicitly noted. The following summarizes the rating categories used by Moody's for commercial paper:

                  "Prime-1" - Issuers (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well-established access to a range of financial markets and assured sources of alternate liquidity.

                  "Prime-2" - Issuers (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

                  "Prime-3" - Issuers (or supporting institutions) have an acceptable ability for repayment of senior short-term debt obligations. The effects of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

                  "Not Prime" - Issuers do not fall within any of the Prime rating categories.


                  The three rating categories of Duff & Phelps for investment grade commercial paper and short-term debt are "D-1," "D-2" and "D-3." Duff & Phelps employs three designations, "D-1+," "D-1" and "D-1-," within the highest rating category. The following summarizes the rating categories used by Duff & Phelps for commercial paper:

                  "D-1+" - Debt possesses the highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk-free U.S. Treasury short-term obligations.

                  "D-1" - Debt possesses very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

                  "D-1-" - Debt possesses high certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

                  "D-2" - Debt possesses good certainty of timely payment. Liquidity factors and company fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small.

                  "D-3" - Debt possesses satisfactory liquidity and other protection factors qualify issues as investment grade. Risk factors are larger and subject to more variation. Nevertheless, timely payment is expected.

                  "D-4" - Debt possesses speculative investment characteristics. Liquidity is not sufficient to ensure against disruption in debt service. Operating factors and market access may be subject to a high degree of variation.

                  "D-5" - Issuer has failed to meet scheduled principal and/or interest payments.


                  Fitch IBCA short-term ratings apply to debt obligations that have time horizons of less than 12 months for most obligations, or up to three years for U.S. public finance securities. The following summarizes the rating categories used by Fitch IBCA for short-term obligations:

                  "F1" - Securities possess the highest credit quality. This designation indicates the best capacity for timely payment of financial commitments and may have an added "+" to denote any exceptionally strong credit feature.

                  "F2" - Securities possess good credit quality. This designation indicates a satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

                  "F3" - Securities possess fair credit quality. This designation indicates that the capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

                  "B" - Securities possess speculative credit quality. This designation indicates minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

                  "C" - Securities possess high default risk. This designation indicates that default is a real possibility and that the capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

                  "D" - Securities are in actual or imminent payment default.


                  Thomson Financial BankWatch short-term ratings assess the likelihood of an untimely payment of principal and interest of debt instruments with original maturities of one year or less. The following summarizes the ratings used by Thomson Financial BankWatch:

                  "TBW-1" - This designation represents Thomson Financial BankWatch's highest category and indicates a very high likelihood that principal and interest will be paid on a timely basis.

                  "TBW-2" - This designation represents Thomson Financial BankWatch's second-highest category and indicates that while the degree of safety regarding timely repayment of principal and interest is strong, the relative degree of safety is not as high as for issues rated "TBW-1."

                  "TBW-3" - This designation represents Thomson Financial BankWatch's lowest investment-grade category and indicates that while the obligation is more susceptible to adverse developments (both internal and external) than those with higher ratings, the capacity to service principal and interest in a timely fashion is considered adequate.

                  "TBW-4" - This designation represents Thomson Financial BankWatch's lowest rating category and indicates that the obligation is regarded as non-investment grade and therefore speculative.

MUNICIPAL NOTE RATINGS
----------------------

                  A Standard and Poor's rating reflects the liquidity concerns and market access risks unique to notes due in three years or less. The following summarizes the ratings used by Standard & Poor's for municipal notes:

                  "SP-1" - The issuers of these municipal notes exhibit a strong capacity to pay principal and interest. Those issues determined to possess very strong characteristics are given a plus (+) designation.

                  "SP-2" - The issuers of these municipal notes exhibit satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

                  "SP-3" - The issuers of these municipal notes exhibit speculative capacity to pay principal and interest.


                  Moody's ratings for state and municipal notes and other short-term loans are designated Moody's Investment Grade ("MIG") and variable rate demand obligations are designated Variable Moody's Investment Grade ("VMIG"). Such ratings recognize the differences between short-term credit risk and long-term risk. The following summarizes the ratings by Moody's Investors Service, Inc. for short-term notes:

                  "MIG-1"/"VMIG-1" - This designation denotes best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

                  "MIG-2"/"VMIG-2" - This designation denotes high quality. Margins of protection ample although not so large as in the preceding group.

                  "MIG-3"/"VMIG-3" - This designation denotes favorable quality, with all security elements accounted for but lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

                  "MIG-4"/"VMIG-4" - This designation denotes adequate quality. Protection commonly regarded as required of an investment security is present and although not distinctly or predominantly speculative, there is specific risk.

                  "SG" - This designation denotes speculative quality. Debt instruments in this category lack of margins of protection.

                  Fitch IBCA and Duff & Phelps use the short-term ratings described under Commercial Paper Ratings for municipal notes.

TAX-EXEMPT COMMERCIAL PAPER RATINGS
-----------------------------------

                  A Standard & Poor's commercial paper rating is a current opinion of the creditworthiness of an obligor with respect to financial obligations having an original maturity of no more than 365 days. The following summarizes the rating categories used by Standard and Poor's for commercial paper:

                  "A-1" - Obligations are rated in the highest category indicating that the obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

                  "A-2" - Obligations are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

                  "A-3" - Obligations exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

                  "B" - Obligations are regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

                  "C" - Obligations are currently vulnerable to nonpayment and are dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

                  "D" - Obligations are in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.


                  Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually senior debt obligations not having an original maturity in excess of one year, unless explicitly noted. The following summarizes the rating categories used by Moody's for commercial paper:

                  "Prime-1" - Issuers (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well-established access to a range of financial markets and assured sources of alternate liquidity.

                  "Prime-2" - Issuers (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

                  "Prime-3" - Issuers (or supporting institutions) have an acceptable ability for repayment of senior short-term debt obligations. The effects of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

                  "Not Prime" - Issuers do not fall within any of the Prime rating categories.

                  The three rating categories of Duff & Phelps for investment grade commercial paper and short-term debt are "D-1," "D-2" and "D-3." Duff & Phelps employs three designations, "D-1+," "D-1" and "D-1-," within the highest rating category. The following summarizes the rating categories used by Duff & Phelps for commercial paper:

                  "D-1+" - Debt possesses highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk-free U.S. Treasury short-term obligations.

                  "D-1" - Debt possesses very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

                  "D-1-" - Debt possesses high certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

                  "D-2" - Debt possesses good certainty of timely payment. Liquidity factors and company fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small.

                  "D-3" - Debt possesses satisfactory liquidity and other protection factors qualify issues as investment grade. Risk factors are larger and subject to more variation. Nevertheless, timely payment is expected.

                  "D-4" - Debt possesses speculative investment characteristics. Liquidity is not sufficient to ensure against disruption in debt service. Operating factors and market access may be subject to a high degree of variation.

                  "D-5" - Issuer has failed to meet scheduled principal and/or interest payments.

                  Fitch IBCA short-term ratings apply to debt obligations that have time horizons of less than 12 months for most obligations, or up to three years for U.S. public finance securities. The following summarizes the rating categories used by Fitch IBCA for short-term obligations:

                  "F1" - Securities possess the highest credit quality. This designation indicates the best capacity for timely payment of financial commitments and may have an added "+" to denote any exceptionally strong credit feature.

                  "F2" - Securities possess good credit quality. This designation indicates a satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

                  "F3" - Securities possess fair credit quality. This designation indicates that the capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

                  "B" - Securities possess speculative credit quality. This designation indicates minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

                  "C" - Securities possess high default risk. This designation indicates that default is a real possibility and that the capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

                  "D" - Securities are in actual or imminent payment default.


                  Thomson Financial BankWatch short-term ratings assess the likelihood of an untimely payment of principal and interest of debt instruments with original maturities of one year or less. The following summarizes the ratings used by Thomson BankWatch:

                  "TBW-1" - This designation represents Thomson Financial BankWatch's highest category and indicates a very high likelihood that principal and interest will be paid on a timely basis.

                  "TBW-2" - This designation represents Thomson Financial BankWatch's second-highest category and indicates that while the degree of safety regarding timely repayment of principal and interest is strong, the relative degree of safety is not as high as for issues rated "TBW-1."

                  "TBW-3" - This designation represents Thomson Financial BankWatch's lowest investment-grade category and indicates that while the obligation is more susceptible to adverse developments (both internal and external) than those with higher ratings, the capacity to service principal and interest in a timely fashion is considered adequate.

                  "TBW-4" - This designation represents Thomson Financial BankWatch's lowest rating category and indicates that the obligation is regarded as non-investment grade and therefore speculative.

MUNICIPAL NOTE RATINGS
----------------------

                  A Standard and Poor's rating reflects the liquidity factors and market access risks unique to notes due in three years or less. The following summarizes the ratings used by Standard & Poor's for municipal notes:

                  "SP-1" - The issuers of these municipal notes exhibit a strong capacity to pay principal and interest. Those issues determined to possess very strong characteristics are given a plus (+) designation.

                  "SP-2" - The issuers of these municipal notes exhibit satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

                  "SP-3" - The issuers of these municipal notes exhibit speculative capacity to pay principal and interest.

                  Moody's ratings for state and municipal notes and other short-term loans are designated Moody's Investment Grade ("MIG") and variable rate demand obligations are designated Variable Moody's Investment Grade ("VMIG"). Such ratings recognize the differences between short-term credit risk and long-term risk. The following summarizes the ratings by Moody's Investors Service, Inc. for short-term notes:

                  "MIG-1"/"VMIG-1" - This designation denotes best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

                  "MIG-2"/"VMIG-2" - This designation denotes high quality. Margins of protection ample although not so large as in the preceding group.

                  "MIG-3"/"VMIG-3" - This designation denotes favorable quality, with all security elements accounted for but lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

                  "MIG-4"/"VMIG-4" - This designation denotes adequate quality. Protection commonly regarded as required of an investment security is present and although not distinctly or predominantly speculative, there is specific risk.

                  "SG" - This designation denotes speculative quality. Debt instruments in this category lack of margins of protection.

                  Fitch IBCA and Duff & Phelps use the short-term ratings described under Commercial Paper Ratings for municipal notes.

                                   APPENDIX B
                                   ----------

                  As stated in the Prospectus, the Small Cap Value, Equity Growth, Equity Income, Small Cap Growth, International Equity, Equity Index, Tax Managed Equity and Balanced Allocation Funds (the "Funds") may enter into certain futures transactions and options for hedging purposes. Such transactions are described in this Appendix.

INTEREST RATE FUTURES CONTRACTS

                  USE OF INTEREST RATE FUTURES CONTRACTS. Bond prices are established in both the cash market and the futures market. In the cash market, bonds are purchased and sold with payment for the full purchase price of the bond being made in cash, generally within five business days after the trade. In the futures market, only a contract is made to purchase or sell a bond in the future for a set price on a certain date. Historically, the prices for bonds established in the futures markets have tended to move generally in the aggregate in concert with the cash market prices and have maintained fairly predictable relationships. Accordingly, the Fund may use interest rate futures contracts as a defense, or hedge, against anticipated interest rate changes and not for speculation. As described below, this would include the use of futures contract sales to protect against expected increases in interest rates and futures contract purchases to offset the impact of interest rate declines.

                  The Fund presently could accomplish a similar result to that which it hopes to achieve through the use of futures contracts by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase, or conversely, selling short-term bonds and investing in long-term bonds when interest rates are expected to decline. However, because of the liquidity that is often available in the futures market, the protection is more likely to be achieved, perhaps at a lower cost and without changing the rate of interest being earned by the Fund, through using futures contracts.

                  DESCRIPTION OF INTEREST RATE FUTURES CONTRACTS. An interest rate futures contract sale would create an obligation by the Fund, as seller, to deliver the specific type of financial instrument called for in the contract at a specific future time for a specified price. A futures contract purchase would create an obligation by the Fund, as purchaser, to take delivery of the specific type of financial instrument at a specific future time at a specific price. The specific securities delivered or taken, respectively, at settlement date, would not be determined until at or near that date. The determination would be in accordance with the rules of the exchange on which the futures contract sale or purchase was made.

                  Although interest rate futures contracts by their terms call for actual delivery or acceptance of securities, in most cases the contracts are closed out before the settlement date without the making or taking of delivery of securities. Closing out a futures contract sale is effected by the Fund's entering into a futures contract purchase for the same aggregate amount of the specific type of financial instrument and the same delivery date. If the price of the sale exceeds the price of the offsetting purchase, the Fund is immediately paid the difference and thus realizes a gain. If the offsetting purchase price exceeds the sale price, the Fund pays the difference and realizes a loss.
                                      B-1

Similarly, the closing out of a futures contract purchase is effected by the Fund entering into a futures contract sale. If the offsetting sale price exceeds the purchase price, the Fund realizes a gain, and if the purchase price exceeds the offsetting sale price, the Fund realizes a loss.

                  Interest rate futures contracts are traded in an auction environment on the floors of several exchanges -- principally, the Chicago Board of Trade, the Chicago Mercantile Exchange and the New York Futures Exchange. The Fund would deal only in standardized contracts on recognized exchanges. Each exchange guarantees performance under contract provisions through a clearing corporation, a nonprofit organization managed by the exchange membership.

                  A public market now exists in futures contracts covering various financial instruments including long-term United States Treasury Bonds and Notes; Government National Mortgage Association (GNMA) modified pass-through mortgage backed securities; three-month United States Treasury Bills; and ninety-day commercial paper. The Fund may trade in any interest rate futures contracts for which there exists a public market, including, without limitation, the foregoing instruments.

                  EXAMPLE OF FUTURES CONTRACT SALE. The Fund may engage in an interest rate futures contract sale to maintain the income advantage from continued holding of a long-term bond while endeavoring to avoid part or all of the loss in market value that would otherwise accompany a decline in long-term securities prices. Assume that the market value of a certain security held by the Fund tends to move in concert with the futures market prices of long-term United States Treasury bonds ("Treasury bonds"). The adviser wants to fix the current market value of this fund security until some point in the future. Assume the fund security has a market value of 100, and the adviser believes that because of an anticipated rise in interest rates, the value will decline to
95. The Fund might enter into futures contract sales of Treasury bonds for a equivalent of 98. If the market value of the fund security does indeed decline from 100 to 95, the equivalent futures market price for the Treasury bonds might also decline from 98 to 93.

                  In that case, the five point loss in the market value of the fund security would be offset by the five point gain realized by closing out the futures contract sale. Of course, the futures market price of Treasury bonds might well decline to more than 93 or to less than 93 because of the imperfect correlation between cash and futures prices mentioned below.

                  The adviser could be wrong in its forecast of interest rates and the equivalent futures market price could rise above 98. In this case, the market value of the fund securities, including the fund security being protected, would increase. The benefit of this increase would be reduced by the loss realized on closing out the futures contract sale.

                  If interest rate levels did not change, the Fund in the above example might incur a loss (which might be reduced by a offsetting transaction prior to the settlement date). In each transaction, transaction expenses would also be incurred.

                  EXAMPLE OF FUTURES CONTRACT PURCHASE. The Fund may engage in an interest rate futures contract purchase when it is not fully invested in long-term bonds but wishes to defer for a time the purchase of long-term bonds in light of the availability of advantageous interim investments, e.g., shorter term securities whose yields are greater than those available on long-term bonds. The Fund's basic motivation would be to maintain for a time the income advantage from investing in the short-term securities; the Fund would be endeavoring at the same time to eliminate the effect of all or part of a expected increase in market price of the long-term bonds that the Fund may purchase.

                  For example, assume that the market price of a long-term bond that the Fund may purchase, currently yielding 10%, tends to move in concert with futures market prices of Treasury bonds. The adviser wishes to fix the current market price (and thus 10% yield) of the long-term bond until the time (four months away in this example) when it may purchase the bond. Assume the long-term bond has a market price of 100, and the adviser believes that, because of an anticipated fall in interest rates, the price will have risen to 105 (and the yield will have dropped to about 9 1/2%) in four months. The Fund might enter into futures contracts purchases of Treasury bonds for an equivalent price of 98. At the same time, the Fund would assign a pool of investments in short-term securities that are either maturing in four months or earmarked for sale in four months, for purchase of the long-term bond at an assumed market price of 100. Assume these short-term securities are yielding 15%. If the market price of the long-term bond does indeed rise from 100 to 105, the equivalent futures market price for Treasury bonds might also rise from 98 to 103. In that case, the 5 point increase in the price that the Fund pays for the long-term bond would be offset by the 5 point gain realized by closing out the futures contract purchase.

                  The adviser could be wrong in its forecast of interest rates; long-term interest rates might rise to above 10%; and the equivalent futures market price could fall below 98. If short-term rates at the same time fall to 10% or below, it is possible that the Fund would continue with its purchase program for long-term bonds. The market price of available long-term bonds would have decreased. The benefit of this price decrease, and thus yield increase, will be reduced by the loss realized on closing out the futures contract purchase.

                  If, however, short-term rates remained above available long-term rates, it is possible that the Fund would discontinue its purchase program for long-term bonds. The yield on short-term securities in the Fund, including those originally in the pool assigned to the particular long-term bond, would remain higher than yields on long-term bonds. The benefit of this continued incremental income will be reduced by the loss realized on closing out the futures contract purchase. In each transaction, expenses would also be incurred.

INDEX FUTURES CONTRACTS
-----------------------

                  GENERAL. A bond or stock index assigns relative values to the bonds or stocks included in the index which fluctuates with changes in the market values of the bonds or stocks included. Some stock index futures contracts are based on broad market indexes, such as the Standard & Poor's Ratings Group 500 or the New York Stock Exchange Composite Index. In contrast, certain exchanges offer futures contracts on narrower market indexes or indexes based on an industry or market segment, such as oil and gas stocks.

                  Futures contracts are traded on organized exchanges regulated by the Commodity Futures Trading Commission. Transactions on such exchanges are cleared through a clearing corporation, which guarantees the performance of the parties to each contract.

                  The Fund may sell index futures contracts in order to offset a decrease in market value of its fund securities that might otherwise result from a market decline. The Fund may do so either to hedge the value of its fund as a whole, or to protect against declines, occurring prior to sales of securities, in the value of the securities to be sold. Conversely, the Fund may purchase index futures contracts in anticipation of purchases of securities. A long futures position may be terminated without a corresponding purchase of securities.

                  In addition, the Fund may utilize index futures contracts in anticipation of changes in the composition of its fund holdings. For example, in the event that the Fund expects to narrow the range of industry groups represented in its holdings it may, prior to making purchases of the actual securities, establish a long futures position based on a more restricted index, such as an index comprised of securities of a particular industry group. The Fund may also sell futures contracts in connection with this strategy, in order to protect against the possibility that the value of the securities to be sold as part of the restructuring of the fund will decline prior to the time of sale.

MARGIN PAYMENTS

                  Unlike purchase or sales of fund securities, no price is paid or received by the Fund upon the purchase or sale of a futures contract. Initially, the Fund will be required to deposit with the broker or in a segregated account with the Custodian or a subcustodian an amount of cash or cash equivalents, known as initial margin, based on the value of the contract. The nature of initial margin in futures transactions is different from that of margin in security transactions in that futures contract margin does not involve the borrowing of funds by the customer to finance the transactions. Rather, the initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to the Fund upon termination of the futures contract assuming all contractual obligations have been satisfied. Subsequent payments, called variation margin, to and from the broker, will be made on a daily basis as the price of the underlying instruments fluctuates making the long and short positions in the futures contract more or less valuable, a process known as marking-to-the-market. For example, when the Fund has purchased a futures contract and the price of the contract has risen in response to a rise in the underlying instruments, that position will have increased in value and the Fund will be entitled to receive from the broker a variation margin payment equal to that increase in value. Conversely, where the Fund has purchased a futures contract and the price of the future contract has declined in response to a decrease in the underlying instruments, the position would be less valuable and the Fund would be required to make a variation margin payment to the broker. At any time prior to expiration of the futures contract, the adviser may elect to close the position by taking an opposite position, subject to the availability of a secondary market, which will operate to terminate the Fund's position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid by or released to the Fund, and the Fund realizes a loss or gain.

RISKS OF TRANSACTIONS IN FUTURES CONTRACTS

                  There are several risks in connection with the use of futures by the Fund as hedging devices. One risk arises because of the imperfect correlation between movements in the price of the futures and movements in the price of the instruments which are the subject of the hedge. The price of the future may move more than or less than the price of the instruments being hedged. If the price of the futures moves less than the price of the instruments which are the subject of the hedge, the hedge will not be fully effective but, if the price of the instruments being hedged has moved in an unfavorable direction, the Fund would be in a better position than if it had not hedged at all. If the price of the instruments being hedged has moved in a favorable direction, this advantage will be partially offset by the loss on the futures. If the price of the futures moves more than the price of the hedged instruments, the Fund will experience either a loss or gain on the futures which will not be completely offset by movements in the price of the instruments which are the subject of the hedge. To compensate for the imperfect correlation of movements in the price of instruments being hedged and movements in the price of futures contracts, the Fund may buy or sell futures contracts in a greater dollar amount than the dollar amount of instruments being hedged if the volatility over a particular time period of the prices of such instruments has been greater than the volatility over such time period of the futures, or if otherwise deemed to be appropriate by the advisers. Conversely, the Fund may buy or sell fewer futures contracts if the volatility over a particular time period of the prices of the instruments being hedged is less than the volatility over such time period of the futures contract being used, or if otherwise deemed to be appropriate by the adviser.

                  Where futures are purchased to hedge against a possible increase in the price of securities before the Fund is able to invest its cash (or cash equivalents) in an orderly fashion, it is possible that the market may decline instead; if the Fund then concludes not to invest its cash at that time because of concern as to possible further market decline or for other reasons, the Fund will realize a loss on the futures contract that is not offset by a reduction in the price of the instruments that were to be purchased.

                  In addition to the possibility that there may be an imperfect correlation, or no correlation at all, between movements in the futures and the instruments being hedged, the price of futures may not correlate perfectly with movement in the cash market due to certain market distortions. Rather than meeting additional margin deposit requirements, investors may close futures contracts through off-setting transactions which could distort the normal relationship between the cash and futures markets. Second, with respect to financial futures contracts, the liquidity of the futures market depends on participants entering into off-setting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced thus producing distortions. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may also cause temporary price distortions. Due to the possibility of price distortion in the futures market, and because of the imperfect correlation between the movements in the cash market and movements in the price of futures, a correct forecast of general market trends or interest rate movements by the advisers may still not result in a successful hedging transaction over a short time frame.

                  Positions in futures may be closed out only on an exchange or board of trade which provides a secondary market for such futures. Although the Fund intends to purchase or sell futures only on exchanges or boards of trade where there appear to be active secondary markets, there is no assurance that a liquid secondary market on any exchange or board of trade will exist for any particular contract or at any particular time. In such event, it may not be possible to close a futures investment position, and in the event of adverse price movements, the Fund would continue to be required to make daily cash payments of variation margin. However, in the event futures contracts have been used to hedge fund securities, such securities will not be sold until the futures contract can be terminated. In such circumstances, an increase in the price of the securities, if any, may partially or completely offset losses on the futures contract. However, as described above, there is no guarantee that the price of the securities will in fact correlate with the price movements in the futures contract and thus provide an offset on a futures contract.

                  Further, it should be noted that the liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by commodity exchanges which limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions. The trading of futures contracts is also subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of a brokerage firm or clearing house or other disruptions of normal activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

                  Successful use of futures by the Fund is also subject to the adviser's ability to predict correctly movements in the direction of the market. For example, if the Fund has hedged against the possibility of a decline in the market adversely affecting securities held by it and securities prices increase instead, the Fund will lose part or all of the benefit to the increased value of its securities which it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if the Fund has insufficient cash, it may have to sell securities to meet daily variation margin requirements. Such sales of securities may be, but will not necessarily be, at increased prices which reflect the rising market. The Fund may have to sell securities at a time when it may be disadvantageous to do so.

OPTIONS ON FUTURES CONTRACTS

                  The Fund may purchase and write options on the futures contracts described above. A futures option gives the holder, in return for the premium paid, the right to buy (call) from or sell (put) to the writer of the option a futures contract at a specified price at any time during the period of the option. Upon exercise, the writer of the option is obligated to pay the difference between the cash value of the futures contract and the exercise price. Like the buyer or seller of a futures contract, the holder, or writer, of an option has the right to terminate its position prior to the scheduled expiration of the option by selling, or purchasing an option of the same series, at which time the person entering into the closing transaction will realize a gain or loss. The Fund will be required to deposit initial margin and variation margin with respect to put and call options on futures contracts written by it pursuant to brokers' requirements similar to those described above. Net option premiums received will be included as initial margin deposits.

                  Investments in futures options involve some of the same considerations that are involved in connection with investments in futures contracts (for example, the existence of a liquid secondary market). In addition, the purchase or sale of an option also entails the risk that changes in the value of the underlying futures contract will not correspond to changes in the value of the option purchased. Depending on the pricing of the option compared to either the futures contract upon which it is based, or upon the price of the securities being hedged, an option may or may not be less risky than ownership of the futures contract or such securities. In general, the market prices of options can be expected to be more volatile than the market prices on the underlying futures contract. Compared to the purchase or sale of futures contracts, however, the purchase of call or put options on futures contracts may frequently involve less potential risk to the Fund because the maximum amount at risk is the premium paid for the options (plus transaction costs). The writing of an option on a futures contract involves risks similar to those risks relating to the sale of futures contracts.

OTHER MATTERS

                  Accounting for futures contracts will be in accordance with generally accepted accounting principles.